As filed with the Securities and Exchange Commission on May 8, 2006
Registration Nos. 333-132560
333-132560-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORD CREDIT FLOORPLAN CORPORATION

FORD CREDIT FLOORPLAN LLC
(Depositors for the Trusts described herein)
(Exact names of Co-Registrants as specified in their respective charters)

Delaware	38-2973806	Delaware	38-3372243
(State of Incorporation)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(I.R.S. Employer Identification No.)
One American Road		One American Road
Dearborn, Michigan		Dearborn, Michigan
(313) 594-3495	48126	(313) 594-3495	48126

(Address of Principal Executive Office of Co-Registrant)	Zip Code	(Address of Principal Executive Office of Co-Registrant)	Zip Code

SUSAN J. THOMAS
Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126
(313) 594-9876
(Name and Address of Agent for Service)

Copy to:
CHRISTOPHER J. DIANGELO
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Aggregate	Aggregate	Amount of
to be Registered	Registered	Price Per Unit(1)	Offering Price(1)	Registration Fee(2)
Asset Backed Securities	$1,000,000	100%	$1,000,000	$107.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE
This registration statement contains (i) a base prospectus relating to the offering of asset-backed notes by various Ford Credit Master Owner Trusts created from time to time by Ford Credit Floorplan Corporation and/or Ford Credit Floorplan LLC and (ii) a representative form of a prospectus supplement relating to the offering of asset-backed notes by a particular trust. The form of prospectus supplement relates only to the notes described in the form of prospectus supplement and is an example of a prospectus supplement that maybe be used by Ford Credit Floorplan Corporation and/or Ford Credit Floorplan LLC to offer asset-backed notes under this registration statement. The features applicable to any actual offering of asset-backed notes may include any features specified in the prospectus.

2

This prospectus supplement and the prospectus relate to an effective registration statement and are not complete and may be changed. This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

[Form of Prospectus Supplement]
SUBJECT TO COMPLETION, DATED __________
Prospectus Supplement to Prospectus Dated __________, 2006
$____________
Series __ [Fixed][Floating] Rate Asset Backed Notes
Ford Credit Floorplan Master Owner Trust A
Issuing entity or Trust

Ford Credit Floorplan Corporation
Ford Credit Floorplan LLC	Ford Motor Credit Company
Depositors	Sponsor and Servicer
Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-[___] of this prospectus supplement and on page [___] of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, either depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

	Principal		Expected Final	Final
The trust will issue:	Amount	Interest Rate	Payment Date	Maturity Date
Class A notes	$—	[one-month LIBOR+]__%
Class B notes	$—	[one-month LIBOR+]__%
•	The primary assets of the trust are a revolving pool of receivables arising in connection with the purchase and financing by motor vehicle dealers of their new and used car and light truck inventory. A portion of the receivables will be held by the trust directly and the remainder will be held indirectly through a participation interest in other floorplan assets.
•	The trust expects to issue the notes on ___in book-entry form only.
•	The trust will pay interest on the notes on the 15th day of each month (or, if not a business day, the next business day). The first distribution date will be ___.
•	The trust expects to pay the outstanding principal of each class of notes on the expected final payment date set forth above. No principal will be paid on any class of notes prior to its expected final payment date, unless an amortization event occurs.
•	The series enhancement for the notes will be excess spread, [an interest rate swap with ___], amounts on deposit in an accumulation period reserve account, the subordination of a portion of the transferor interest in the trust[, amounts on deposit in a reserve fund] and, for the Class A notes only, the subordination of the Class B notes.

			Underwriting	Proceeds to the
The pricing terms of the notes are:	Price to Public(1)		Discount	Depositors(1), (2)
Class A notes		—%	—%	—%
Class B notes		—%	—%	—%

Total	$		$	$

(1)	[Plus accrued interest from ___]

(2)	Before deducting expenses estimated to be $___
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
[NAMES OF UNDERWRITERS]

The date of this prospectus supplement is __________

 i

READING THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS
     This prospectus supplement and the prospectus provide information about Ford Credit Floorplan Master Owner Trust A and the terms of the Series ___notes to be issued by the trust. You should rely only on information provided or referenced in this prospectus supplement and the prospectus. Ford Credit has not authorized anyone to provide you with different information.
     This prospectus supplement begins with the following brief introductory sections:
•	Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the series enhancement available to the notes,

•	Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•	Summary — describes the main terms of the notes, the assets of the trust, the cash flows in this securitization transaction and the series enhancement available to the notes, and

•	Risk Factors — describes the most significant risks of investing in the notes.
     The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of this securitization transaction. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus. The Table of Contents on the preceding page contains references to key topics.
     An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.
FORWARD-LOOKING STATEMENTS
     Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositors consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. Neither Ford Credit nor either depositor has any obligation to update or otherwise revise any forward-looking statements, including statements regarding changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM
     The following chart provides a simplified overview of the structure of this securitization transaction, the relations between the parties and the series enhancement available for the Series ___notes, you should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

Ford Motor Credit Company (sponsor)
Receivables
Receivables
Ford Credit Floorplan LLC (depositor)
Ford Credit Floorplan Corporation (depositor)
Receivables
Receivables
Receivables
Ford Credit Floorplan Master Owner Trust A (issuing entity or trust)
Participation Interest
Ford Credit Floorplan Master Owner Trust B (MOTB)
Previous Series
Future Series
Series __-__
Excess Spread
[Interest Rate Swap(1)]
Accumulation Period Reserve Account(2) $__________
Available Subordinated Amount(3)
Transferor Interest
[Reserve Fund(4) $_______]
Class A Notes(5) $__________
Class B Notes $__________

(1)	[Under the interest rate swap agreement , on a net basis, the trust will pay an amount equal to one -twelfth of the product of the outstanding principal balance of the Series ___notes for the related interest period times the lower of (1) the prime rate minus ___% or (2) one-month LIBOR and receive the interest to be paid on the Series ___notes for that distribution date and receive the interest payable on the notes from the swap counterparty.]

(2)	The accumulation period reserve account will be funded prior to the start of the controlled amortization period in an amount equal to $[___], or [___]% of the initial principal balance of the notes .

(3)	The transferor interest will be held initially by the depositors and represents the interest in the trust assets not allocated to any series of notes . A portion of the transferor interest equal to the available subordinated amount is subordinated to the notes .

(4)	[The depositors will deposit $___into the reserve fund on the closing date . The amount that is required to be maintained in the reserve fund is [___]% of the adjusted invested amount of the Series ___notes, unless an amortization event occurs in which case the reserve fund required amount will increase .]

(5)	The Class A notes will benefit from the subordination of the Class B notes.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM
     The following chart shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction. Forms of the documents identified in this chart are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY
This summary describes the main terms of the notes, the assets of the trust, the cash flows in this securitization transaction and the series enhancement available to the notes. It does not contain all of the information that you should consider in making your investment decision. To understand fully the terms of the notes, you should read this prospectus supplement and the prospectus, especially “Risk Factors” beginning on page S-[___] of this prospectus supplement.
Transaction Overview
The trust is a master owner trust that owns a revolving pool of receivables that arise in connection with the purchase and financing by motor vehicle dealers of their new and used car and light truck inventory. A portion of the receivables are held by the trust directly and the remainder are held indirectly through a participation interest in other floorplan assets. The trust will issue the notes backed by this revolving pool of receivables to the depositors on the closing date. The depositors will sell the notes to the underwriters who will then sell them to you.
Transaction Parties
Sponsor, Servicer and Administrator
Ford Motor Credit Company, or “Ford Credit.”
Depositors
Ford Credit Floorplan Corporation, or “FCF Corp,” and Ford Credit Floorplan LLC, or “FCF LLC.”
Issuing Entity or Trust
Ford Credit Floorplan Master Owner Trust A.
Indenture Trustee
[JPMorgan Chase Bank, N.A.]
Owner Trustee
[The Bank of New York.]
Delaware Trustee
[The Bank of New York (Delaware).]
[Swap Counterparty
___.]
The Notes
The trust will issue the following classes of notes:

Principal
	Amount	Interest Rate
Class A notes	$—	[LIBOR plus] ___%
Class B notes	$—	[LIBOR plus] ___%
Form and Minimum Denomination
The notes will be issued in book-entry form. The notes will be available in minimum denominations of $1,000 and in multiples of $1,000.
Closing Date
The trust expects to issue the notes on ___, the “closing date.”
Distribution Dates
The trust will pay interest and principal, if any, on the notes on each “distribution date,” which will be the 15th day of each month (or, if not a business day, the next business day). The first distribution date will be ___.
Interest
The notes will accrue interest for each interest period on [a “30/360"][an “actual/360"] basis. Each “interest period” will begin on and include a distribution date (or, for the first period, the closing date) and end on but exclude the following distribution date.
For a more detailed description of interest payments on the notes, you should read “Description of the Notes — Interest Payments” in this prospectus supplement.
Principal
The trust expects to pay the principal of each class of notes in full on its expected final payment set forth below.

	Expected Final	Final
	Payment Date	Maturity Date
Class A notes

Class B notes

No principal will be paid on any class of notes prior to its expected final payment date, unless an amortization event occurs, and principal may be paid on a class of notes after its expected final payment date or in reduced amounts. You will not be entitled to any premium for early or late payment of principal.
For a more detailed description of principal payments on the notes, you should read “Description of the Notes — Principal Payments” in this prospectus supplement.
Credit Enhancement and Other Enhancement
Credit enhancement and other enhancement, together referred to as “series enhancement,” provide protection for the notes against losses on the receivables and potential shortfalls in the amount of cash available to the trust to make required payments. If the series enhancement is not sufficient to cover all amounts payable on the notes, the losses will be allocated first to the Class B notes and then to the Class A notes.
The series enhancement described below is available only for your series. You are not entitled to any series enhancement available to any other series that the trust has already issued or may issue in the future.
Excess Spread
Excess spread is the excess of interest collections on the receivables that are allocated to the notes over the fees and expenses of the trust that are allocated to the notes, including interest payments on the notes [and payments to the swap counterparty]. Any excess spread will be available on each distribution date to cover certain shortfalls for other series in excess interest sharing group one and any remaining excess spread will be distributed on each distribution date to the holders of the transferor interest.
Subordination of the Transferor Interest
A portion of the transferor interest in the trust is subordinated to the Series ___notes. The amount subordinated is known as the “available subordinated amount” and will initially equal $___plus the incremental subordinated amount for the first determination date, but is subject to reductions and increases from time to time.
[Reserve Fund
A reserve fund will be established to assist in the payment of interest and principal on the Series ___notes. The depositors will deposit $___into the reserve fund on the closing date. The amount required to be on deposit in the reserve fund will equal [___]% of the adjusted invested amount of the Series ___notes. If an amortization event occurs, the reserve fund required amount will increase.]
Subordination of Class B Notes
The Class B notes are subordinated to the Class A notes in the payment of interest and principal to the extent described in this prospectus supplement.
Accumulation Period Reserve Account
An accumulation period reserve account will be established to assist with the payment of interest on the Series ___notes during the controlled accumulation period. The accumulation period reserve account will be funded prior to the start of the controlled accumulation period from available investor interest collections and other amounts, after certain required distributions and deposits. The amount required to be on deposit in the accumulation period reserve account will equal $___, or ___% of the initial principal balance of the Series ___notes.
[Interest Rate Swap Agreement
The trust will enter into an interest rate swap with ___, as swap counterparty, for the benefit of the Series ___notes. Under the interest rate swap, on each distribution date:
•	the swap counterparty will pay to the trust the interest to be paid on the Series ___notes for that distribution date, and

•	the trust will pay to the swap counterparty an amount equal to one-twelfth of the product of the outstanding principal balance of the Series ___notes for the related interest period times the lower of (1) the prime rate minus ___% or (2) one-month LIBOR.

The amounts payable by the swap counterparty and the trust will be netted on each distribution date. Any net swap payment that the swap counterparty owes the trust will be included in available investor interest collections and applied on that date to make required distributions for the Series ___notes. Any net swap payment that the trust owes the swap counterparty will be paid to the swap counterparty out of available investor interest collections, after the payment of interest due on the Series ___notes.]
For a more detailed description of each of the forms of series enhancement described above, you should read “Description of the Notes — Credit Enhancement and Other Enhancement” in this prospectus supplement.
Other Interests in the Trust
Other Series
The trust has issued other series of notes which are also secured by the assets of the trust. Annex A to this prospectus supplement summarizes certain characteristics of each outstanding series of notes.
The trust may issue additional series of notes secured by the trust assets in the future. The trust may issue an additional series without your consent so long as the conditions described under "Description of the Notes — New Issuances” in the prospectus are satisfied.
Transferor Interest
The interest in the trust assets not securing your series or any other series is the “transferor interest.” The depositors will initially own the transferor interest. They may, however, subsequently sell all or a portion of the transferor interest to another party through the issuance of a supplemental interest. A portion of the transferor interest equal to the available subordinated amount is subordinated to the Series ___notes. In addition, other portions of the transferor interest may be subordinated to other series of notes issued by the trust.
Trust Assets
Statistical Calculation Date
Statistical information in this prospectus supplement about the trust assets is provided as of ___, the “statistical calculation date.”
Receivables
The primary assets of the trust are a revolving pool of receivables arising in connection with the purchase and financing by motor vehicle dealers of their new and used car and light truck inventory. The receivables arise in designated accounts and are comprised of principal receivables and interest receivables. Accounts may be designated for the trust either directly or indirectly through participation interests held by the trust, as described below under “— Other Floorplan Assets.” Unless otherwise indicated, references to receivables and accounts in this prospectus supplement include the receivables and accounts held by the trust both directly and indirectly through any participation interests.
As of the statistical calculation date, the aggregate principal balance of the receivables was approximately $___. The number of designated accounts giving rise to these receivables was ___.
For more detailed information about the accounts and related receivables in the trust portfolio, you should read “The Trust Portfolio” in this prospectus supplement.
Other Floorplan Assets
The trust assets include the following other floorplan assets:
•	a participation interest in pooled participation receivables, and

•	third-party financed in-transit receivables.
The depositors may transfer additional participation interests or other floorplan assets to the trust without your consent so long as each rating agency has confirmed that adding these interests will not cause it to reduce or withdraw its ratings of the Series ___notes or any other notes issued by the trust.

For more detailed information about other floorplan assets, you should read “The Trust Portfolio — Other Floorplan Assets” in the prospectus.
Excess Funding Account
In certain circumstances, the trust assets will also include funds held in the excess funding account. If funds are on deposit in the excess funding account, a portion of such funds, called the “Series ___excess funding amount,” together with any other amounts on deposit in the excess funding account that are allocated to the Series ___notes, will be treated as available investor principal collections and will be available to make payments on the Series ___notes in the circumstances described under “Description of the Notes —Excess Funding Account” in this prospectus supplement.
Servicer
Ford Credit will be the servicer of the receivables.
The trust will pay the servicer a servicing fee each month, as described under “Description of the Notes— Servicing Compensation and Payment of Expenses” in this prospectus supplement.
Allocation of Collections
The servicer will collect payments on the receivables. The servicer will deposit these collections, up to specified amounts, into the collection account. The servicer will keep track of those collections that are interest collections and those collections that are principal collections. The servicer will also keep track of the “defaulted amount,” which is the amount of principal receivables that are written off as uncollectible.
Each month, the servicer will allocate interest collections and principal collections and the defaulted amount among:
•	your series,

•	other outstanding series of notes that the trust has issued, and

•	the transferor interest.
The amounts allocated to your series will be determined based generally on the size of your series’ invested amount compared with the “pool balance,” which is the total amount of the principal receivables held by the trust. The invested amount of the Series ___notes on the closing date will be $___. If the invested amount of your series declines, amounts allocated and available to make required distributions for your series will be reduced.
For a more detailed description of the allocation calculations and the events that may lead to these reductions, you should read “Description of the Notes — Investor Percentages” and “— Investor Default Amount and Reallocated Principal Collections” in this prospectus supplement.
Groups
Your series will be included in a group of series referred to as “excess interest sharing group one” and in a group of series referred to as “principal sharing group one.” As part of these groups, your series will be entitled in certain situations to share in excess interest collections and excess principal collections that are allocable to other series in the same group.
For a more detailed description of these groups, you should read “Description of the Notes — Groups” in this prospectus supplement.
Application of Collections
Interest Collections
On each distribution date, available investor interest collections will be applied in the following order of priority:
•	Class A Interest — to pay interest due on the Class A notes,

•	Class B Interest — to pay interest due on the Class B notes,

•	[Swap Payments — to pay any amounts due to the swap counterparty under the interest rate swap,]

•	Successor Servicing Fee — to pay the monthly servicing fee for your series if Ford Credit or one of its affiliates is no longer the servicer,

•	Investor Default Amount — to cover the investor default amount for your series,

•	[Reserve Fund — to fund the reserve fund up to the reserve fund required amount,]

•	Invested Amount Reimbursement due to Investor Charge-Offs — to reimburse reductions in the invested amount for your series resulting from investor charge-offs that have not been previously reimbursed,

•	Invested Amount Reimbursement due to Reallocated Principal — to reimburse reductions in the invested amount for your series due to reallocated principal collections,

•	Accumulation Period Reserve Account — beginning on the accumulation period reserve account funding date, to fund the accumulation period reserve account up to the accumulation period reserve account required amount,

•	Servicing Fee — to pay the monthly servicing fee for your series if Ford Credit or one of its affiliates is the servicer,

•	Available Subordinated Amount — to increase the available subordinated amount up to the required subordinated amount,

•	Excess Interest Sharing Group One — to cover any shortfalls for other series in excess interest sharing group one, and

•	Transferor Interest — to the holders of the transferor interest.
For a more detailed description of these applications, you should read “Description of the Notes — Application of Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.
Principal Collections
The order of priority for the application of available investor principal collections on each distribution date will depend on whether your series is in the revolving period, the controlled accumulation period or the early amortization period.
•	Revolving Period. The revolving period for your series begins on the closing date and ends on the day preceding the date on which the controlled accumulation period or the early amortization period begins. During the revolving period, no principal will be paid to you or accumulated in the principal funding account for your series. Instead, available investor principal collections will be treated as shared principal collections and made available to make required principal distributions and deposits for other series in principal sharing group one, and then paid to the holders of the transferor interest to the extent not required to be deposited into the excess funding account.

•	Controlled Accumulation Period. The controlled accumulation period for your series is scheduled to begin on the first day of the ___collection period, but may begin at a later date. During the controlled accumulation period, available investor principal collections will be deposited into the principal funding account up to the controlled deposit amount. Any remaining available investor principal collections will be treated as shared principal collections and made available to make required principal distributions and deposits for other series in principal sharing group one, and then paid to the holders of the transferor interest, to the extent not required to be deposited into the excess funding account. On the expected final payment date, the amounts on deposit in the principal funding account will be paid first to the Class A noteholders and then to the Class B noteholders.

•	Early Amortization Period. If an amortization event occurs, the early amortization period will begin. On each distribution date during the early amortization period, (i) available investor principal collections and (ii) available transferor collections (in an amount not to exceed the available subordinated amount) will be paid first to the Class A noteholders and then to the Class B noteholders.
For a more detailed description of these applications, you should read “Description of the Notes — Application of Collections — Payment of Principal” in this prospectus supplement.
Amortization Events
The occurrence of certain adverse events, called “amortization events,” will cause an early amortization period to begin. Amortization events are comprised of the trust amortization events, which are applicable to all series and are described under “Description of the Notes—Amortization Events” in the prospectus, and the following “series amortization events,” which are only applicable to the Series ___notes:
•	either depositor fails to make required distributions or deposits, violates other covenants and agreements or has made representations that are materially incorrect, and any such breach is not cured within a specified period,

•	the occurrence of a servicer default that has a significant adverse effect on the Series ___noteholders,

•	the Class A or Class B notes are not paid in full on their expected final payment date,

•	the average monthly principal payment rate for three consecutive collection periods is less than [___]%,

•	the available subordinated amount falls below the required subordinated amount for a period of five business days,

•	the amount on deposit in the excess funding account exceeds [___]% of the sum of the adjusted invested amounts of all outstanding series issued by the trust for three consecutive collection periods, and

•	the Series ___notes are accelerated following an event of default under the indenture.
For a more detailed description of amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus supplement and in the prospectus.
Events of Default
The Series ___notes are subject to specified events of default described under “Description of the Indenture—Events of Default; Rights upon Event of Default” in the prospectus which are applicable to all series. Among these events is the failure to pay interest on either class of notes for 35 days after it is due, the failure to pay principal on either class of notes on its final maturity date or the occurrence of a bankruptcy or similar event relating to the trust. There are no additional events of default which are only applicable to the Series ___notes.
Upon the occurrence of a bankruptcy or similar event relating to the trust, the notes will be accelerated automatically. Upon any other event of default, the notes may be accelerated by the indenture trustee or the holders of a majority of the outstanding principal balance of the Series ___notes.
For a more detailed description of the events of default, the application of funds and the rights of noteholders and the indenture trustee following an event of default, you should read “Description of the Indenture — Events of Default; Rights upon Event of Default” in the prospectus.
Optional Redemption or “Clean Up Call” Option
The depositor will have the option to redeem the Series ___notes by purchasing the portion of the trust assets allocated to the Series ___notes at any time after the remaining outstanding principal balance of the Series ___notes is [___]% or less of the initial principal balance of the Series ___ notes. This option is referred to as the “clean up call” option.
For a more detailed description of the clean up call, you should read “Description of the Notes — Optional Redemption or “Clean Up Call” Option” in this prospectus supplement.
Ratings
It is a condition to the issuance of the Series ___notes that each class receive at least the indicated rating from at least two of the three nationally recognized statistical rating organizations, or “rating agencies,” listed below:

	S&P	Moody’s	Fitch
Class A Notes
Class B Notes
Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No transaction party will be responsible for monitoring any changes to the ratings on the notes.
Tax Status
If you purchase a Series ___note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes. ___will deliver its opinion that, for U.S. federal income tax purposes:

•	the Series ___notes will be characterized as debt, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.
For additional information about the application of U.S. federal, state and local tax laws, you should read “Material Federal Income Tax Consequences” in this prospectus supplement and the prospectus and "State and Local Tax Consequences” in the prospectus.
ERISA Considerations
The Series ___notes generally will be eligible for purchase by employee benefit plans.
For additional information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement.
Contact Information for the Depositors
Ford Credit Floorplan Corporation or
Ford Credit Floorplan LLC
c/o Ford Motor Credit Company
c/o Ford Motor Company – World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133
Contact Information for the Servicer
Ford Motor Credit Company
c/o Ford Motor Company – World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone number: (313) 206-5899
Fax number: (313) 390-4133
Website: www.fordcredit.com
CUSIP Numbers

CUSIP
Class A notes
Class B notes

RISK FACTORS
     In addition to the risk factors starting on page [___] of the prospectus, you should consider the following risk factors in deciding whether to purchase the notes.

Series enhancement is limited and if exhausted could result in losses on your notes	Series enhancement for your notes will be provided, in part, by excess spread, the available subordinated amount, [amounts on deposit in the reserve fund] and, for the Class A notes only, by subordination of the Class B notes. The amount of this series enhancement is limited and may be reduced from time to time. If the series enhancement for your notes is exhausted, you are much more likely to incur losses on your notes.

For more information about the series enhancement for the Series ___notes, you should read “Description of the Notes — Credit Enhancement and Other Enhancement” in this prospectus supplement.

The Class B notes are subject to greater credit risk because they are subordinated to the Class A notes, which could result in reduced or delayed payments on the Class B notes	The Class B notes bear greater credit risk than the Class A notes because the Class B notes are subordinated to the Class A notes and will not be entitled to payments of interest or principal on any distribution date until the interest or principal of the Class A notes has been paid in full. In addition, the Class B notes will incur reductions in their invested amount due to unfunded investor default amounts before the Class A notes, and will also incur reductions in their invested amount due to reallocated principal collections used to fund shortfalls in interest payments on the Class A notes. This subordination could result in reduced or delayed payments on the Class B notes.

For more information about the subordination of the Class B notes, you should read “Description of the Notes — Credit Enhancement and Other Enhancement — Subordination of the Class B Notes” in this prospectus supplement.

Payment on the notes is dependent upon Ford’s and Ford Credit’s business prospects	The receivables owned by the trust primarily arise out of the financing provided by Ford Credit to Ford-franchised dealers. The level of principal collections therefore depends upon Ford’s continuing ability to manufacture vehicles and to maintain franchise dealer relationships, and upon Ford Credit’s ability to provide such financing. Ford Credit’s ability to compete in the current industry environment will affect its ability to generate new receivables and could also affect payment patterns on the receivables. Investors should consider the ongoing business prospects of Ford and Ford Credit in deciding whether to purchase Series ___notes.

For additional sources of information about Ford and Ford Credit, you should read “Where You Can Find More Information” in the prospectus.

Economic and social factors could lead to slower sales and leases of the vehicles, which could result in accelerated, reduced or delayed payments on your notes	Payment of the receivables depends primarily on the sale or lease of the underlying vehicles by the dealers. The level of sales and leases of vehicles may change because of a variety of economic and social factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of general economic conditions. The use of incentive programs (e.g., manufacturers’ rebate programs and low-interest-rate financing) may also affect sales and leases. Social factors include consumer perception of Ford-branded products in the marketplace and consumer demand for vehicles generally. We cannot predict whether or to what extent economic or social factors will affect the level of sales and leases. Any significant decline in the level of sales or leases could result in accelerated, reduced or delayed payments on your notes.

A decrease in the dealer repayment rate could result in accelerated, reduced or delayed payments on your notes	The payment of principal on your notes will depend primarily on dealer repayments of receivables. Dealers are generally required to repay a receivable upon the sale or lease of the underlying vehicle. The timing of these sales and leases is uncertain, and we cannot assure you that any particular pattern of dealer repayments will occur. The actual rate of accumulation of principal in the principal funding account and the amount of available investor principal collections will depend on such factors as the rate of repayment and the rate of default by dealers. Any significant decline in the dealer repayment rate during the controlled accumulation period or the early amortization period for your notes could result in reduced or delayed payments on your notes. Alternatively, if the average dealer repayment rate for the three preceding collection periods is less than [___]%, an amortization event will occur, which could result in accelerated payments on your notes.

An increase in the dealer repayment rate and/or a decrease in the generation of new receivables could result in accelerated payments on your notes	If the dealer repayment rate during the revolving period significantly exceeds the rate at which new receivables are generated — which could occur as a result of an increase in the rate of sale or lease of the underlying vehicles or a decrease in the generation of new receivables, or both — principal collections otherwise payable to the holders of the transferor interest will be accumulated in the excess funding account in order to maintain the net adjusted pool balance at a specified level. However, if the amounts on deposit in the excess funding account exceed [___]% of the sum of the adjusted invested amounts of all outstanding series issued by the trust for three consecutive collection periods, an amortization event will occur, which could result in accelerated payments on your notes.

Increased losses could result in accelerated, reduced or delayed payments on your notes	We cannot assure you that the historical levels of losses experienced by the trust or by Ford Credit on its U.S. dealer floorplan portfolio are predictive of future performance of the trust’s receivables. Losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events. Any significant increase in losses on the receivables could result in accelerated, reduced or delayed payments on your notes.

Geographic concentration may increase risk of accelerated, reduced or delayed payments on your notes	As of the statistical calculation date, approximately ___% of the outstanding receivables in the trust portfolio relate to dealer showrooms located in ___, ___, ___and___. No other state accounted for more than 5% of the outstanding receivables in the trust portfolio as of the statistical calculation date. Adverse economic conditions or other factors affecting these states could result in reductions and delays in payments on the receivables relating to dealer showrooms located in these states. Any such reductions or delays in payments on the receivables could cause accelerated, reduced or delayed payments on your notes.

For additional details about the geographic distribution of the trust portfolio, you should read “The Trust Portfolio — Statistical Information Regarding the Trust Portfolio” in this prospectus supplement.

You may not receive your principal on the expected payment date because of other series being in or entering into an accumulation or amortization period	If your series were to enter the controlled accumulation period or the early amortization period while another series in principal sharing group one was either in an accumulation or amortization period or were to enter an accumulation or amortization period before the principal amount of your notes is reduced to zero, available investor principal collections from that series may not be available to make payments on your notes. As a result, the principal payments on your notes may be reduced and final payment of the principal of your notes may be delayed. Also, the shorter the controlled accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available investor principal collections from other series in principal sharing group one to make principal payments on your notes.

[If the interest rate swap terminates or the swap counterparty is downgraded, you may receive accelerated, reduced or delayed payments on your notes.]	[The receivables pay interest at a variable rate based on the prime rate. Your notes bear interest at a variable rate based on LIBOR. If the prime rate is lower than LIBOR, the amount of available investor interest collections may be insufficient to fund all interest payable on your notes. So long as the interest rate swap remains in effect, the Series ___noteholders will not be exposed to the basis risk between these rates. However, if the interest rate swap were terminated, if the swap counterparty is downgraded or if either party to the agreement were to fail to perform its obligations under the agreement for any reason, an amortization event could occur, which could result in accelerated, reduced or delayed payments on your notes. The trust could also owe the swap counterparty a substantial payment if the interest rate swap is terminated.

For additional information about the interest rate swap and the swap counterparty, you should read “Description of the Notes — Credit Enhancement and Other Enhancement— The Interest Rate Swap” in this prospectus supplement.]

TRANSACTION PARTIES
     The following information identifies certain transaction parties for this securitization transaction. For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “The Sponsor and Servicer,” “The Depositor,” “The Issuing Entity,” “The Indenture Trustee” and “The Owner Trustee” in the prospectus.
The Depositors
     The depositors are Ford Credit Floorplan Corporation, a Delaware corporation, and Ford Credit Floorplan LLC, a Delaware limited liability company. Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC are wholly-owned subsidiaries of Ford Credit.
The Issuing Entity or Trust
     The issuing entity for this securitization transaction is Ford Credit Floorplan Master Owner Trust A. The trust’s fiscal year is the calendar year.
     The trust is a master owner trust that issues its notes in series. On the closing date, the trust will issue the Series ___notes. The trust has issued other series of notes, each of which is also secured by the assets of the trust. Annex A to this prospectus supplement summarizes certain characteristics of each series of notes which has been previously issued by the trust. The following table shows the capitalization of the trust on the closing date after issuance of the Series ___notes:

Principal Amount
Series _________	$	_________
Series _________	$	_________
Series _________	$	_________
Series _________	$	_________

Total	$	_________
The Indenture Trustee
     [JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, is the indenture trustee under the indenture. You may contact the indenture trustee at its “corporate trust office” at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, or by calling (212) 623-5237. JPMorgan Chase Bank, N.A. has served and currently is serving as indenture trustee for numerous securitization transactions and programs. JPMorgan Chase Bank, N.A. also provides committed credit facilities to Ford Credit and other affiliates of the depositors.]
     For a description of the duties and responsibilities of the indenture trustee, you should read “The Indenture Trustee” in the prospectus.
The Owner Trustee and Delaware Trustee
     [The Bank of New York, a New York banking corporation, is the owner trustee under the trust agreement. The Bank of New York has served and currently is serving as owner trustee for numerous securitization transactions and programs. The Bank of New York also provides committed credit facilities to Ford Credit and other affiliates of the depositors.]

     [The Bank of New York (Delaware), a Delaware banking corporation, is the Delaware trustee of the trust. The Bank of New York (Delaware) has served and currently is serving as Delaware trustee for numerous securitization transactions and programs.]
     For a description of the duties and responsibilities of the owner trustee and Delaware Trustee, you should read “The Owner Trustee” in the prospectus.
The Sponsor
     Ford Credit is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. The receivables being securitized arise under designated accounts with motor vehicle dealers that were originated by Ford Credit in the ordinary course of its business. The following table contains information about the dealer accounts maintained by Ford Credit in its U.S. dealer floorplan portfolio as of the dates indicated.
Ford Credit’s U.S. Dealer Floorplan Portfolio

Year ended
	___ months ended___,		December 31,
	2006	2005	2005	2004	2003	2002	2001
(Dollars in Millions)
Number of accounts

Average principal receivables balance (1)	$	$	$	$	$	$	$

Average principal receivables balance/account	$	$	$	$	$	$	$

(1)	Beginning in 2002, average principal receivables balance is the average of the monthly average principal balances (based on daily balances) for the period indicated. Prior to 2002, average principal receivables balance is the average of the monthly average principal balances (based on beginning and ending balances) for the period indicated.
Material Changes to Origination and Underwriting Policies and Procedures
     During the period covered in the table above, Ford Credit changed its origination policies and procedures for dealer floorplan accounts to respond to market conditions and competitive pressures and to pursue different business strategies. In 2001, Ford Credit was aggressively pursuing floorplan financing relationships with dealers of all brands of new and used vehicles. In January 2002, Ford Credit announced its plan to support Ford’s revitalization plan and shifted to a policy of supporting the sale of new, Ford trustmark brand vehicles and a focus on Ford trustmark dealers. This policy continues today and has resulted in a reduction in the number of dealer accounts with non-affiliated, non-trustmark dealers since 2001.
     Dealer floorplan volumes are sensitive to market conditions and competitive pressures, in particular with respect to manufacturer incentive programs. Following the terrorist attacks of September 11, 2001, Ford launched 0% special rate financing through Ford Credit on new, Ford trustmark brand vehicles. The program increased sales of Ford trustmark brand vehicles, which resulted in a significant reduction in total dealer inventory levels in the last quarter of 2001. In 2004, Ford shifted its incentive marketing programs from low interest rate financing to larger cash rebates, and during July, August and September of 2005, ran the “Family Plan” marketing program that offered employee pricing to all customers, but did not require the use of Ford Credit financing. The “Family Plan” also caused a significant reduction in total dealer inventory levels due to the increase in sales of Ford trustmark brand vehicles.
     Ford Credit continued to improve its proprietary dealer risk rating model during this period, most notably with the roll-out of an updated dealer risk rating model in the second half of 2002. In creating this model, Ford Credit used its historical performance data to identify key financial indicators that are the most significant in predicting a dealer’s ability to meet financial obligations. The new model increased the number of risk rating categories, allowing Ford Credit to more precisely tailor its origination and servicing practices with respect to different dealers.
     Ford Credit is currently implementing a transformation of its North American sales and originations operations in which it is reducing the number of its regional offices and local branch offices. This transformation will consolidate Ford Credit’s separate sales and originations units into one unit for all Ford trustmark brands and is intended to increase consistency and control. It is also expected to increase dealer and customer satisfaction and to make it easier to implement new technologies in the future.
     For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “The Sponsor and Servicer” in the prospectus.
The Servicer
     Ford Credit will be the servicer of the receivables for this securitization transaction and will be responsible for managing, maintaining custody of and collecting payments on the receivables for the trust. Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer.
Ford Credit’s U.S. Dealer Floorplan Portfolio
     The tables below set forth the loss, age distribution, principal payment rate and dealer risk rating distribution experience for Ford Credit’s U.S. dealer floorplan portfolio. Loss, age distribution, principal payment rate and dealer risk rating distribution experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit. Because the eligible accounts designated from time to time for the trust will represent only a portion of Ford Credit’s U.S. dealer floorplan portfolio, the actual loss, age distribution, principal payment rate and dealer risk rating distribution experience of the trust’s receivables may differ. Accordingly, there can be no assurance that the loss, age distribution, principal payment rate and dealer risk rating distribution experience for the trust’s receivables will be similar to the historical experience set forth below with respect to Ford Credit’s U.S. dealer floorplan portfolio.
     Loss Experience. The table below sets forth the loss experience for Ford Credit’s U.S. dealer floorplan portfolio. The loss experience in the table below reflects financial assistance provided by Ford to dealers in limited instances. If Ford does not provide this assistance in the future, the loss experience of the U.S. dealer floorplan portfolio may be adversely affected. The loss experience in the table also takes into account recoveries from any non-vehicle related security granted by dealers to Ford Credit for capital loans, real estate loans and other advances not related to floorplan financing. However, because the interest of the trust in any non-vehicle related security will be subordinated to Ford Credit’s interest in such security, the net losses experienced by Ford Credit as shown below may be lower than the net losses experienced by the trust.
     For more information about the financial assistance provided by Ford to dealers, you should read “The Sponsor and Servicer — Servicing and Dealer Relations — Relationship with Ford and Other Manufacturers” in the prospectus. For more information about the non-vehicle related security, you should read “The Sponsor and Servicer — Origination and Underwriting — Security Interests in Vehicles and Non-Vehicle Related Security” and “Description of the Agreements — Sale and Transfer of Assets” in the prospectus.

Loss Experience of Ford Credit’s U.S. Dealer Floorplan Portfolio

Year ended
	___ months ended ___,				December 31,
	2006		2005		2005		2004		2003		2002		2001
(Dollars in Millions)
Average principal receivables balance (1)	$		$		$		$		$		$		$

Net losses (recoveries)(2)
Liquidations(3)	$		$		$		$		$		$		$

Net losses/liquidations		%		%		%		%		%		%		%

Net losses/average principal receivables balance(4)		%		%		%		%		%		%		%

(1)	Beginning in 2002, average principal receivables balance is the average of the monthly average principal balances (based on daily balances) for the period indicated. Prior to 2002, average principal receivables balance is the average of the monthly average principal balances (based on beginning and ending balances) for the period indicated.

(2)	Net losses in any period are gross losses less any recoveries for such period. Recoveries include amounts received from any related security in addition to the underlying vehicles.

(3)	Liquidations represent monthly cash payments and charge-offs that reduce the outstanding principal balance of a receivable.

(4)	For the non-annual periods, the percentages are annualized.
     Age Distribution Experience. The table below sets forth the age distribution experience for Ford Credit’s U.S. dealer floorplan portfolio, expressed as a percentage of total principal receivables outstanding as of the dates indicated. The age distribution set forth below does not take into account the “in-transit period,” which is the period from the date of vehicle shipment to the date of delivery to the dealer (or, if later, the date when the invoice price is finalized). The age distribution measures, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles, the age of such receivables from the date the related vehicles were actually delivered to the dealer.
     For more information about the in-transit period, you should read “The Sponsor and Servicer — Origination and Underwriting — Origination of Receivables” in the prospectus.
Age Distribution of Ford Credit’s U.S. Dealer Floorplan Portfolio

Year ended
	___ months ended ___,		December 31,
Days Outstanding	2006	2005	2005	2004	2003	2002	2001
1 - 120	%	%	%	%	%	%	%

121 - 180	%	%	%	%	%	%	%

181 - 270	%	%	%	%	%	%	%

Over 270	%	%	%	%	%	%	%

     Principal Payment Rate Experience. The table below sets forth the monthly principal payment rate experience for Ford Credit’s U.S. dealer floorplan portfolio. The monthly principal payment rate for Ford Credit’s U.S. dealer floorplan portfolio for any period is equal to the change in the principal receivables balance from the beginning of the period to the end of the period (net of new principal receivables), divided by the average principal receivables balance (calculated as described above under “— Loss Experience”) for the period.

Monthly Principal Payment Rates of Ford Credit’s U.S. Dealer Floorplan Portfolio

	___ months ended		Year ended
	____,		December 31,
	2006	2005	2005	2004	2003	2002	2001
Highest month	%	%	%	%	%	%	%

Lowest month	%	%	%	%	%	%	%

Average of the months in the period	%	%	%	%	%	%	%

     Dealer Risk Rating Distribution Experience. The table below sets forth the dealer risk rating distribution experience for Ford Credit’s U.S. dealer floorplan portfolio. Ford Credit rates each dealer based on a propriety risk rating model and, for purposes of this prospectus supplement and the prospectus, has combined these ratings into four groups, with Group I representing the lowest risk dealers and Group IV representing the highest risk dealers. The distribution shows the percentage of the total number of accounts and total principal receivables outstanding in each group as of the dates indicated. Information is not provided for the 2001 and 2002 periods due to the introduction in the second half of 2002 of the current risk rating model, which provides ratings on a scale that is not comparable to the previous model. The information set forth below relating to periods prior to January 1, 2006 will not be deemed to be part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus.
     For more information on Ford Credit’s dealer risk ratings, you should read “The Sponsor and Servicer — Origination and Underwriting — Credit Underwriting Process; Dealer Risk Rating” in the prospectus.
Dealer Risk Rating Distribution of Ford Credit’s U.S. Dealer Floorplan Portfolio

Dealer
Risk
Rating	___ months ended				Year ended
Group	______ ,				December 31,
	2006		2005		2005		2004		2003
		Principal		Principal		Principal		Principal		Principal
	Number of	receivables	Number of	receivables	Number of	receivables	Number of	receivables	Number of	receivables
	Accounts	outstanding	Accounts	outstanding	Accounts	outstanding	Accounts	outstanding	Accounts	outstanding
I	%	%	%	%	%	%	%	%	%	%

II	%	%	%	%	%	%	%	%	%	%

III	%	%	%	%	%	%	%	%	%	%

IV	%	%	%	%	%	%	%	%	%	%

Material Changes to Servicing Policies and Procedures
     Ford Credit is currently implementing a transformation of its North American servicing operations in which it is reducing the number of its regional offices and local branch offices. This transformation will consolidate Ford Credit’s separate servicing units into one unit for all Ford trustmark brands and is intended to increase consistency and control. It is also expected to increase dealer and customer satisfaction and to make it easier to implement new technologies in the future. As part of this transformation, Ford Credit commonized policies and procedures with its PRIMUS division by adopting a single system of flat charges and adopting common audit procedures for all dealers.
     For more information about Ford Credit’s servicing policies and procedures, you should read “The Sponsor and Servicer” in the prospectus.
     Ford Credit’s unsecured debt ratings are:

	S&P	Moody’s	Fitch	DBRS
Short-term debt ratings
Long-term debt ratings
Outlook
     Based on Ford Credit’s short term debt ratings, as servicer it will be required to deposit collections into the collection account no later than two business days after processing in accordance with the indenture.
     For more information about how Ford Credit’s ratings and other factors affect the timing of deposits into the collection account, you should read “Description of the Notes—Application of Collections” in the prospectus.
THE TRUST PORTFOLIO
     The trust’s portfolio on the statistical calculation date and from time to time thereafter will consist of receivables arising in accounts designated for the trust from Ford Credit’s U.S. dealer floorplan portfolio. The accounts designated to the trust include floorplan financing accounts established by Ford or Ford Credit with motor vehicle dealers pursuant to sales and service agreements or floorplan financing agreements, respectively. As of the statistical calculation date, the pool of receivables is comprised of:
•	receivables, called “classic floorplan receivables,” representing dealer payment obligations arising from the dealer’s financing of its purchases of vehicles, including dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, and for which Ford Credit will be the dealer’s finance source, and

•	receivables, called “third-party financed in-transit receivables,” representing dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, but for which Ford Credit will not be the dealer’s finance source.
The third-party financed in-transit receivables have been assigned by Ford to Ford Credit pursuant to a sale and assignment agreement and are payable generally upon delivery of the vehicles to the dealers.
     As of the statistical calculation date, the trust portfolio also includes a participation interest in pooled participation receivables owned by Ford Credit Floorplan Master Owner Trust B and comprised of classic floorplan receivables and third-party financed in-transit receivables. This participation interest was transferred to the trust by FCF Corp and represents a 100% beneficial ownership interest in a specified pool of receivables owned by Ford Credit Floorplan Master Owner Trust B and will not terminate until (i) no series of notes issued by the trust remains outstanding, (ii) all of the receivables underlying the participation interest have been redesignated, reassigned, paid in full or otherwise liquidated or (iii) in certain limited circumstances, the entire pool of receivables underlying the participation interest has been transferred and assigned directly to the trust.
     Both the participation interest and the third-party financed in-transit receivables are other floorplan assets. The trust portfolio may in the future include additional participation interests or different types of other floorplan assets that may be added to the trust without your consent so long as each rating agency has confirmed that adding these assets will not adversely affect the ratings of any notes issued by the trust.
     For more information about other floorplan assets, you should read “The Trust Portfolio — Other Floorplan Assets” in the prospectus.

Criteria for Selection of Eligible Accounts
     Each designated account must meet specified eligibility criteria. The eligibility criteria applicable to such designated accounts for all trusts are more fully described under “Description of the Agreements — Eligible Accounts” in the prospectus. Any dealer may have one or more accounts, depending on how many dealership locations the dealer has, the number of credit lines (e.g., new, used, light truck, heavy truck, commercial and fleet credit lines), or both. The depositors may choose to designate all or only a portion of the accounts relating to any dealer to the trust.
     The eligible accounts that FCF Corp, as depositor, may designate for this trust will be limited to those relating to dealer showrooms located in the following states in the western half of the U.S.:

Alaska	Arizona	California	Colorado	Hawaii
Idaho	Illinois	Kansas	Minnesota	Montana
Nebraska	Nevada	New Mexico	North Dakota	Oklahoma
Oregon	South Dakota	Texas	Utah	Washington
Wisconsin	Wyoming
     The accounts currently designated by FCF Corp for the trust relate to dealer showrooms located in the above listed states. A majority of those accounts are subject to the participation interest.
     The eligible accounts that FCF LLC, as depositor, may designate for the trust will be limited to those relating to dealer showrooms located only in the District of Columbia and in the following states in the eastern half of the U.S.:

Alabama	Arkansas	Connecticut	Delaware	Florida
Georgia	Indiana	Iowa	Kentucky	Louisiana
Maine	Maryland	Massachusetts	Michigan	Mississippi
Missouri	New Hampshire	New Jersey	New York	North Carolina
Ohio	Pennsylvania	Rhode Island	South Carolina	Tennessee
Vermont	Virginia	West Virginia
     The accounts currently designated by FCF LLC for the trust relate to dealer showrooms located in the above listed states and the District of Columbia.
     The composition of permitted states for either depositor may be revised without the consent of any noteholders or series enhancers, but only if, among other things, each rating agency has confirmed that such revision will not cause it to reduce or withdraw its ratings of any notes issued by the trust.
Addition and Removal of Accounts
     After the closing date, the depositors have the right to designate additional eligible accounts for the trust subject to the same criteria as outlined above under “—Criteria for Selection of Eligible Accounts.” In this case, the existing and future eligible receivables of these additional accounts will be sold to the depositors and then transferred to the trust, so long as the conditions described under “Description of the Agreements — Additional Designated Accounts” in the prospectus are satisfied. In addition, for so long as any notes issued by the trust remain outstanding, the depositors will be required to designate additional eligible accounts, to the extent available, to ensure that the net adjusted pool balance remains equal to or greater than the required pool balance.
     The depositors also have the right to redesignate eligible accounts from the trust, all of the receivables of which will be removed from the trust and transferred back to the related depositor. In addition, the depositors will be required to redesignate ineligible accounts. The redesignation of accounts by the depositors, whether elective or mandatory, is subject to the satisfaction of the conditions described under “Description of the Agreements — Redesignation of Accounts” in the prospectus.
     Throughout the term of the trust, the accounts giving rise to the trust’s receivables will be those designated for the trust at the time of its formation, plus any additional accounts, minus any redesignated accounts. As a result, the composition of the trust assets will change over time.
     For a general description of the receivables and interests in other floorplan assets in the trust, you should read “The Trust Portfolio” in the prospectus.
Statistical Information Regarding the Trust Portfolio
     The statistical information in this section relates to the trust’s combined portfolio of receivables arising in the accounts designated to the trust directly and receivables arising in the accounts designated to the trust indirectly through the participation interest and, in each case, the principal receivables related thereto.
Key Statistics for the Trust Portfolio
     As of the statistical calculation date, the receivables and the related accounts designated for the trust had the following characteristics:
•	There were ___ designated accounts and the total outstanding balance of principal receivables arising in these accounts was $ .

•	The average outstanding balance of principal receivables per designated account was $ .

•	The weighted average spread over the prime rate charged on the principal receivables was ___% per annum. [This percentage was calculated for dealers on the basis of the new vehicle base rate of prime plus ___% per annum and the used vehicle base rate of prime plus ___% per annum and for Ford on the basis of the adjustment fee rate of prime plus ___% per annum.]

•	The dealer overconcentration amount was [zero] [$ ].

•	The total outstanding balance of ineligible principal receivables was [zero] [$ ].

•	The total outstanding balance of principal receivables relating to accounts that have been designated as “status” for longer than 31 days was [zero][$ ].
     The tables set forth below provide additional information on the receivables in the trust portfolio and their related designated accounts as of the statistical calculation date. Because the composition of the receivables in the trust portfolio and their related designated accounts will change over time, the information in these tables is not necessarily indicative of the composition of the trust portfolio as of any subsequent date.

[“Status” Distribution of the Trust Portfolio
as of the Statistical Calculation Date

		Percentage of Total			Percentage of
Number of Days		Principal		Number of	Total Number of
since "Status"	Principal Receivables	Receivables		Designated	Designated
Declaration	Outstanding	Outstanding		Accounts	Accounts
[31 — 60]	$		%			%

[61 — 90]	$		%			%

[91 — 120]	$		%			%

[121 — 150]	$		%			%

[151 — 180]	$		%			%

Total	$		%			%]

Geographic Distribution of the Trust Portfolio
as of the Statistical Calculation Date

		Percentage of Total			Percentage of
		Principal		Number of	Total Number of
	Principal Receivables	Receivables		Designated	Designated
State(1)	Outstanding	Outstanding		Accounts	Accounts
[ __]	$		%			%

[ __]	$		%			%

[ __]	$		%			%

[ __]	$		%			%

Other(2)	$		%			%

Total	$		%			%

(1) Based on the locations of the related dealer showrooms.

(2) No other state included represents more than 5.0% of the outstanding principal receivables owned by the trust.
Account Balance Distribution of the Trust Portfolio
as of the Statistical Calculation Date

		Percentage of			Percentage of
		Total Principal		Number of	Total Number
	Principal Receivables	Receivables		Designated	of Designated
Range of Account Balances	Outstanding	Outstanding		Accounts	Accounts
$999,999.99 or lower	$		%			%

From $1,000,000.00 to $2,499,999.99	$		%			%

From $2,500,000.00 to $4,999,999.99	$		%			%

From $5,000,000.00 to $7,499,999.99	$		%			%

From $7,500,000.00 to $9,999,999.99	$		%			%

$10,000,000.00 or higher	$		%			%

Total	$		%			%

Static Pool Information Regarding the Trust Portfolio
     The tables below set forth the loss, age distribution, principal payment rate and dealer risk rating distribution experience for the trust portfolio. Loss, age distribution, principal payment rate and dealer risk rating distribution experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit. Because the eligible accounts designated from time to time for the trust may change, the actual loss, age distribution, principal payment rate and dealer risk rating distribution experience of the trust portfolio may differ from that shown below. Accordingly, there can be no assurance that the loss, age distribution, principal payment rate and dealer risk rating distribution experience for the trust portfolio in the future will be similar to the historical experience set forth below. The information set forth below concerning the trust portfolio relating to periods prior to January 1, 2006 will not be deemed to be part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus.
     Loss Experience. The table below sets forth the loss experience for the trust portfolio. [As indicated below, the trust has not experienced a loss on any receivable for any of the indicated periods, primarily due to the requirement that “status” accounts be redesignated from the trust and as a result of the depositors’ exercise of their option to also remove receivables relating to these “status” accounts from the trust, as described under “Description of the Agreements — Redesignation of Accounts” in the prospectus. However, the depositors are not required to exercise this option, and there can be no assurance that they will continue to do so in the future.]
     For information on the losses experienced by Ford Credit on its U.S. dealer floorplan portfolio generally, you should read “The Servicer — Ford Credit’s U.S. Dealer Floorplan Portfolio — Loss Experience” in this prospectus supplement.
Loss Experience of the Trust Portfolio

	___ months ended		Year ended
	_______,		December 31,
	2006	2005	2005	2004	2003	2002	2001(1)
(Dollars in Millions)
Average principal receivables balance(2)	$	$	$	$	$	$	$

Net losses (recoveries)(3)

(1)	The initial pool of receivables was acquired by the trust on August 1, 2001.

(2)	Beginning in 2002, average principal receivables balance is the average of the monthly average principal balances (based on daily balances) for the period indicated. Prior to 2002, average principal receivables balance is the average of the monthly average principal balances (based on beginning and ending balances) for the period indicated

(3)	Net losses in any period are gross losses less any recoveries for such period. Recoveries include amounts received from any related security in addition to the underlying vehicles.
     Age Distribution Experience. The table below sets forth the age distribution experience for the trust portfolio, expressed as a percentage of total principal receivables outstanding as of the dates indicated. Age distribution experience for the years of 2001 through 2004 cannot be obtained without unreasonable effort or expense. The age distribution set forth below does not take into account the in-transit period. The age distribution measures, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles, the age of such receivables from the date the related vehicles were actually delivered to the dealer.
     For more information about the in-transit period, you should read “The Sponsor and Servicer — Origination and Underwriting — Origination of Receivables” in the prospectus.
Age Distribution of the Trust Portfolio

	___ months ended		Year ended
	______,		December 31,
Days Outstanding	2006	2005	2005
1 - 120	%	%	%

121 - 180	%	%	%

181 - 270	%	%	%

Over 270	%	%	%

     Principal Payment Rate Experience. The table below sets forth the monthly principal payment rate experience for the trust portfolio. The monthly principal payment rate for the trust portfolio for any period is equal to the principal collections for the period divided by the pool balance as of the first day of the period.

Monthly Principal Payment Rates of the Trust Portfolio

	___ months ended		Year ended
	_____,		December 31,
	2006	2005	2005	2004	2003	2002	2001(1)
Highest month	%	%	%	%	%	%	%

Lowest month	%	%	%	%	%	%	%

Average of the months in the period	%	%	%	%	%	%	%

(1)	The initial pool of receivables was acquired by the trust on August 1, 2001.
     Dealer Risk Rating Distribution Experience. The table below sets forth the dealer risk rating distribution experience for the trust portfolio. Ford Credit rates each dealer based on a propriety risk rating model and, for purposes of this prospectus supplement and the prospectus, has combined these ratings into four groups, with Group I representing the lowest risk dealers and Group IV representing the highest risk dealers. The distribution shows the percentage of the total number of accounts and total principal receivables outstanding in each group as of the dates indicated. Information is not provided for the 2001 and 2002 periods due to the introduction in the second half of 2002 of the current risk rating model, which provides ratings on a scale that is not comparable to the previous model.
     For more information on Ford Credit’s dealer risk ratings, you should read “The Sponsor and Servicer — Origination and Underwriting — Credit Underwriting Process; Dealer Risk Rating” in the prospectus.
Dealer Risk Rating Distribution of the Trust Portfolio

Dealer
Risk
Rating	_____ months ended				Year ended
Group	____,				December 31,
	2006		2005		2005		2004		2003
		Principal		Principal		Principal		Principal		Principal
	Number of	receivables	Number of	receivables	Number of	receivables	Number of	receivables	Number of	receivables
	Accounts	outstanding	Accounts	outstanding	Accounts	outstanding	Accounts	outstanding	Accounts	outstanding
I	%	%	%	%	%	%	%	%	%	%

II	%	%	%	%	%	%	%	%	%	%

III	%	%	%	%	%	%	%	%	%	%

IV	%	%	%	%	%	%	%	%	%	%

DESCRIPTION OF THE NOTES
     The following is a summary of the material provisions of the terms of the Series ___ notes and the transaction documents. The following is not a complete description of all of the provisions of the notes or the transaction documents. For more information about the notes and the transaction documents, you should read the prospectus and the forms of the indenture, the indenture supplement, the transfer and servicing agreement, the receivables purchase agreement and the trust agreement that are included as exhibits to the registration statement relating to the notes filed with the Securities and Exchange Commission that includes the prospectus..
General
     The Class A notes and Class B notes comprise the Series ___ notes and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series ___ notes, between the trust and the indenture trustee. The Series ___ notes will be issued in multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC.
     For additional information on the form of the notes, you should read “Description of the Notes — General,” “— Book-Entry Registration” and “— Definitive Notes Only in Limited Circumstances” in the prospectus.
Interest Payments
     The Class A notes will accrue interest from and including the closing date to but excluding ___, and for each following interest period, at a rate of [one-month LIBOR plus] ___% per annum. The Class B notes will accrue interest from and including the closing date to but excluding ___, and for each following interest period, at a rate of [one-month LIBOR plus] ___% per annum.
     [The indenture trustee will determine LIBOR for each interest period on the “LIBOR determination date,” which is two London business days before the start of such interest period. You may obtain the interest rates applicable to Class A and Class B notes for the current and preceding interest period by contacting the indenture trustee at its corporate trust office.]
     Interest on the Class A and Class B notes will accrue for each distribution date on the basis of [the actual number of days in the related interest period and] a 360-day year [consisting of twelve 30-day months] and will be calculated on the aggregate principal balance of the Class A notes and the Class B notes, as applicable, as of the end of the prior interest period, except that interest for the first distribution date will be calculated on the initial aggregate principal balance of the Class A notes and the Class B notes, as applicable.
     Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series ___ notes were registered on the “record date,” which will generally be the business day preceding such distribution date. No interest will be paid on the Class B notes on any distribution date unless the interest payable on the Class A notes has been paid in full.
     Interest due on the Class A and Class B notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that unpaid amount at the applicable note interest rate. Additional interest will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.
     Interest payments on the Series ___ notes on any distribution date will be paid from available investor interest collections. However, if the amount of available investor interest collections for any distribution date is insufficient to pay the interest due on the Series ___ notes, the trust will pay such shortfalls using funds from other sources in the following order of priority:
(1)	excess interest collections available for your series from other series in excess interest sharing group one,

(2)	available transferor collections retained in the collection account, but only to the extent of the available subordinated amount,

[(3)	amounts on deposit in the reserve fund,] and

(4)	reallocated principal collections.
     For a more detailed description of the application of collections and other funds on each distribution date, you should read “— Application of Collections — Payment of Interest, Fees and Other Items” below.

Principal Payments
     You should receive payment of principal in full on the expected final payment date for your notes. You may, however, receive payments of principal earlier or later than the expected final payment date if an amortization event occurs. The holders of the Class B notes will not receive payments of principal until the Class A notes have been paid in full.
     Principal payments on the Series ___ notes on any distribution date will be made from available investor principal collections. The amount of available investor principal collections applied to your series on each distribution date will depend on whether your series is in the revolving period, the controlled accumulation period or the early amortization period.
Revolving Period
     The revolving period for the Series ___ notes begins on the closing date and ends on the day before the date on which the controlled accumulation period or the early amortization period begins. On each distribution date with respect to the revolving period, available investor principal collections will be treated as shared principal collections and made available to make principal payments for other series in principal sharing group one. Any available investor principal collections not used for this purpose will be paid to the holders of the transferor interest, to the extent not required to be deposited into the excess funding account, as described below under “— Application of Collections — Payment of Principal” and “— Excess Funding Account.”
Controlled Accumulation Period
     The controlled accumulation period for the Series ___ notes is scheduled to begin on the first day of the ___ collection period, but may be postponed, as described below under “— Postponement of Controlled Accumulation Period.” The controlled accumulation period will end on the earlier of:
(1)	the end of the collection period preceding the distribution date on which the aggregate principal balance of the Series ___ notes will be paid in full, and

(2)	the day before the date on which the early amortization period begins.
     If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.
     On the first business day of the controlled accumulation period, the Series ___ excess funding amount as of the end of the revolving period (together with any other amounts on deposit in the excess funding account that are allocated to Series ___ as shared principal collections) will be deposited into the principal funding account, but only to the extent of the “controlled deposit amount” which, for any distribution date with respect to the controlled accumulation period, equals the sum of (1) the controlled accumulation amount for that distribution date, plus (2) any shortfalls in required deposits of the controlled accumulation amount for the preceding distribution date. The “controlled accumulation amount” initially equals $___, but may be higher if the commencement of the controlled accumulation period is postponed, as described below under “— Postponement of Controlled Accumulation Period,” and will be determined by the servicer based on the monthly principal payment rates for the designated accounts and on the invested amounts of other series and on the amount of principal expected to be allocable to the noteholders of all other outstanding series in principal sharing group one that are expected to be amortizing or accumulating principal during the controlled accumulation period for Series ___.

     On each distribution date with respect to the controlled accumulation period, the indenture trustee will deposit available investor principal collections into the principal funding account in an amount equal to the lesser of:
(1)	the controlled deposit amount for that distribution date (after giving effect to any deposits made from the Series ___ excess funding amount), and

(2)	the adjusted invested amount before any deposits on that date.
     If the amount of available investor principal collections (excluding any shared principal collections) for any distribution date is insufficient to deposit the full amount needed to be deposited into the principal funding account, shared principal collections available for your series from other series in principal sharing group one will be used to cover the shortfall. However, if the amount of available investor principal collections (excluding any shared principal collections) exceeds the amount needed to be deposited into the principal funding account, the excess will be treated as shared principal collections for other series in principal sharing group one. Any available investor principal collections not used for this purpose will be paid to the holders of the transferor interest to the extent not required to be deposited into the excess funding account, as described below under “— Application of Collections — Payment of Principal” and “— Excess Funding Account.”
     On the expected final payment date (unless paid earlier during the early amortization period), all amounts in the principal funding account will be paid to the Class A noteholders until the Class A notes have been paid in full and any remaining amount will be paid to the Class B noteholders until the Class B notes have been paid in full. If the Class A and Class B notes are not paid in full on their expected final payment date, an amortization event will occur.
     Postponement of Controlled Accumulation Period. The controlled accumulation period is scheduled to last six months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period if the number of months needed to fund the principal funding account in full is expected to be less than six months.
     On or before each determination date beginning in the ___ collection period, and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected final payment date. In making its determination, the servicer is required to assume that the monthly principal payment rate will be no greater than the lowest monthly principal payment rate for the prior twelve months and will consider the amount of principal expected to be allocable to the noteholders of all other series in principal sharing group one that are expected to be amortizing or accumulating principal during the controlled accumulation period for your series. In no case will the controlled accumulation period be reduced to less than one month.
     The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt by the indenture trustee of written confirmation from the servicer that the change will not result in a significant adverse effect on the noteholders.
Early Amortization Period
     The early amortization period for the Series ___ notes will begin on the first day of the collection period in which an amortization event with respect to Series ___ occurs or, if the servicer is required to make daily deposits into the collection account, on the day an amortization event occurs, and will end on the earlier of:
(1)	the end of the collection period preceding the distribution date on which the aggregate principal balance of the Series ___ notes will be paid in full, and

(2)	the final maturity date.
     On the first business day of the early amortization period, the Series ___ excess funding amount as of the end of the revolving period (together with any other amounts on deposit in the excess funding account that are allocated to Series ___ as shared principal collections) will be deposited into the principal funding account. On each distribution date during the early amortization period, available investor principal collections and available transferor collections (in an amount not to exceed the available subordinated amount) for that distribution date, together with any amounts on deposit in the principal funding account, will be paid to the Class A noteholders until the Class A notes have been paid in full and any remaining amount will be paid to the Class B noteholders until the Class B notes have been paid in full.
     On each distribution date with respect to the early amortization period, if available investor principal collections (excluding any shared principal collections) and available transferor collections (in an amount not to exceed the available subordinated amount), together with any amounts on deposit in the principal funding account, are insufficient to pay the Class A and Class B notes in full, shared principal collections available for your series from other series in principal sharing group one will be used to first to pay the Class A notes in full and then to pay the Class B notes. However, if on any distribution date, the amount of available investor principal collections (excluding any shared principal collections) exceeds the amount needed to pay the Class A and Class B notes in full, the excess will be treated as shared principal collections for other series in principal sharing group one. Any available investor principal collections not used for this purpose will be paid to the holders of the transferor interest, as described below under “— Application of Collections — Payment of Principal.”
     For a discussion of the events that might lead to the commencement of the early amortization period, you should read “— Amortization Events” below.
Credit Enhancement and Other Enhancement
     The credit enhancement and other enhancement described below is available only for your series. You are not entitled to any series enhancement available to any other series that the trust has already issued or may issue in the future.
Excess Spread
     Excess spread for any distribution date will be the amount by which interest collections on the receivables during the related collection period exceeds certain fees and expenses of the trust, including interest payments on the notes [and payments to the swap counterparty]. Any excess spread will be available on each distribution date to cover certain shortfalls for other series in excess interest sharing group one and any remaining excess spread will be distributed to the holders of the transferor interest.
Available Subordinated Amount
     If on any distribution date, available investor interest collections, together with excess interest collections available for your series from other series in excess interest sharing group one, are insufficient to fund certain amounts required to be distributed or deposited on that date, as described below under “— Application of Collections — Payment of Interest, Fees and Other Items,” then available transferor collections will be applied to cover those shortfalls, but only up to the available subordinated amount, as described below under “— Retention of Available Transferor Collections.” Any such application of available transferor collections will reduce the available subordinated amount. In addition, during an early amortization period, available transferor collections (in an amount not to exceed the available subordinated amount), along with available investor principal collections and amounts on deposit in the principal funding account, to make principal payments on the Series ___ notes, as described above under “— Principal Payments — Early

Amortization Period.” However, any such application of available transferor collections will not reduce the available subordinated amount.
     If on any distribution date, there remains any unfunded investor default amount after application of available funds from all available sources or if any reallocated principal collections are used, in each case, as described below under “— Application of Collections — Payment of Interest, Fees and Other Items,” then the available subordinated amount, in an amount equal to the lesser of (1) the sum of the unfunded investor default amount and the amount of reallocated principal collections and (2) the available subordinated amount (after giving effect to any reductions on such date) will be reallocated to the invested amount for your series. Any reallocation of the available subordinated amount for this purpose avoids a reduction in the invested amount for your series. The available subordinated amount, however, will be reduced by the amount reallocated.
     The available subordinated amount will be increased by any incremental subordinated amount. The incremental subordinated amount for any date of determination reflects increases in the available subordinated amount due to ineligible receivables transferred to the trust and due to receivables transferred to the trust in excess of specified dealer, manufacturer, PRIMUS and used vehicle overconcentration limits, as described below under “— Ineligible Receivables and Overconcentration Amounts.”
     The “available subordinated amount” for the Series ___ notes as of the first determination date will be $___ plus the incremental subordinated amount for the first determination date. As of each subsequent determination date, the available subordinated amount will be the lesser of:
(1)	the required subordinated amount for that determination date, and

(2)	an amount equal to:
•	the available subordinated amount for the prior determination date, minus

•	the amount of any available transferor collections used to cover shortfalls of the required distributions and deposits to be made on the related distribution date, as described below under “— Application of Collections — Payment of Interest, Fees and Other Items,” minus

•	the amount of the available subordinated amount reallocated to the invested amount in order to avoid a reduction in the invested amount due to the unfunded investor default amount or reallocated principal collections, as described below under “— Investor Default Amount and Reallocated Principal Collections,” plus

•	the amount of any available investor interest collections available to be paid to the holders of the transferor interest to increase the available subordinated amount, as described below under “— Application of Collections — Payment of Interest, Fees and Other Items,” minus

•	the incremental subordinated amount for the prior determination date, plus

•	the incremental subordinated amount for the current determination date, minus

•	the subordinated percentage of the increase in the Series ___ excess funding amount since the prior distribution date to the succeeding distribution date, plus

•	the subordinated percentage of the decrease in the Series ___ excess funding amount since the prior distribution date to the succeeding distribution date, plus

•	any increases made by the depositors, as described in the following paragraph.

     The depositors may, in their sole discretion, at any time increase the available subordinated amount so long as the cumulative amount of such increases does not exceed                     % of the initial principal balance of the Series                      notes. The depositors are not under any obligation to increase the available subordinated amount at any time. If the available subordinated amount falls below the required subordinated amount, an amortization event may occur with respect to the Series                     notes. However, the depositors may elect to increase the available subordinated amount at the time an amortization event would otherwise occur, thus preventing or delaying the occurrence of the amortization event with respect to the Series                      notes.
     The “required subordinated amount” means, for the Series                      notes as of any date of determination, the sum of:
(1)	the greater of (a) zero and (b) the product of (i) the subordinated percentage, times (ii) the excess of the adjusted invested amount over the Series excess funding amount (after giving effect to any changes in such amount on such date), plus

(2)	the incremental subordinated amount for such date.
     The “subordinated percentage” for the Series                      notes is                     %, which is equal to the subordination factor, divided by the excess of 100% over the subordination factor. The “subordination factor” for the Series                      notes is                     %.
     The “incremental subordinated amount” means, for the Series ___notes for any determination date, the product of:
(1)	a fraction:
(a)	the numerator of which is the greater of (i) zero and (ii) an amount equal to (I) the adjusted invested amount as of the related distribution date (after giving effect to any changes to be made in such amount on such distribution date), plus (II) the product of the initial invested amount multiplied by the excess of the required pool percentage over 100%, plus (III) the required subordinated amount on that date (without giving effect to the incremental subordinated amount), minus (IV) the Series ___excess funding amount as of that date (after giving effect to any changes in such amount on such date), and
(b)	the denominator of which is the pool balance as of that determination date, times
(2)	the “non-conforming receivable amount” on that determination date, which equals the excess of (i) the aggregate amount of ineligible principal receivables and dealer, manufacturer, PRIMUS and used vehicle overconcentrations for such determination date, over (ii) the aggregate amount of ineligible principal receivables contributing to dealer, manufacturer, PRIMUS and used vehicle overconcentrations that, in each case, became defaulted receivables during the period beginning on the prior determination date and ending on the day before the current determination date.
[Reserve Fund
     The indenture trustee will establish and maintain with an eligible institution a segregated trust account for the benefit of the Series                      noteholders to serve as the reserve fund. If on any distribution date, available investor interest collections, together with excess interest collections available for your series from other series in excess interest sharing group one and available transferor collections allocable to your series, are insufficient to fund certain of the amounts required to be distributed on that date, as described below under “—Application of Collections — Payment of Interest, Fees and Other Items,” then funds on deposit in the reserve fund (exclusive of any net investment earnings) will be used to cover shortfalls of those amounts.
     On the closing date, $                                         (or [                    ]% of the initial principal balance of the Series                     notes) will be deposited into the reserve fund. The “reserve fund required amount” for any distribution date is an amount equal to [                    ]% of the adjusted invested amount of the Series                      notes on that distribution date (after giving effect to any changes in that amount on that date), except that for any distribution date relating to the early amortization period, the reserve fund required amount will be an amount equal to [                    ]% of the initial principal balance of the Series                      notes. However, the depositors may elect to reduce this amount so long as the rating agencies confirm in writing that the lower amount will not result in the reduction or withdrawal of the ratings of the Series                      notes.
     If, on any distribution date, the amount on deposit in the reserve fund is less than the reserve fund required amount, the indenture trustee will deposit available funds, up to the amount of the shortfall, into the reserve fund. Any such shortfall will be funded from available investor interest collections, excess interest collections available for your series from other series in excess interest sharing group one and available transferor collections allocable to your series, after other required distributions and deposits have been made from such sources, as described below under “— Application of Collections — Payment of Interest, Fees and Other Items.”
     At the direction of the servicer, the indenture trustee will invest funds in the reserve fund in eligible investments that mature no later than the following distribution date. Net investment earnings on funds in the reserve fund will be deposited into the collection account and included in available investor interest collections.
     If, on any distribution date before payment in full of the Series ___notes, after giving effect to all withdrawals from and deposits into the reserve fund, the amount on deposit in the reserve fund (excluding net investment earnings) exceeds the reserve fund required amount, the excess will be distributed to the holders of the transferor interest. After the earlier of the payment in full of the Series ___notes and the final maturity date, any funds remaining in the reserve fund will be treated as available investor principal collections and made available to cover shortfalls for other series in principal sharing group one. Any excess not used for other series in principal sharing group one will be paid to the holders of the transferor interest.]
Subordination of Class B Notes
     The Class B notes are subordinated to the Class A notes. No interest payments will be made on the Class B notes on any distribution date until all interest that is due on the Class A notes has been paid in full. No principal payments will be made on the Class B notes until the Class A notes have been paid in full. In addition, the Class B notes bear the risk of reduction in their invested amount due to investor charge-offs prior to the Class A notes and will also bear the risk of reduction in their invested amount due to reallocated principal collections.
     If a foreclosure and sale of trust assets after an event of default occurs, the net proceeds of the sale that are available to pay the principal of and interest on the Series ___notes will be paid first to the Class A notes before any remaining net proceeds are available for payments due to the Class B notes.

     If on any distribution date, available investor interest collections, together with excess interest collections available for your series from other series in excess interest sharing group one and available transferor collections allocable to your series [and available amounts on deposit in the reserve fund] are insufficient to fund all interest owed to the Class A noteholders on that date, as described below under “— Application of Collections — Payment of Interest, Fees and Other Items,” then reallocated principal collections will be used to cover such shortfalls. Any reallocated principal collections used for this purpose will reduce the invested amount of the Class B notes to the extent that the available subordinated amount is not reallocated to the invested amount in an amount equal to such reallocated principal collections.
     For more information about reallocated principal collections, you should read “— Investor Default Amount and Reallocated Principal Collections” below.
Accumulation Period Reserve Account
     The indenture trustee will establish and maintain with an eligible institution a segregated trust account for the benefit of the Series ___noteholders to serve as the accumulation period reserve account. The purpose of the accumulation period reserve account is to assist with the payment of interest on the Series ___notes during the controlled accumulation period.
     Commencing on the “accumulation period reserve account funding date,” which is the distribution date occurring in the second month preceding the start of the controlled accumulation period, the indenture trustee will deposit available funds on each distribution date to increase the amount in the accumulation period reserve account to the “accumulation period reserve account required amount” which is an amount equal to $[                    ] or [___]% of the initial principal balance of the Series ___notes. Funds to be applied for this purpose will be available investor interest collections and excess interest collections available for your series from other series in excess interest sharing group one, after other required distributions and deposits have been made from such sources, as described below under “— Application of Collections — Payment of Interest, Fees and Other Items.”
     If on any distribution date, after giving effect to all withdrawals from and deposits into the accumulation period reserve account, the amount on deposit in this account (excluding amounts relating to net investment earnings) exceeds the accumulation period reserve account required amount, the excess will be distributed to the holders of the transferor interest.
     On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to an early amortization period, the indenture trustee will withdraw from the accumulation period reserve account and deposit into the collection account an amount equal to the lesser of:
(1)	the amount on deposit in the accumulation period reserve account (excluding net investment earnings), and

(2)	[the “accumulation period reserve draw amount” for that distribution date, which is the excess of (a) one-twelfth of the product of (i) the amount in the principal funding account (excluding net investment earnings) as of the preceding distribution date, after giving effect to any deposits on that distribution date, times (ii) [one-month LIBOR plus] [___]%, over (b) the portion of available investor interest collections for that distribution date constituting net investment earnings from [the reserve fund,] the principal funding account and the accumulation period reserve account for that distribution date.]
     Amounts withdrawn from the accumulation period reserve account on any distribution date will be included as available investor interest collections for your series for that distribution date.

     The accumulation period reserve account will terminate on the earliest to occur of:
(1)	the first distribution date with respect to the early amortization period,

(2)	the payment in full of the Series ___notes, and

(3)	the final maturity date.
     After the termination of the accumulation period reserve account, any funds remaining in the accumulation period reserve account will be treated as available investor interest collections and made available to cover shortfalls for other series in excess interest sharing group one. Any excess not used for other series in excess interest sharing group one will be paid to the holders of the depositor interest.
[The Interest Rate Swap Agreement
     [For the benefit of the Series ___notes, the trust will enter into an interest rate swap agreement on the closing date with                     , as swap counterparty.
     Under the interest rate swap agreement, on each distribution date:
•	the swap counterparty will pay to the trust the interest to be paid on the Series ___notes for that date, and

•	the trust will pay to the swap counterparty an amount equal to one-twelfth of the product of the outstanding principal balance of the Series ___notes for the related interest period times the lower of (1) the prime rate minus ___% or (2) one-month LIBOR.
     The amounts payable by the trust and the swap counterparty on any distribution date will be calculated based on the actual number of days elapsed in the related interest period and a 360-day year and will be netted. Any net swap payment that the swap counterparty owes to the trust will be deposited into the collection account and applied on that distribution date to make distributions on the Series ___notes. Any net swap payment that the trust owes to the swap counterparty will be paid out of available investor interest collections, after payment of interest due on the Series ___ notes, as described below “— Application of Collections — Payment of Interest, Fees and Other Items.”
     Under the interest rate swap agreement, a net initial payment will be made on the closing date by either the swap counterparty or the trust. If the trust is required to make this payment, the depositors will make the payment on behalf of the trust.
     The sponsor has determined based on its reasonable good-faith estimate of maximum probable exposure that the significance percentage as defined in Item 1115 of Regulation AB under the Securities Act of 1933 of the interest rate swap agreement does not exceed 10%.
     Rating Withdrawal or Downgrade of Swap Counterparty. As of the date of this prospectus supplement, the short-term unsecured credit rating of                     , is [[___] by Standard & Poor’s, [___] by Fitch and [___] by Moody’s]. Under the interest rate swap agreement, if such credit rating of the swap counterparty is withdrawn or downgraded below [___], [___] or [___] (or its equivalent) by any rating agency and, as a result of such withdrawal or downgrade, the ratings of the Series ___ notes would be adversely affected, the swap counterparty will be required, within 30 days of the withdrawal or downgrade:
(1)	to use its best efforts to arrange for its obligations under the interest rate swap agreement to be transferred to an appropriate person having at least a rating of [___], [___] (if rated by Fitch) and

[___] (or its equivalent) by each rating agency rating the Series ___notes in order to maintain the ratings of the Series ___notes at their current ratings, or
(2)	to enter into an arrangement acceptable to each rating agency in order to maintain the ratings of the Series ___notes at their current ratings.
     If the swap counterparty fails to take either of the measures described above by the 30th day following the rating withdrawal or downgrade, that failure will result in an amortization event and, unless waived by the holders of at least a majority of the outstanding principal balance of the Series ___notes, [will also result in] the termination of the interest rate swap agreement.
     Termination of the Interest Rate Swap Agreement. The interest rate swap agreement will terminate on the earlier of the final maturity date and the date on which the Series ___notes are paid in full. The interest rate swap agreement may also be terminated early in the following circumstances:
(1)	at the option of one party to the interest rate swap agreement, if there is a failure by the other party to pay any amounts due and payable in accordance with the terms of the interest rate swap agreement,

(2)	if an event of default under the Series ___notes occurs and the indenture trustee liquidates all or a portion of the trust assets in the manner permitted under the indenture,

(3)	upon the occurrence of a bankruptcy or similar event relating to one of the parties to the interest rate swap agreement or the merger of one of the parties without an assumption of the obligations under the interest rate swap agreement or changes in law resulting in the obligations of one of the parties becoming illegal, and

(4)	unless waived by the holders of at least a majority of the outstanding principal balance of the Series ___notes, if the short-term debt rating of the swap counterparty is withdrawn or downgraded and such withdrawal or downgrade is not otherwise cured, as described above under “—Rating Withdrawal or Downgrade of Swap Counterparty.”
     Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap unless the swap counterparty is the defaulting party or the party causing the termination event to occur and the trust enters into a replacement interest rate swap, in which case the amount of the termination payment will generally be determined by reference to the replacement costs incurred by the trust. Any such termination payment could be substantial if market interest rates and other conditions have changed materially.
     If any termination payment is due from the swap counterparty to the trust, the trust will use the termination payment to enter into a replacement interest rate swap agreement having comparable terms to the terminated interest rate swap agreement and with a replacement swap counterparty having a rating of at least [___], [___] (if rated by Fitch) and [___] (or its equivalent) by each rating agency rating the Series ___notes in order to maintain the ratings of the Series ___notes at their then current ratings. However, if the swap counterparty fails to make the termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate swap agreement and to the extent the note interest rates of the Class A and Class B notes exceed the rates the trust would have been required to pay the swap counterparty under the terminated interest rate swap, the amount available to pay interest on the Series ___notes may be reduced.
     Alternatively, if any termination payment is due from the trust to the swap counterparty, the trust will make the termination payment only after paying the interest amounts due on the Series ___ notes to the extent that a default was caused by the swap counterparty. To the extent not paid by a replacement swap counterparty, the trust’s payment of any termination payment due to the swap counterparty may affect the funds available to pay amounts due to the Series ___noteholders.
     Description of the Swap Counterparty. [Information about the swap counterparty required by Item 1115(a)(1) of Regulation AB under the Securities Act of 1933].
Amortization Events
     The revolving period will continue until the controlled accumulation period begins, unless an amortization event occurs before that date.
     An “amortization event” for the Series ___notes consists of the trust amortization events described under “Description of the Notes—Amortization Events” in the prospectus and the following "series amortization events”:
(1)	failure by either depositor (a) to make any payment or deposit on the date required under the related transfer and servicing agreement, the indenture or the Series ___indenture supplement, or within the applicable grace period, not to exceed five business days, or (b) to observe or perform in any material respect any other covenants or agreements of the depositors set forth in the related transfer and servicing agreement, the indenture or the Series ___indenture supplement that has a significant adverse effect on the Series ___noteholders and continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied,

(2)	any representation or warranty made by either depositor in the related transfer and servicing agreement, the indenture or the Series ___indenture supplement, or any information required to be given by such depositor to the indenture trustee to identify the designated accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected except that an amortization event will not occur if such depositor has accepted reassignment of the related receivable or all related receivables, if applicable, during the specified period,

(3)	any servicer default occurs that would have a significant adverse effect on the Series ___noteholders,

(4)	insufficient funds are available to pay in full the aggregate principal balance of the Series ___notes on the expected final payment date,

(5)	the average of the monthly principal payment rates for the three preceding collection periods is less than [___]%,

(6)	on any determination date, the available subordinated amount for the next distribution date will be less than the required subordinated amount for that distribution date, after giving effect to any distributions to be made on that distribution date, which shortfall continues unremedied for a period of five business days after that distribution date[; provided, that, any reduction of the available subordinated amount resulting from reallocations of the available transferor collections to pay interest on the Series ___notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the receivables is calculated on the applicable LIBOR determination date will be considered an amortization event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR determination date],
(7)	the amount in the excess funding account exceeds [___]% of the sum of the adjusted invested amounts of all outstanding series issued by the trust for three consecutive collection periods, after giving effect to any distributions to be made on each related distribution date,

(8)	[the credit rating of the swap counterparty is withdrawn or downgraded and the swap counterparty fails to take remedial measures as described above under “— Credit Enhancement and Other Enhancement— The Interest Rate Swap Agreement — Rating Withdrawal or Downgrade of Swap Counterparty"], and

(9)	an event of default and acceleration of the Series ___notes occurs under the indenture.
     In the case of any event described in clauses (1) through (3) above, an amortization event will be deemed to have occurred with respect to the Series ___notes only if, after any applicable grace period, either the indenture trustee or the holders of at least a majority of the aggregate principal balance of the Series ___notes, declare that an amortization event has occurred with respect to the Series ___notes.
     In the case of any trust amortization event, an amortization event with respect to all series then outstanding, and in the case of any event described in clauses (4) through (8) above, an amortization event with respect to only the Series ___notes, will occur upon the occurrence of the event without any notice or other action on the part of the indenture trustee or the holders of any outstanding series of notes (including the Series ___notes).
     For a more detailed discussion of the amortization events and the consequences of the occurrence of a bankruptcy or similar event relating to the depositors or Ford Credit, you should read “Description of the Notes — Amortization Events” in the prospectus.
Events of Default
     The events of default for the Series ___notes, as well as the rights and remedies available to the indenture trustee and the Series ___noteholders when an event of default occurs, are described under “Description of the Indenture — Events of Default; Rights upon Event of Default” in the prospectus.
     If an event of default for the Series ___notes occurs because of the occurrence of a bankruptcy or similar event relating to the trust, the notes will be automatically accelerated. If an event of default for the Series ___notes occurs for any other reason, the notes may be accelerated by the indenture trustee or the holders of at least a majority of the outstanding principal balance of the notes. If the Series ___notes are accelerated, you may receive principal before the expected final payment date for your notes.
     For a more detailed description of events of default and the acceleration of the notes, you should read "Description of the Indenture — Events of Default; Rights upon Event of Default” in the prospectus.
Collection Account
     The indenture trustee has established and will maintain with an eligible institution in the name of the indenture trustee a segregated trust account to serve as the collection account. The collection account is held by the indenture trustee for the benefit of the noteholders of all series issued by the trust, not just for the benefit of the holders of any particular series, including the Series ___noteholders. The servicer will deposit into the collection account the required portion of amounts collected on the receivables. The servicer will deposit collections into the collection account on a daily, monthly (subject to certain conditions) or other basis that the rating agencies confirm in writing will not result in a reduction or withdrawal of its then existing rating of any note issued by the trust. The servicer currently remits collections to the collection account daily, until required amounts for the collection period are reached.
     At the direction of the servicer, the indenture trustee will invest funds in the collection account in eligible investments that mature no later than the following distribution date. Net investment earnings on funds in the collection account will be deposited into the collection account and included in interest collections. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the indenture.
Excess Funding Account
     The indenture trustee has established and will maintain with an eligible institution a segregated trust account for the benefit of the noteholders of all series issued by the trust to serve as the excess funding account. On the closing date, the amount on deposit in the excess funding account will be zero. The indenture provides that deposits will be made into the excess funding account from available funds, in an amount so that the sum of the net adjusted pool balance and the funds on deposit in the principal funding accounts for all series is not less than the required pool balance.
     In addition, the holders of the transferor interest may direct the servicer and the indenture trustee to deposit any amounts otherwise distributable to the holders of the transferor interest into the excess funding account. The servicer will determine for each distribution date the amount by which the sum of the net adjusted pool balance and the funds on deposit in the principal funding accounts for all series exceeds the required pool balance (after giving effect to any withdrawals to be made from the excess funding account on that distribution date) and will instruct the indenture trustee to withdraw that amount from the excess funding account to the extent of the funds on deposit in the excess funding account (excluding net investment earnings), and pay that amount to the holders of the transferor interest.
     At the direction of the servicer, the indenture trustee will invest funds on deposit in the excess funding account in eligible investments that mature no later than the following distribution date. Net investment earnings on funds in the excess funding account will be deposited into the collection account and included in interest collections. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the excess funding account for the purpose of carrying out its duties under the indenture.
     The “Series ___excess funding amount” means the product of (a) the amount on deposit in the excess funding account (excluding net investment earnings) on such date, times (b) a fraction (i) the numerator of which is the adjusted invested amount, and (ii) the denominator of which is the sum of the adjusted invested amounts of each series being allocated a portion of the funds in the excess funding account.
Principal Funding Account
     The indenture trustee will establish and maintain with an eligible institution a segregated trust account for the benefit of the Series ___noteholders to serve as the principal funding account. During the controlled accumulation period, the indenture trustee, at the direction of the servicer, will transfer available investor principal collections up to an amount equal to the monthly principal amount, for each related distribution date from the collection account to the principal funding account, as described below under “— Application of Collections — Payment of Principal.” The “monthly principal amount” means the least of:
(1)	available investor principal collections on deposit in the collection account with respect to that distribution date,

(2)	for each distribution date with respect to the controlled accumulation period, the controlled deposit amount for that distribution date, and

(3)	the adjusted invested amount (as adjusted for any unreimbursed investor charge-offs and reallocated principal collections on that distribution date).
     On the first distribution date with respect to the early amortization period, the indenture trustee will apply the amounts on deposit in the principal funding account, together with available investor principal collections for that date, to pay the principal of the Series ___notes, as described below under “— Application of Collections — Payment of Principal.”
     At the direction of the servicer, the indenture trustee will invest funds on deposit in the principal funding account in eligible investments that mature no later than the following distribution date. The indenture trustee will deposit net investment earnings on funds in the principal funding account into the collection account and such amounts will be included in available investor interest collections for that distribution date.
Investor Percentages
     The servicer will allocate all collections and all defaulted amounts for each collection period among:
(1)	the Series ___notes,

(2)	other outstanding series of notes that the trust has issued, and

(3)	the transferor interest.
     These amounts will be allocated to the Series ___notes based on the applicable investor percentage for the Series ___notes. Each investor percentage is calculated by reference to the invested amount or the adjusted invested amount of the Series ___notes. The “investor percentages” for the Series ___notes are:
(1)	the “floating investor percentage,” which is the percentage equivalent of a fraction (1) the numerator of which is the adjusted invested amount on the last day of the preceding collection period (or, for the first collection period, the initial principal balance of the Series ___notes), and (2) the denominator of which is the adjusted pool balance as of the last day of the preceding collection period (or, for the first collection period, the pool balance as of the series cut-off date), and

(2)	the “fixed investor percentage,” which is the percentage equivalent of a fraction (a) the numerator of which is the invested amount on the last day of the revolving period, and (b) the denominator of which is the greater of (i) the adjusted pool balance as of the last day of the preceding collection period and (ii) the sum of the numerators used to calculate the applicable investor percentages for allocating principal collections to all outstanding series for such collection period.
     The floating investor percentage is used for allocating interest collections and the defaulted amount at any time and for allocating principal collections during the revolving period. The fixed investor percentage is used for allocating principal collections during the controlled accumulation or early amortization period.
Retention of Available Transferor Collections
     On each deposit date, the servicer will allocate and distribute to the holders of the transferor interest:

(1)	out of the interest collections allocated to the transferor interest based on the transferor percentage, an amount equal to (i) such amount of allocated interest collections, times (ii) the percentage (not less than 0%) equal to 100% minus the sum of (a) the sum of the floating investor percentages for that collection period for all series, plus (b) the percentage equivalent of a fraction (1) the numerator of which is the trust available subordinated amount as of the determination date occurring in the preceding collection period and (2) the denominator of which is the adjusted pool balance as of the last day of the preceding collection period), and

(2)	out of the principal collections allocated to the transferor interest based on the transferor percentage, but only to the extent that the transferor amount exceeds the required transferor amount for such date, an amount equal to (i) such amount of allocated principal collections, times (ii) the percentage (not less than 0%) equal to 100% minus the sum of (a) the sum of the floating investor percentages for that collection period for all series that are in their revolving periods and the fixed investor percentage for that collection period for all series that are not in their revolving periods, plus (b) the percentage equivalent of a fraction (1) the numerator of which is the trust available subordinated amount as of the determination date occurring in the preceding collection period, and (2) the denominator of which is the adjusted pool balance as of the last day of the preceding collection period.
     The transferor interest collections not paid to the holders of the transferor interest pursuant to clause (1) above are the “available transferor interest collections.” The transferor principal collections not paid to the holders of the transferor interest pursuant to clause (2) above are the “available transferor principal collections.” The sum of these two amounts, called “available transferor collections,” will be deposited by the servicer into the collection account, to the extent needed to:
•	cover shortfalls in distributions required to be made from available investor interest collections and excess interest collections available for your series,

•	fund principal payments on your series during an early amortization period, or

•	cover similar shortfalls for other series.
     Available transferor collections that may be used to fund shortfalls for your series or that may be used to fund principal payments on your series during an early amortization period will be limited to the available subordinated amount. If the available subordinated amount is zero, available transferor collections allocable to your series for these purposes will also be zero. If the amount of available transferor collections for any distribution date is insufficient to cover the aggregate shortfall for all series, then available transferor collections will be allocated to each such series based on the ratio that its available subordinated amount bears to the aggregate available subordinated amount for all series that have shortfalls.
     For additional details on the application of available transferor collections for your series, you should read “— Application of Collections — Payment of Interest, Fees and Other Items” below.
     Any remaining available transferor collections not required to be deposited into the collection account will be distributed to the holders of the transferor interest, but only to the extent that the transferor amount exceeds the required transferor amount for such date. The “transferor amount” means the excess of the adjusted pool balance on that date over the sum of the adjusted invested amounts as of that date of all series issued by the trust.

Application of Collections
     Payments of interest and principal on the Series ___notes will be made on each distribution date from available investor interest collections and available investor principal collections.
     “Available investor interest collections” for any distribution date will equal the sum of (1) the floating investor percentage of interest collections for the related collection period and net investment earnings on the collection account and the excess funding account, plus (2) the sum of net investment earnings from [the reserve fund,] the principal funding account and the accumulation period reserve account, plus (3) any accumulation period reserve draw amount for that distribution date, plus (4) upon the earliest of the first distribution date with respect to the early amortization period, the payment in full of the Series ___notes and the final maturity date, any remaining amounts in the accumulation period reserve account.
     “Available investor principal collections” for any distribution date will equal the sum of (1) the sum of (a) the applicable investor percentage of principal collections for the related collection period, plus (b) the aggregate amount of any available investor interest collections, [reserve fund withdrawals,] excess interest collections available from other series in excess interest sharing group one and available transferor collections used to cover shortfalls in some of the specified amounts required to be distributed or deposited on that distribution date, as described below under “— Payment of Interest, Fees and Other Items” and, thus, treated as part of investor principal collections for that distribution date, plus (2) any shared principal collections from other series in principal sharing group one (including any amounts on deposit in the excess funding account that are allocated to Series ___for application as shared principal collections)[, plus (3) upon the earlier of the payment in full of the Series ___notes and the final maturity date, any remaining amounts in the reserve fund].
Payment of Interest, Fees and Other Items
     On each distribution date, the servicer will direct the indenture trustee to apply available investor interest collections on deposit in the collection account in the following order:
(1)	the Class A monthly interest for that distribution date, together with any unpaid Class A monthly interest for prior distribution dates and any additional interest on the unpaid amount for that distribution date, will be paid to the Class A noteholders,

(2)	the Class B monthly interest for that distribution date, together with any unpaid Class B monthly interest for prior distribution dates and any additional interest on the unpaid amount for that distribution date, will be paid to the Class B noteholders,

(3)	the payments owed by the trust under the interest rate swap for that distribution date, together with any unpaid amounts owed by the trust under the interest rate swap for prior distribution dates, will be paid to the swap counterparty,

(4)	if Ford Credit or one of its affiliates is no longer the servicer, the monthly servicing fee for that distribution date together with any unpaid monthly servicing fees for prior distribution dates, will be paid to the servicer,

(5)	the investor default amount, if any, for the related collection period, will be treated as investor principal collections and further applied, as described below under “— Payment of Principal,”

(6)	[the excess, if any, of the reserve fund required amount over the amount then on deposit in the reserve fund will be deposited into the reserve fund,]

(7)	the sum of investor charge-offs that have not been previously reimbursed will be treated as investor principal collections and further applied, as described below under “— Payment of Principal,”

(8)	the sum of reallocated principal collections that have not been previously reimbursed will be treated as investor principal collections and further applied, as described below under “— Payment of Principal,”

(9)	beginning on the accumulation period reserve account funding date, the excess, if any, of the accumulation period reserve account required amount over the amount then on deposit in the accumulation period reserve account will be deposited into the accumulation period reserve account,

(10)	if Ford Credit or one of its affiliates is the servicer, the monthly servicing fee for that distribution date, together with any unpaid monthly servicing fees for prior distribution dates, will be paid to the servicer,

(11)	the excess of the required subordinated amount over the available subordinated amount will be distributed to the holders of the transferor interest to increase the available subordinated amount by the amount so distributed,

(12)	the shortfalls in interest collections for other outstanding series in excess interest sharing group one will be treated as excess interest collections available from Series ___and applied to cover these shortfalls, and

(13)	all remaining available investor interest collections will be distributed to the holders of the transferor interest.
     If available investor interest collections for any distribution date are insufficient to make the full distribution of the amounts required above, the indenture trustee will apply available funds from the following sources on that distribution date in the following order to make up certain shortfalls:
•	First, from excess interest collections available from other series in excess interest sharing group one, to cover shortfalls in the distributions required under clauses [(1) through (11)] in that order.

•	Second, from available transferor collections deposited into the collection account, in an amount not exceeding the available subordinated amount for that distribution date, to cover shortfalls in the distributions required under clauses [(1) through (8)] in that order. If the amount of available transferor collections is insufficient to cover in full the aggregate shortfalls for all series, then available transferor collections will be allocated to your series based on the ratio that your series’ available subordinated amount bears to the aggregate available subordinated amount for all series that have shortfalls. [On the other hand, if the amount of available transferor collections exceeds the aggregate amount of such shortfalls for all series, the excess available transferor collections will be applied to cover any unpaid adjustment payments.] The available subordinated amount will be reduced by the amount of available transferor collections applied to cover shortfalls under clauses [(1) through (8)] [and any unpaid adjustment payments].

•	[Third, from the reserve fund, to cover shortfalls in the distributions required under clauses (1) through (5) in that order.]

•	Fourth, from reallocated principal collections for that distribution date, to cover shortfalls in the distributions required under clauses (1) and (2) in that order. The invested amount of the Class B notes will be reduced by the amount of reallocated principal collections not reallocated from the available subordinated amount, as described below under “— Investor Default Amount and Reallocated Principal Collections,” but may be subsequently increased by the amount of any reallocated principal collections reimbursed under clause (8).
Payment of Principal
     On each distribution date, the servicer will direct the indenture trustee to apply available investor principal collections on deposit in the collection account as follows:
•	On each distribution date with respect to the revolving period, available investor principal collections will be treated as shared principal collections and applied, as described below under “— Groups — Principal Sharing Group One” and under “Description of the Notes — Groups — Principal Sharing Groups” in the prospectus. Any available investor principal collections not used for this purpose will be paid to the holders of the transferor interest to the extent not required to be deposited into the excess funding account as described above under “—Excess Funding Account.”

•	On each distribution date with respect to the controlled accumulation period or the early amortization period, available investor principal collections will be applied as follows:
(1)	During the controlled accumulation period, an amount equal to the excess of the monthly principal amount over the Series ___excess funding amount (up to the applicable controlled deposit amount) will be deposited into the principal funding account.

(2)	So long as the early amortization period has not commenced, on the expected final payment date, all available investor principal collections, together with all available amounts then on deposit in the principal funding account (including any Series ___excess funding amount deposited therein during the related collection period), will be distributed first to the Class A noteholders until paid in full and then to the Class B noteholders until paid in full.

(3)	During the early amortization period, all available investor principal collections, together with all available amounts, if any, then on deposit in the principal funding account (including any Series ___excess funding amount deposited therein during the related collection period or on such distribution date and available transferor collections (in an amount not to exceed the available subordinated amount)), will be distributed first to the Class A noteholders until paid in full and then to the Class B noteholders until paid in full.

(4)	On each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of available investor principal collections will be treated as shared principal collections with respect to principal sharing group one and applied as described below under “— Groups — Principal Sharing Group One” and under “Description of the Notes — Groups — Principal Sharing Groups” in the prospectus. Any remaining funds not needed for other series in principal sharing group one will be paid to the holders of the transferor interest to the extent not required to be deposited into the excess funding account, as described above under “— Excess Funding Account.”
Investor Default Amount and Reallocated Principal Collections
     The servicer will allocate to the Series ___notes amounts owed on principal receivables that become defaulted receivables and, if applicable, the principal portion of any interests in other floorplan assets that default. The servicer will make these allocations to the Series ___notes based on the floating investor percentage. The portion of the defaulted amount allocated to the Series ___notes is the “investor default amount” for the Series ___notes.
     The investor default amount represents your series’ share of losses on principal receivables and the principal portion of any interests in other floorplan assets. The investor default amount for any distribution date will be funded from available investor interest collections, excess interest collections available to your series from other series in excess interest sharing group one and available transferor collections allocable to your series [and available amounts on deposit in the reserve fund]. If the investor default amount for any distribution date exceeds the funds available from those sources, the available subordinated amount (after giving effect to any reductions described above under “— Application of Collections — Payment of Interest, Fees and Other Items”), will be reallocated to the Series ___notes in order to avoid a reduction of the invested amount. Any remaining unfunded investor default amount will reduce the invested amount of your series.
     If on any distribution date, reallocated principal collections are used to fund shortfalls in the payments of interest on the Class A or Class B notes, the available subordinated amount (after giving effect to any reductions described above under “— Application of Collections — Payment of Interest, Fees and Other Items”), will be reallocated to the Series ___notes in order to avoid a reduction of the invested amount of the Class B Notes. Any excess of the amount of such reallocated principal collections over the amount of the available subordinated amount reallocated for this purpose will reduce the invested amount of the Class B Notes. For the Series ___notes for any distribution date, “reallocated principal collections” means the amount of investor principal collections for that distribution date reallocated to cover shortfalls in payments of interest on the Class A and Class B notes, except that the amount of investor principal collections reallocated for this purpose cannot exceed:
(1)	with respect to the Class A notes, the sum of the available subordinated amount plus the invested amount of the Class B notes for that distribution date (in each case after giving effect to any change in that amount on that date), and

(2)	with respect to the Class B notes, the available subordinated amount for that distribution date (after giving effect to any change in that amount on that date).
     Reductions in the invested amount from unfunded investor default amounts and reallocated principal collections may be reimbursed from subsequent available investor interest collections, excess interest collections available from other series in excess interest sharing group one and available transferor collections allocable to your series, as described above under “— Application of Collections — Payment of Interest, Fees and Other Items.” If the invested amount is reduced to zero, your series will not receive any further allocations of interest collections and principal collections.
Ineligible Receivables and Overconcentration Amounts
     The depositors have the option to transfer certain ineligible receivables to the trust so long as these ineligible receivables arise in an eligible account. If any ineligible receivables are in the trust, the available subordinated amount will be increased by the incremental subordinated amount, which takes into account the principal amount of those ineligible receivables allocable to the Series ___notes.
     The incremental subordinated amount will also take into account the aggregate principal amount of receivables that constitute dealer, manufacturer, PRIMUS and used vehicle overconcentrations allocable to the Series ___notes on the related determination date.
     In the case of any dealer or group of affiliated dealers (as determined in accordance with the servicer’s customary policies and procedures), a “dealer overconcentration” for any determination date means any excess of:
•	the aggregate amount of the trust’s principal receivables arising in all the designated accounts of a dealer or a group of affiliated dealers as of the last day of the related collection period, over

•	[___]% (or [___]% in the case of dealers affiliated with ]) of the pool balance as of the last day of that collection period.
          A “manufacturer overconcentration” for any determination date means either:
•	any excess of:
(1)	the aggregate amount of the trust’s principal receivables financed by Ford Credit through its PRIMUS division that relate to a particular vehicle manufacturer (other than Ford or one of its associated manufacturers) with a long-term credit rating of at least “[___]” by Standard & Poor’s and Fitch (if rated by Fitch), and “[___]” by Moody’s (if rated by Moody’s) as of the last day of the related collection period, over

(2)	[___]% of the pool balance as of the last day of that collection period, or
•	any excess of:
(1)	the aggregate amount of the trust’s principal receivables financed by Ford Credit through its PRIMUS division that relate to a particular vehicle manufacturer (other than Ford or one of its associated manufacturers) with a long-term credit rating of “[___]” or lower by Standard & Poor’s or unrated by Standard & Poor’s, or “[___]” or lower by Fitch (if rated by Fitch), or “[___]” or lower by Moody’s (if rated by Moody’s) as of the last day of the related collection period, over

(2)	[___]% of the pool balance as of the last day of that collection period.
          A “PRIMUS overconcentration” for any determination date means any excess of:
•	the aggregate amount of the trust’s principal receivables financed by Ford Credit through its PRIMUS division that relate to all vehicle manufacturers (other than Ford or one of its associated manufacturers) as of the last day of the related collection period, over

•	[___]% of the pool balance as of the last day of that collection period.

          A “used vehicle overconcentration” for any determination date means any excess of:
•	the aggregate amount of the trust’s principal receivables relating to used vehicles as of the last day of the related collection period, over

•	[___]% of the pool balance as of the last day of that collection period.
     The definitions of dealer, manufacturer, PRIMUS and used vehicle overconcentration, including the percentages specified therein, may be modified without your prior consent so long as each rating agency has confirmed that modifying the definitions will not result in a reduction or withdrawal of its ratings of your notes.
Groups
Excess Interest Sharing Group One
     Your series will be included in a group of series referred to as “excess interest sharing group one.” Excess interest collections for your series will be made available to any other series in excess interest sharing group one whose share of interest collections and other amounts treated like interest collections are not sufficient to make required distributions or deposits for that series. If available investor interest collections for your series are insufficient to make all required distributions and deposits for your series, your series will have access to excess interest collections from other series in excess interest sharing group one. Each series that is part of excess interest sharing group one and has a shortfall will receive a share of the total amount of excess interest collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in excess interest sharing group one for that same month.
Principal Sharing Group One
     Your series will be included in a group of series referred to as “principal sharing group one.” Available investor principal collections for any collection period allocated to the invested amount will first be used to cover, during the controlled accumulation period, deposits of the applicable controlled deposit amount to the principal funding account, and during the early amortization period, payments to the noteholders. The servicer will determine the shared principal collections, which is the amount of collections of principal receivables for any collection period allocated to the invested amount remaining after covering required payments to the Series ___ noteholders and any similar amount remaining for any other series in principal sharing group one. Shared principal collections will be determined and allocated by the servicer to cover principal shortfalls. Shared principal collections will not be used to cover unfunded investor default amounts. . Each series that is part of principal sharing group one and has a principal shortfall will receive a share of the total amount of shared principal collections available for that collection period based on the amount of shortfall for that series, divided by the total shortfall for all series in principal sharing group one for that same collection period. To the extent that shared principal collections exceed principal shortfalls, the balance will be paid to the holders of the transferor interest to the extent not required to be deposited into the excess funding account, as described above under “— Excess Funding Account.”
Servicing Compensation and Payment of Expenses
     The share of the servicing fee allocable to the Series ___notes for any distribution date is the monthly servicing fee. The “monthly servicing fee” means an amount equal to one-twelfth the product of (1) the servicing fee rate (___% or such lesser percentage as may be specified by the servicer), times (2) the floating investor percentage of the total amount of principal receivables on the last day of the preceding collection period, or with respect to the first collection period, the total amount of principal receivables as of the series cut-off date, in either case, excluding any interests in other floorplan assets not serviced by the servicer. The “series cut-off date” means, for the Series ___notes, the close of business on                     .

     The servicer will pay from its servicing compensation expenses incurred in servicing the receivables, including payment of the fees and disbursements of the owner trustee, the Delaware trustee, the indenture trustee, the administrator and independent certified public accountants, payment of taxes imposed on the servicer and expenses incurred in making distributions and providing reports to the noteholders and others.
Optional Redemption or “Clean Up Call” Option
     The depositor will have the option to redeem the Series ___notes by purchasing the portion of the trust assets allocated to the Series ___notes at any time after the remaining outstanding principal balance of the Series ___notes is [___]% or less of the initial principal balance of the Series ___notes. The redemption price will equal:
(1)	the outstanding principal balance of the Series ___notes, plus

(2)	any accrued and unpaid interest through the day preceding the distribution date on which the redemption occurs or, if the redemption occurs on any other date, through the day preceding such redemption date.
     If exercising the optional redemption of the Series ___notes, the depositors will notify the servicer, the indenture trustee, the issuer and, if applicable, other holders of the transferor interest of the intended redemption. The indenture trustee will provide notice to the noteholders of the redemption. The Series ___notes will be retired on the day following the final maturity date, whether as a result of optional redemption or otherwise.
Reports to Noteholders
     On each determination date, the servicer will prepare and deliver to the owner trustee, the indenture trustee, the depositors and the rating agencies a monthly investor report. On each distribution date, the indenture trustee, as paying agent, will forward the monthly investor report to each noteholder of record. Each monthly investor report will set forth the items described under “Description of the Agreements — Reporting Obligations of the Servicer” in the prospectus. An officer of the servicer will certify the accuracy of the information in each monthly investor report. For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the monthly investor reports with the SEC on Form 10-D within 15 days after each distribution date. The servicer will post each monthly investor report on each distribution date on its website located at www.fordcredit.com/institutionalinvestments/index_html.
     For information regarding other reports prepared by the servicer, including assessment of compliance with the minimum servicing criteria, you should read “Description of the Notes — Reports to Noteholders” and “Description of the Agreements — Reporting Obligations of the Servicer” in the prospectus.
TRANSACTION FEES AND EXPENSES
     The following table shows the fees that will payable by the trust out the portion of the collections allocated to your notes. On each distribution date, the servicer will instruct the indenture trustee to pay these fees from available investor interest collections, in the order and priority described under “Description of the Notes — Application of Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.

Fee	Monthly Amount
Monthly servicing fee	1/12 of ___% of the portion of the receivables allocated to your series

     The monthly servicing fee is paid to the servicer for the servicing of the receivables under the transfer and servicing agreements. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the transfer and servicing agreements, including (i) all reasonable fees and disbursements of the owner trustee, Delaware trustee, indenture trustee, administrator and independent accountants, (ii) taxes imposed on the servicer and (iii) expenses incurred in connection with making distributions and providing reports to the noteholders.
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Ford Credit is the sponsor of this securitization transaction, the originator of the receivables that are being securitized and the servicer of the receivables. As the sponsor, Ford Credit has caused the depositors to be formed for purposes of participating in securitization transactions. Each depositor is a wholly-owned subsidiary of Ford Credit. Ford Credit has caused the depositors to form the trust that is the issuing entity for this securitization transaction. The depositors initially will be the sole beneficiaries of the trust and the holders of the transferor interest in the trust.
     In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee, [the swap counterparts and their respective affiliates,] including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the Series ___notes only in connection with “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the Series ___notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the Series ___notes as other than capital assets, may be subject to special rules. You are encouraged to consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Series ___notes.
     In the opinion of                     , tax counsel to the depositors:
•	assuming the parties comply with the terms of the governing agreements, the trust will not be characterized as an association or publicly traded partnership taxable as a corporation and will be treated as a division of the depositors for U.S. federal income tax purposes, and

•	for U.S. federal income tax purposes, the Series ___notes will be characterized as indebtedness.
     Each noteholder, by its acceptance of a Series ___note, agrees to treat the Series ___notes as indebtedness for federal, state and local income and franchise tax purposes.
     The trust does not anticipate issuing Series ___notes with any original issue discount, as described under “Material Federal Income Tax Consequences — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.
     If a Series ___note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder’s adjusted basis in that Series ___note, as described under “Material Federal Income Tax Consequences — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.
ERISA CONSIDERATIONS
     Subject to the deemed representations described below, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, or “ERISA,” and the tax code generally may purchase the notes. Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation issued by the U.S. Department of Labor because the notes:
•	are expected to be characterized as indebtedness for U.S. federal income tax purposes, and

•	should not be deemed to have any “substantial equity features.”
     Any plan that purchases and holds notes of any class will be deemed to have represented that its purchase and holding of the notes does not and will not constitute a non-exempt prohibited transaction under ERISA or the tax code by reason of the applicability to such purchase and holding of a prohibited transaction class exemption issued by the U.S. Department of Labor.
     For a more detailed description of the treatment of the notes under ERISA, you should read “ERISA Considerations” in the prospectus.
UNDERWRITING
     The depositors and the underwriters named below have entered into an underwriting agreement for the notes. Subject to certain conditions, each underwriter has agreed to purchase the principal amount of notes indicated in the following table:

Underwriters	Class A notes	Class B notes
[_____]	$—	$—
[_____]	$—	$—
[_____]	$—	$—
[_____]	$—	$—

Total	$—	$—

     The underwriters will resell the notes offered by this prospectus supplement to the public. The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes and as an aggregate dollar amount, are as follows:

Selling
	Concessions	Reallowances
	not to exceed	not to exceed
Class A notes	—%	—%
Class B notes	—%	—%
Total	$	$

     Each class of notes is a new issue of securities with no established trading market. The depositors have been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given about the liquidity of the trading market for the notes.

     All classes of notes must be issued and purchased (or retained by the depositors) for any notes to be issued and purchased.
     Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.
LEGAL OPINIONS
     [                    ] will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositors and the servicer. [                    ] will review or provide opinions on legal matters relating to the notes and other matters for the underwriters. [ [                    ] has from time to time represented Ford Credit and its affiliates in connection with other matters.]

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

accumulation period reserve account required amount	S-32
accumulation period reserve draw amount	S-32
amortization event	S-8, S-35
available investor interest collections	S-40
available investor principal collections	S-40
available subordinated amount	S-29
available transferor collections	S-39
available transferor interest collections	S-39
available transferor principal collections	S-39
classic floorplan receivables	S-19
clean up call	S-9
closing date	S-4
controlled accumulation amount	S-27
controlled deposit amount	S-26
corporate trust office	S-14
dealer overconcentration	S-44
defaulted amount	S-7
distribution date	S-4
ERISA	S-48
FCF Corp	S-4
FCF LLC	S-4
fixed investor percentage	S-38
floating investor percentage	S-38
Ford Credit	S-4
incremental subordinated amount	S-30
initial pool balance	S-6
interest period	S-4
in-transit period	S-17
investor percentages	S-38
LIBOR determination date	S-25
manufacturer overconcentration	S-44
monthly principal amount	S-38
monthly servicing fee	S-46
pool balance	S-7
PRIMUS overconcentration	S-47
rating agency	S-9
rating agency condition	S-37
reallocated principal collections	S-43
receivables	S-6
record date	S-25
required subordinated amount	S-30
reserve fund required amount	S-31
Series __ excess funding amount	S-7, S-37
series amortization events	S-35
series cut-off date	S-46
series enhancement	S-5
statistical calculation date	S-6
subordinated percentage	S-30
subordination factor	S-30
transferor amount	S-40
transferor interest	S-6
trust	S-4
used vehicle overconcentration	S-45

Annex A
OTHER SERIES ISSUED AND OUTSTANDING
THE INFORMATION IN THIS ANNEX A IS AN INTEGRAL PART OF THIS PROSPECTUS SUPPLEMENT AND IS INCORPORATED BY REFERENCE INTO THE BODY OF THIS PROSPECTUS SUPPLEMENT.

[Series notes
Initial invested amount	$
Initial Class A principal balance	$
Class A note interest rate	One-month LIBOR plus % per annum
Initial Class B principal balance	$
Class B note interest rate	One-month LIBOR plus % per annum
Expected final payment date	, 20 distribution date
Final maturity date	, 20 distribution date
Closing date	, 20
Excess interest sharing group designation	[One]
Principal sharing group designation	[One]

Series notes
Initial invested amount	$
Initial Class A principal balance	$
Class A note interest rate	One-month LIBOR plus % per annum
Initial Class B principal balance	$
Class B note interest rate	One-month LIBOR plus % per annum
Expected final payment date	, 20 distribution date
Final maturity date	, 20 distribution date
Closing date	, 20
Excess interest sharing group designation	[One]
Principal sharing group designation	[One]

Series notes
Initial invested amount	$
Initial Class A principal balance	$
Class A note interest rate	One-month LIBOR plus % per annum
Initial Class B principal balance	$
Class B note interest rate	One-month LIBOR plus % per annum
Expected final payment date	, 20 distribution date
Final maturity date	, 20 distribution date
Closing date	, 20
Excess interest sharing group designation	[One]
Principal sharing group designation	[One]

Series variable funding notes
The Series notes are a series of variable funding notes, the investment of which may be increased or repaid periodically.
Current aggregate invested amount	$
Current aggregate funding commitments	$
Stated commitment expiration dates	, 20 (subject to extension)
Final maturity date	, 20
Closing date	, 20
Excess interest sharing group designation	[One]
Principal sharing group designation	[One]
A-1

Prospectus
Ford Credit Floorplan Master Owner Trusts
Issuing Entities or Trusts
Asset Backed Notes

Ford Credit Floorplan Corporation
Ford Credit Floorplan LLC	Ford Motor Credit Company
Depositors	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page [___] of this prospectus and in the prospectus supplement.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.
This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.
Each issuing entity:
•	will be a master owner trust formed by an owner trustee and either or both of the depositors,

•	may issue asset-backed notes in one or more series, each having one or more classes, and

•	will have assets consisting of:
–	a revolving pool of receivables arising in connection with the purchase and financing by motor vehicle dealers of their new and used car and truck inventory,

–	collections on the receivables, and

–	any other property identified in this prospectus and the prospectus supplement for a series.
The notes:
•	will be asset-backed securities payable only from the assets of the trust,

•	may benefit from one or more forms of series enhancement,

•	will be debt obligations of the trust, and

•	will be issued as part of a designated series that may include one or more classes of notes and credit enhancement.
The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2006

i

READING THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT
     This prospectus provides general information about the notes to be issued by the Ford Credit Floorplan Master Owner Trusts, some of which may not apply to notes issued by a particular trust, including your notes.
     The prospectus supplement will describe the specific terms of your notes and the trust that will issue your notes, including:
•	whether the trust will be newly formed or will have previously issued other series that are still outstanding,

•	information about the receivables owned and to be owned by the trust,

•	the timing and amount of interest and principal payments on each class of notes,

•	information about credit enhancement or other enhancement for each class of notes,

•	the credit ratings of each class of notes, and

•	the method for selling the notes to investors.
     You should rely solely on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the SEC for any particular offering of notes.
     This prospectus begins with the following brief introductory sections:
•	Summary — provides an overview of the terms of the notes.

•	Risk Factors — describes some of the risks of investing in the notes.
     The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue the notes. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement. The Table of Contents on the preceding page contains references to key topics.
     An index of defined terms is at the end of this prospectus.

SUMMARY
     This summary provides an overview of the most important terms of the notes. It does not contain all of the information that may be important to you. To understand fully the terms of the notes, you should read this prospectus and the prospectus supplement completely.
Transaction Parties
Sponsor, Servicer and Administrator of the Trust
     The sponsor, servicer and administrator of each trust will be Ford Motor Credit Company, or "Ford Credit.” Ford Credit is a Delaware corporation and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”
Depositor
     The depositor, or “transferor,” for each trust will be:
•	Ford Credit Floorplan Corporation, or “FCF Corp,” a Delaware corporation,

•	Ford Credit Floorplan LLC, or “FCF LLC,” a Delaware limited liability company, or

•	both companies.
Both depositors are special purpose entities wholly owned by Ford Credit.
The prospectus supplement will specify which of these two entities is the depositor for your trust or whether both entities are the depositors for your trust. If the prospectus supplement specifies that both entities are the depositors for your trust, all references in this prospectus to the “depositor” will mean each entity, as applicable.
Issuing Entity or Trust
Each issuing entity, or “trust,” is or will be a Delaware statutory trust formed pursuant to a trust agreement between an owner trustee and the depositor. Initially, the depositor will be the beneficiary of the trust.
Each trust is or will be a master owner trust issuing its notes in series. At the time that a trust issues a series, the trust may be newly or previously formed and may have issued other series or classes of notes that remain outstanding. The prospectus supplement for your series will specify whether your trust has previously issued other series or classes that remain outstanding.
Indenture Trustee and Owner Trustee
The prospectus supplement will specify the indenture trustee for your series and the owner trustee of your trust. If so specified in the prospectus supplement, a trust may have a Delaware trustee in addition to the owner trustee. If a trust has both a Delaware trustee and an owner trustee, together the “co-trustees,” all references in this prospectus to the “owner trustee” will mean each such trustee.
The Notes
Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued under an indenture supplement to an indenture between the trust and the indenture trustee. Some series or classes may not be offered by this prospectus. They may be retained by the depositor or offered, for example, in a private placement or other issuance exempt from registration with the Securities and Exchange Commission or “SEC.”
The terms of the notes will be described in the prospectus supplement, including, for each class of a series:
•	the principal amount,

•	the interest rate or method for determining the interest rate,

•	the expected final payment date,

•	the final maturity date,

•	the rights to any series enhancement, and

•	the note ratings.
The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.
For a more detailed description of the features of the notes, you should read “Description of the Notes” in this prospectus and the prospectus supplement.
Payments on the Notes
Each note will entitle the holder to receive payments of interest and principal as described in the prospectus supplement. The timing and priority of payments among classes may differ and will be described in the prospectus supplement. The amount of principal collections allocated to a series or class will depend on whether such series or class is in a revolving period or an accumulation or amortization period.
Revolving Period
Each series of notes will begin with a “revolving period” during which the trust will not pay or accumulate principal for payment to the noteholders of that series. During the revolving period, the trust may pay available principal to the noteholders of other series that the trust has issued in the same principal sharing group or to the holders of the transferor interest. In limited circumstances described under “Description of the Notes—Application of Collections” in this prospectus, a trust may deposit available principal into the excess funding account for such trust. The revolving period for a series or class begins on its closing date and ends on the day before the start of an accumulation or amortization period for that series or class.
Accumulation or Amortization Periods
Following the revolving period, each series or class of notes will have one or more of the following periods:
•	a “controlled accumulation period” during which principal is accumulated in specified amounts each month and paid on an expected final payment date,

•	a “controlled amortization period” during which principal is paid in fixed amounts on each distribution date, or

•	an “early accumulation period” or an “early amortization period” during which principal is accumulated or paid in varying amounts each month based on the amount of principal collections following an amortization event.
For a more detailed description of the accumulation and amortization periods, you should read “Description of the Notes—Principal Payments” in this prospectus and the prospectus supplement.
Amortization Events
An “amortization event” for any series of notes will include any of the “series amortization events” that are applicable to that series as described in the related prospectus supplement, together with the following “trust amortization events” that are applicable to all series issued by the same trust:
•	the failure of the depositor to transfer to the trust receivables arising in connection with additional designated accounts or interests in other floorplan assets within 10 business days of when required under a transfer and servicing agreement,

•	the occurrence of bankruptcy or similar events relating to the depositor, Ford Credit or Ford, and

•	the trust becomes subject to regulation as an investment company under the Investment Company Act of 1940.
For a more detailed description of the amortization events, you should read “Description of the Notes—Amortization Events” in this prospectus and the prospectus supplement.

Events of Default
The following events constitute “events of default” for each trust:
•	the trust fails to pay interest due on any note within the time period specified in the prospectus supplement,

•	the trust fails to pay the principal of any note in full on its final maturity date,

•	the trust fails to observe or performance of any covenant or any agreement under the indenture and the failure continues unremedied for 60 days after written notice of the failure is given to the trust,

•	the occurrence of bankruptcy or similar events relating to the trust, and

•	any other events of default for a series described in the prospectus supplement.
If an event of default occurs because of the occurrence of bankruptcy or similar events relating to the trust, all of the notes will be automatically accelerated. If an event of default occurs for any other reason, the indenture trustee or the holders of at least a majority of the outstanding principal balance of the notes of the affected series may accelerate the notes of the affected series by declaring them to be immediately due and payable.
It is not an event of default if the principal of a note is not paid on its expected final payment date.
Events of Default Remedies
After an event of default and the acceleration of the notes of the affected series:
•	funds on deposit in the collection account and any of the trust’s bank accounts with respect to the affected series will be applied to pay principal and interest on those notes,

•	principal collections and interest collections allocated to the affected series will be applied monthly to pay principal and interest on those notes, and

•	the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the principal balance of the accelerated notes of the affected series, will have a limited right to cause the trust to sell the portion of the trust assets allocable to the affected series and use the proceeds to pay principal and interest on those notes.
For a more detailed description of the events of default, you should read “Description of the Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
Credit Enhancement and Other Enhancement
The prospectus supplement will describe the credit enhancement or other enhancement, together referred to as “series enhancement,” designed to protect noteholders against losses on the receivables and delays or defaults in payments on the notes. Series enhancement for a series or class may consist of one or more of the following:
•	excess spread,

•	subordination of a portion of the transferor interest,

•	subordination of other series or classes of notes,

•	a reserve fund or spread account,

•	an accumulation period reserve account,

•	a cash collateral account or guaranty,

•	a letter of credit or other credit facility,

•	a surety bond or insurance policy,

•	a guaranteed investment contract or guaranteed rate agreement, or

•	an interest rate swap or cap.
For a more detailed description of the series enhancements, you should read “Description of the Notes—Credit Enhancement and Other Enhancement” in this prospectus and the prospectus supplement.
The Trust Assets
The primary assets of each trust will be a revolving pool of receivables arising in designated accounts selected from Ford Credit’s U.S. portfolio of dealer floorplan accounts.
In addition to the receivables, the trust will own other assets related to the receivables, including:
•	collections on the receivables,

•	funds and investments held in bank accounts of the trust,

•	security interests in the vehicles related to the receivables and in any non-vehicle related security,

•	an assignment of all rights related to the receivables under the relevant agreements entered into by Ford Credit or assigned to it by Ford,

•	all of the trust’s rights under the transaction documents, and

•	any instruments or rights providing enhancement to a series or a class.
In addition, each trust may own or acquire other floorplan assets, such as pooled participation receivables, purchased participation receivables, syndicated receivables, third-party purchased receivables and third-party financed in-transit receivables.
For a more detailed description of the trust assets, including other floorplan assets, you should read “The Trust Portfolio” in this prospectus and the prospectus supplement.
The Designated Accounts
The designated accounts giving rise to the receivables are revolving floorplan accounts established by Ford Credit with motor vehicle dealers to finance their inventories of cars and trucks that have been designated for a trust by the depositor.
At the time that an account is designated for a trust, the account must meet the eligibility criteria specified under “Description of the Agreements—Eligible Accounts” in this prospectus and any additional eligibility criteria for your trust specified in the prospectus supplement.
Once an account has been designated for a trust, all new eligible receivables and, at the option of the depositor, certain new ineligible receivables arising in that designated account will be transferred automatically to the trust, unless the account becomes an ineligible account or the account is otherwise redesignated from the trust. Accordingly, the total amount of receivables of each trust will fluctuate daily as new receivables arise and are transferred to the trust and existing receivables are collected, charged off or adjusted.
The Receivables
The receivables of each trust will consist primarily of:
•	Ford’s rights to receive payments from dealers for their purchase of Ford-manufactured new car and truck inventory, called “in-transit receivables,”

•	Ford Credit’s rights to receive adjustment fees from Ford for the in-transit receivables, and

•	Ford Credit’s rights to receive payments from dealers for financing of the dealers’ new and used car and truck inventory.
Under a sale and assignment agreement, the in-transit receivables are sold by Ford to Ford

Credit following shipment of the related vehicles. Upon delivery of the vehicles to the dealer, these rights will be assigned by the trust to the depositor in exchange for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit.
For more information about the receivables, you should read “The Sponsor and Servicer—Origination and Underwriting” and “The Trust Portfolio” in this prospectus.
Transfer of Receivables
The receivables will be transferred to each trust in a two-step process. First, Ford Credit will sell the receivables to the depositor under a receivables purchase agreement. Second, the depositor will transfer the receivables to a trust under a transfer and servicing agreement.
Ford Credit will make representations about the receivables and the related designated accounts. If any representation proves to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.
The transfer and servicing agreement permits, and in some instances requires, the depositor to transfer to the trust receivables arising in additional designated accounts. Subject to limitations, the depositor may also redesignate eligible accounts the receivables of which will be removed from a trust or may be required to redesignate ineligible accounts.
For more information about the transfer of receivables, you should read “Description of the Agreements—Additional Designated Accounts” and “—Redesignation of Accounts” in this prospectus.
Servicing of Receivables
Ford Credit will act as the “servicer” for the receivables. The servicer will be responsible for managing and collecting payments on the receivables for each trust. Ford Credit will also act as custodian and will maintain custody of the receivables files for each trust. Each trust will pay the servicer a fee for each series specified in the prospectus supplement.
Collections and Allocations
For each trust, the servicer will receive collections on the receivables and, if applicable, on interests in other floorplan assets. The servicer will keep track of them as either interest collections or principal collections and will then allocate these collections among each outstanding series of notes issued by the trust and the transferor interest. These allocated collections will be deposited by the servicer up to specified amounts into the collection account for each trust.
The servicer will allocate collections and defaulted receivables to each series based on varying investor percentages. The prospectus supplement will describe the investor percentages applicable to your series.
The interest in the trust assets not allocated to any series of notes is the “transferor interest.” The principal amount of the transferor interest, called the “transferor amount,” will fluctuate based on the principal amount of receivables and, if applicable, interests in other floorplan assets in the trust and on the amount of notes outstanding. The depositor may sell all or part of the transferor interest through the issuance of a supplemental interest.
Groups
The notes of a series may be included in one or more groups of series of notes issued by the same trust that share or reallocate interest collections, principal collections or both. The prospectus supplement will identify whether your series has been included in one or more of the following groups:
•	a group of series, called an “excess interest sharing group,” that shares excess interest collections,

•	a group of series, called an “interest reallocation group,” that combines and reallocates interest collections and other similar amounts among the series in that group, or

•	a group of series, called a “principal sharing group,” that shares excess principal collections.
For more information about these groups, you should read “Description of the Notes—Groups” in this prospectus.
Optional Redemption or “Clean Up Call” Option
The depositor will have the option to redeem the notes of any series by purchasing your series’ portion of the trust assets at any time after the remaining outstanding principal balance of that series has been reduced to a certain percentage of the initial principal balance of the series. This option is referred to as the “clean up call” The prospectus supplement will describe how the clean up call option works, the purchase price for the trust assets and any conditions to its exercise by the depositor.
For more information about the clean up call option, you should read “Description of the Notes—Optional Redemption or “Clean Up Call” Option” in this prospectus.
Tax Status
The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that for United States federal income tax purposes:
•	the notes will be characterized as debt, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.
For additional information concerning the application of U.S. federal, state and local tax laws, you should read “Material Federal Income Tax Consequences” in this prospectus and the prospectus supplement and “State and Local Tax Consequences” in this prospectus.

RISK FACTORS
You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them	The absence of a secondary market for your notes could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of your trust are limited and are the only source of payments	The trusts will not have any assets or sources of funds other than the receivables and related property they own and any external series enhancement described in the prospectus supplement. Any series enhancement is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates. If the assets of your trust allocable to your notes prove to be insufficient, you could incur losses on your notes.

Subordination will cause some classes of notes to bear additional credit risk, which could result in losses on those notes	The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes. If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes.

Amortization events could result in accelerated payments on your notes	If an amortization event occurs, it may shorten the average term and date of final payment of your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes.

For more information about amortization events, you should read “Description of the Notes—Amortization Events” in this prospectus.

Competition in the automobile industry may result in a decline in Ford Credit’s ability to generate new receivables or a decline in payment rates, which could result in the accelerated payments on your notes
Each trust depends on Ford Credit for the generation of new receivables. The ability of Ford Credit to generate receivables, in turn, depends to a large extent on the sale and lease of cars and trucks manufactured and distributed by Ford, because the dealer’s willingness to purchase new vehicle inventory depends to a large extent on the sale and lease of its existing vehicle inventory. The ability of the dealer to sell or lease its vehicle inventory is directly affected by competition in the automobile industry. There can be no assurance that Ford Credit will continue to generate receivables at the same rates as in past years or that payment rates will remain at the same levels as in past years. A significant reduction in the rate at which Ford Credit generates new receivables or in the payment rate could lead to an amortization event, resulting in accelerated payments on your notes.

Ford’s failure to pay adjustment fees to Ford Credit in connection with the in-transit period could result in reduced or delayed payments on your notes	Ford will be obligated to pay adjustment fees with respect to any in-transit receivables held by the trust. Each adjustment fee will be calculated based on an agreed upon rate and the number of days elapsed during the "in-transit period,” which is generally the period from shipment to delivery of the vehicle, and will be treated by the trust as interest collections on the related receivable. Failure by Ford to pay adjustment fees for any reason could result in shortfalls in amounts available to pay your notes and could result in reduced or delayed payments on your notes.

Ford’s termination of dealer financial assistance could result in losses on your notes	Ford has on occasion in the past provided financial assistance to Ford-franchised dealers. This financial assistance includes Ford’s purchase of new, current model year vehicles in the dealer’s inventory upon the termination of a dealership. If Ford was unable to provide, or elected to terminate, this financial assistance, losses on the receivables could increase and you could incur losses on your notes.

Failure by Ford Credit, the depositor or the servicer to honor their repurchase obligations could result in accelerated, reduced or delayed payments on your notes	Ford Credit, the depositor and the servicer generally are not obligated to make any payments on your notes or the receivables. However, if the representations made with respect to a receivable or a designated account prove to be untrue or incorrect, Ford Credit may be required to repurchase the affected receivable from the depositor, and the depositor may be required to repurchase the affected receivable from the trust. Ford Credit, as servicer, may also be required to repurchase receivables from a trust if it breaches its servicing obligations with respect to those receivables. If Ford Credit, the depositor or the servicer fails to repurchase the affected receivable, an amortization event will occur, and you could experience accelerated, reduced or delayed payments on your notes.

Ford Credit’s ability to change the terms of the receivables could result in accelerated, reduced or delayed payments on your notes	Ford Credit has the ability to change the terms of the receivables, including the applicable interest rates or adjustment fees and the payment terms. Ford Credit’s ability to change the terms of the receivables could result in accelerated, reduced, or delayed payments on your notes.

Bankruptcy of Ford Credit or the depositor could result in accelerated, reduced or delayed payments on your notes	Ford Credit will treat the transfer of receivables to the depositor as a sale, and the depositor will treat the transfer of the receivables to a trust as a valid transfer. However, if Ford Credit or the depositor were to become subject to bankruptcy proceedings, a bankruptcy court could conclude that the sale of receivables to the depositor or the transfer of receivables to the trust should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor or that the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. In either case, the trust could experience delays in receiving collections on the receivables and you could experience delayed payments on your notes. In addition, if the bankruptcy court were to conclude that the transfers of the receivables were pledges or that the assets of the depositor should be consolidated, some liens on the property of Ford Credit or the depositor arising before new receivables come into existence could have priority over the trust’s interest in the receivables. Those liens include a tax or government lien or other liens permitted under law without the consent of Ford Credit or the depositor. In such an event, the trust could receive less than the full amount of collections and you could experience reduced or delayed payments on your notes. Alternatively, if a bankruptcy or similar event occurs with respect to Ford Credit or the depositor, an amortization event will occur, and you could experience accelerated payments on your notes.

For more information about the possible consequences of a bankruptcy of Ford Credit or the depositor, you should read “Some Important Legal Issues Relating to the Receivables—Matters Relating to Bankruptcy” in this prospectus.

The servicer’s commingling of collections it holds with its own funds could result in reduced or delayed payments on your notes	The servicer will be required to remit collections on the receivables to the related trust within two business days or on a monthly basis, depending on its credit ratings. Prior to remittance, the servicer may commingle collections it receives on the receivables with its own funds and may invest such collections at its own risk and for its own benefit. If the servicer does not pay these funds to your trust on any deposit date for any reason, which could occur if the servicer were to become subject to bankruptcy proceedings, you could experience reduced or delayed payments on your notes.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could result in delayed payments on your notes. Ford Credit may be removed as servicer if it defaults on its servicing obligations or upon the occurrence of a bankruptcy or similar event relating to Ford Credit.

For more details about the servicer defaults, you should read “Description of the Agreements—Servicer Default” in this prospectus.

Each trust will have security interests in the underlying vehicles securing the receivables. However, at the time that a dealer sells or leases a financed vehicle, the trust’s security interest in the vehicle will generally terminate, regardless of whether the dealer pays for the vehicle. Consequently, if a dealer sells or leases a vehicle and fails to pay the related receivable, your trust will not have any recourse to the vehicle, which could result in reduced or delayed payments on your notes.

Loss of security in the underlying vehicle and the junior status of a trust’s interest in non-vehicle related security could result in reduced or delayed payments on your notes	Each trust will also have junior security interests in any non-vehicle related security granted by some of the dealers in order to secure the receivables transferred to the trust. These security interests, however, will be subordinate to the senior interests of Ford Credit in the non-vehicle related security. Accordingly, any non-vehicle related security owned by your trust may not be available to support your notes if the dealer sells or leases the underlying vehicle and fails to pay the related receivable, which could result in reduced or delayed payments on your notes.
For more information about the security interests in vehicles and non-vehicle related security, you should read “The Sponsor and Servicer—Origination and Underwriting—Security Interests in Vehicles and Non-Vehicle Related Security” and “Description of the Agreements—Sale and Transfer Assets" in this prospectus.

The addition or removal of trust assets may decrease the credit quality of the trust assets securing your notes and could result in accelerated, reduced or delayed payments on your notes	The depositor may periodically choose, or be obligated, to transfer to your trust receivables arising in additional designated accounts. While each additional designated account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for your trust. For example, additional designated accounts may have been originated or acquired by Ford Credit using credit criteria different from those applied by Ford Credit to the initial accounts designated for your trust. Conversely, the depositor may periodically choose to redesignate accounts from your trust and remove the related receivables. Consequently, we cannot assure you that the accounts designated for your trust at any time in the future will have the same credit quality as those currently designated for your trust. If the addition or removal of trust assets reduces the credit quality of the trust assets, it will increase the likelihood of accelerated, reduced or delayed payments on your notes.

Issuance of additional series by your trust could affect the timing and amounts of the payments on your notes	Each trust may issue additional series of notes from time to time. Your trust may issue series with terms that are different from your series without your consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by your trust could be different from your interests.

For more information about the issuance of new series, you should read “Description of the Notes—New Issuances” in this prospectus.

Failure to pay principal on a note will not constitute an event of default until its final maturity date	Your trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final maturity date. Failure to pay principal on a note will not constitute an event of default until its final maturity date.

You may have limited or no ability to control actions under the indenture	Your remedies will be limited if an event of default with respect to your series or class of notes occurs. Under the indenture for each trust, noteholders holding a specified percentage of the outstanding principal balance of notes of a series or class or all the notes issued by the trust may take actions, or may direct the indenture trustee to take various actions, following an event of default, including accelerating the notes. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest. In the case of votes by series, the most senior class of notes will generally be substantially larger than the subordinate classes of notes. The holders of the most senior class of notes will therefore generally have the ability to control the actions to be taken, and these actions may be contrary to the interests of the holders of the subordinate classes of notes.

For more details about your rights upon an event of default, you should read “Description of the Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.

THE SPONSOR AND SERVICER
General
     Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware corporation and is an indirect wholly owned subsidiary of Ford. Ford was incorporated in Delaware in 1919 and is one of the world’s largest producers of cars and trucks combined. Ford’s automotive vehicle brands include Ford, Lincoln, Mercury, Jaguar, Land Rover, Volvo and Aston Martin. In addition, Ford owns a 33.4% interest in Mazda Motor Corporation.
     Ford Credit provides vehicle and dealer financing in more than 35 countries. Ford Credit provides financial services to and through dealers for Ford, Lincoln and Mercury brand vehicles and their affiliated dealers. Ford Credit’s PRIMUS division provides similar financial services to and through dealers of Jaguar, Land Rover, Mazda, Volvo and Aston Martin brand vehicles and non-Ford dealers.
     Ford Credit’s primary financial services are:
•	Retail financing — purchasing retail installment sale contracts and retail leases from dealers,

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and acquisition of real estate and making loans to entities for daily rental, long-term lease, chassis upfitting and other commercial automotive purposes.
     Ford Credit also services the receivables it originates and purchases, makes loans to Ford affiliates, finances receivables of Ford and its subsidiaries and provides insurance services related to its financing programs. Ford Credit earns its revenue primarily from:
•	payments on retail installment sale contracts and leases, including interest supplements and other support payments Ford Credit receives from Ford on special-rate retail financing programs,

•	investment and other income related to sold receivables, and

•	payments made under wholesale and other dealer loan financing programs.
     Ford Credit will be the sponsor of the securitization transaction in which your notes will be issued. Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for each trust. Ford Credit will be responsible for structuring each securitization transaction, selecting the transaction parties and paying the costs of forming each trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.
     Ford Credit and its subsidiaries provide floorplan and capital financing to motor vehicle dealers throughout the world and provide credit to these dealers’ customers by purchasing retail installment sale contracts and leases from dealers. Most of the dealers are privately owned and financed and are Ford-franchised dealers that sell or lease vehicles manufactured by Ford under the Ford, Lincoln and Mercury brands. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford.

     Ford Credit also provides automotive financing for dealers of vehicles that are not manufactured under the Ford, Lincoln or Mercury brands. These vehicles include those manufactured by other manufacturers, such as DaimlerChrysler, General Motors, Honda, Hyundai, Nissan, Saturn, Subaru, Toyota and Volkswagen, as well as those built by Ford-owned or -associated manufacturers, such as Jaguar, Land Rover, Mazda, Volvo and Aston Martin.
     Ford Credit establishes floorplan finance accounts with dealers in the ordinary course of its business and will select the accounts to be designated to each trust from its U.S. dealer floorplan portfolio. The criteria used by Ford Credit to select the accounts and related receivables for securitization will be described in the prospectus supplement.
     Ford Credit will make representations about the receivables and the related designated accounts. If any representation proves to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable from the depositor, unless it cures the breach in all material respects by the end of any applicable grace period.
     For more information about the representations and repurchase obligations, you should read “Description of the Agreements—Representations of Ford Credit and the Depositor” in this prospectus.
General Securitization Experience
     Ford Credit has been selling its assets in securitization transactions since 1988.
     Ford Credit’s securitization programs are diversified among asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and interests in operating leases and the related vehicles. Ford Credit participates in securitization markets in the U.S., Australia, Canada, France, Germany, Italy, Japan, Mexico, Spain and the United Kingdom.
     In the U.S. securitization market, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions. In addition to selling receivables to trusts making registered public offerings, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers, to special purpose entities that sell asset-backed securities to Ford Credit’s single-seller asset-backed commercial paper program and to third party securitizers on a whole loan basis.
     Ford Credit securitizes its assets because the highly liquid and efficient market for securitization of financial assets provides the company with a lower cost source of funding, diversifies funding among different markets and investors, and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.
     For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.
U.S. Securitization Program for Dealer Floorplan Receivables
     Ford Credit has had a publicly registered securitization program for dealer floorplan receivables since 1992. Ford Credit’s first master trust was established that year and issued seven series of publicly registered asset-backed securities through 1997. Ford Credit’s current master trust was established in 2001 and has previously issued four series of publicly registered asset-backed term notes and one series of extendible asset-backed commercial paper issued to qualified institutional buyers. The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program. None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.
Servicing Experience
     Ford Credit will be responsible for servicing the receivables and the securitization transaction. Ford Credit has been the servicer for its U.S. dealer floorplan securitization program since its inception. None of the asset-backed securities in this program have experienced any losses or events of default and there are no instances of material noncompliance with the servicing criteria in this program.
     Ford Credit will be responsible for all servicing functions for the receivables. As servicer of the receivables, Ford Credit will collect and record payments, make any required adjustments to the receivables, monitor dealer payments and dealer inventories, evaluate increases in credit limits and maintain books and records relating to the accounts and receivables.
     Ford Credit will service the receivables in accordance with the customary policies and procedures that it uses in servicing dealer floorplan receivables for its own account or for others. Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices are used for all receivables. These policies and procedures are described below under “—Servicing and Dealer Relations.” Ford Credit’s servicing and collections systems maintain records for all accounts and receivables, track application of payments and maintain relevant information on the dealers and account status.
     As servicer of the securitization transaction, Ford Credit will prepare monthly servicing reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.
     For a more detailed discussion of the servicing activities to be performed by the servicer in respect of the securitization transaction, you should read “Description of the Agreements—Collection and Other Servicing Procedures” in this prospectus.
Origination and Underwriting
     Ford Credit is the primary source of financing for Ford-franchised dealers that sell vehicles manufactured by Ford under the Ford, Lincoln and Mercury brands. Using the same credit criteria, Ford Credit also provides financing for dealers of vehicles built by non-Ford manufacturers and those built by Ford-owned or -associated manufacturers. For those non-Ford dealers that are affiliated with a Ford-franchised dealer, Ford Credit will provide financing directly. For those that are not affiliated with a Ford franchised dealer, Ford Credit will provide financing through its PRIMUS division.
     Ford Credit categorizes the financed vehicles as new or used primarily for the purpose of setting the applicable financing rate. Ford Credit permits certain used vehicles to be financed at a new vehicle rate. The term “new vehicles” means those vehicles that are:
•	currently untitled vehicles, or

•	previously titled vehicles, including vehicles previously subject to Ford Credit’s retail lease programs, purchased by a dealer at market prices established by From Credit or at an auction conducted by Ford.

     The term “used vehicles” means those vehicles other than new vehicles. The categorization of new and used vehicles may change in the future based on Ford Credit’s policies and procedures.
Origination of Receivables
     Each receivable represents the right to receive payments in connection with a dealer’s financing of a vehicle for its inventory. Each receivable is secured by the related vehicle and, in some cases, may be secured by non-vehicle related security, such as vehicle parts inventory, equipment, fixtures, service accounts, real estate and/or personal guarantees of the related dealer, as described below under “—Security Interests in Vehicles and Non-Vehicle Related Security.”
     Under the sales and service agreements between dealers and manufacturers and distributors, each dealer is legally obligated for the vehicle at the time when the vehicle is released by the manufacturer or distributor for shipment to the dealer and must pay for a vehicle either at that time or at the time when the vehicle is delivered to the dealer. In the case of new vehicles manufactured by Ford under the Ford, Lincoln and Mercury brands, payment is due when the vehicle is delivered, and during the period from the date of vehicle shipment to the date of delivery to the dealer (or, if later, the date when the invoice price is finalized), referred to as the “in-transit period,” Ford retains an interest in the vehicle securing the dealer’s obligation to pay Ford. Each of these payment obligations, together with Ford’s security interest in the related vehicle and Ford’s rights under its sales and service agreement with the dealer, is sold by Ford to Ford Credit under a sale and assignment agreement at a price equal to 100% of the invoice price of the vehicle. Ford also agrees to pay Ford Credit an “adjustment fee” on the invoice price based on an agreed upon rate (currently, the prime rate plus 0.30% per annum) and the number of days elapsed during the in-transit period. Upon delivery of the vehicle to the dealer, the dealer’s financing source will make an advance on behalf of the dealer equal to 100% of the invoice price to pay Ford Credit, as assignee of Ford.
     A dealer’s financing source may be Ford Credit or another financial institution. If Ford Credit is the financing source, the dealer’s obligation to pay Ford Credit, as assignee of Ford, for the purchased vehicle will be exchanged at the time of vehicle delivery for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit.
     Ford Credit generally finances 100% of the wholesale invoice price of new vehicles, including destination charges and a dealer holdback amount (currently approximately 3% of the manufacturer’s suggested retail price). The holdback amount is later returned to the dealer. Sometimes, the wholesale invoice price for new model vehicles may not be finalized until after vehicle delivery. In this case, the related receivable will be adjusted as necessary to reflect the final invoice price as determined by Ford and the related dealer. The amount advanced by Ford Credit for vehicles financed at the new vehicle rate is generally equal to:
•	the wholesale invoice price, in the case of untitled vehicles, or

•	the purchase price (including buyer fees and/or auction fees, if applicable), in the case of previously titled vehicles.
     For vehicles financed at the used vehicle rate, Ford Credit finances up to 100% of each used vehicle’s wholesale book value as shown in selected trade publications such as the Kelley Blue Book®.

Credit Underwriting Process; Dealer Risk Rating
     Ford Credit extends floorplan financing under established credit lines. A dealer may have multiple credit lines, including new vehicle, used vehicle, commercial vehicle or fleet credit lines.
     A dealer wishing to establish a credit line with Ford Credit must submit a request for financing to a Ford Credit branch office. The branch office will review the prospective dealer’s credit information, financial statements and bank references and evaluate the dealer’s marketing capabilities, financing resources and credit requirements. The branch management then prepares a written recommendation approving or denying the request for financing. The branch manager can approve requests for new vehicle credit lines up to $15 million. Higher credit lines require regional office or central office approval. Ford Credit generally applies the same underwriting standards to both Ford-franchised dealers and dealers franchised by other manufacturers.
     Ford Credit uses a proprietary model to assign each dealer a risk rating. Ford Credit assigns a risk rating to each dealer at the inception of the dealer relationship. Ford Credit performs a full credit review of each dealer at least annually and adjusts the dealer’s risk rating. In creating this model, Ford Credit used its historical performance data to identify key financial indicators that it considers to be the most significant in predicting a dealer’s ability to meet financial obligations. These indicators include various objective and subjective factors, such as:
•	capitalization and leverage,

•	liquidity and cash flow,

•	profitability, and

•	credit history with Ford Credit and others.
     Dealers are assigned a risk rating based on a graduated scale ranging in degree from a low risk borrower to a defaulted borrower. For purposes of this prospectus and the prospectus supplement, these dealer risk ratings are described in the following groups:
     Group I – Dealers in this group demonstrate strong to superior financial metrics.
     Group II – Dealers in this group demonstrate fair to favorable financial metrics.
     Group III – Dealers in this group demonstrate marginal to weak financial metrics.
     Group IV – Dealers in this group demonstrate poor financial metrics and may be classified as uncollectible.
     The size of a credit line that Ford Credit offers a dealer is based on the dealer’s historical sales rate. In the case of a new dealer, the credit line is based on the dealer’s expected sales rate. The amount of a dealer’s credit line is reviewed periodically. Currently, a new vehicle credit line is generally an amount sufficient to finance a 60-day supply of new vehicles. As more fully described below under “—Dealer Monitoring,” the credit lines are guidelines, not absolute limits, and Ford Credit typically permits dealers to exceed their credit lines for business reasons, including for seasonal variations in sales patterns.
     Once a dealer begins to floorplan vehicles from a particular manufacturer or distributor, Ford Credit generally will finance all purchases of vehicles by the dealer from the manufacturer or distributor, subject to the dealer’s credit line. However, credit lines do not represent commitments, and Ford Credit may limit or cancel a credit line if, in its judgment, a dealer’s inventory is significantly overstocked or a dealer is experiencing financial difficulties. In these circumstances, referred to as a “suspended” condition, the branch or regional office of Ford Credit may approve additional financing on a vehicle-by-vehicle basis.
Security Interests in Vehicles and Non-Vehicle Related Security
     The floorplan financing arrangements grant Ford Credit a security interest in the related vehicles and in any non-vehicle related security, such as vehicle parts inventory, equipment, fixtures, service accounts, realty and/or personal guarantees of the dealer. In its other lending activities, Ford Credit may make capital loans, real estate loans or other advances to dealers or their parent holding companies or other affiliates that are also secured by a security interest in the vehicles and in any non-vehicle related security.
     The security interest in a vehicle generally terminates at the time the vehicle is sold or leased by the dealer, although the security interest continues in the proceeds from that sale or lease that are identifiable. Therefore, if a dealer sells or leases a vehicle and subsequently fails to pay the related receivable, Ford Credit does not have any recourse to the vehicle and must seek payment from the dealer or from the proceeds of any non-vehicle related security.
Servicing and Dealer Relations
     Ford Credit services its dealer floorplan accounts in accordance with policies and procedures established by Ford Credit.
Payment Terms
     Under Ford Credit’s current floorplan financing agreements, dealers are charged interest at a rate determined weekly. The interest rate for dealers is currently based on the “prime rate” designated from time to time by selected financial institutions and generally is increased by a spread of 1.00% per annum for new vehicles and 1.75% per annum for used vehicles, although the spread may be a smaller amount, or a negative amount, for dealers of specified manufacturers, such as Jaguar, Land Rover and Volvo. Dealers also pay flat charges established by Ford Credit to cover miscellaneous costs. Under the sale and assignment agreement between Ford and Ford Credit, the adjustment fee rate applicable to the in-transit period is currently based on the prime rate plus a spread of 0.30% per annum.
     Ford Credit may demand payment of interest and principal on a floorplan loan at any time. However, unless Ford Credit terminates the credit line or the dealer has been classified as "status,” as described below under “—Dealer Status,” Ford Credit bills dealers for interest and other non-principal charges monthly in arrears. A statement setting forth billing and related account information is prepared and distributed to the dealers by the fourth calendar day of each month. Interest and other non-principal charges are generally required to be paid either on receipt or by the 15th day of the calendar month following the month in which they are billed. Adjustment fees are paid by Ford monthly in arrears for the number of days in the calendar month that the related vehicles were in-transit to the dealers.
     Dealers are required to pay principal in full promptly upon the sale or lease of the related vehicle to a customer, but Ford Credit will typically allow up to a five day grace period for processing. In certain limited circumstances, under a program known as Delayed Payment Privilege, Ford Credit may agree with a dealer to delay the payment of principal for a specified period following the sale or lease of the vehicle. Ford Credit may allow payment to be delayed up to 30 days if the dealer sells vehicles to organizations, such as large corporations or governmental agencies, whose payable systems delay payment to the dealer, or up to 15 days if competitive practices, such as spot-delivery promotions in which the dealer permits the customer to take delivery of the vehicle before a finance source is in place, make it necessary for the dealer to accept delayed payment. In each case, the dealer remains obligated to pay the full amount of outstanding principal, even if the buyer fails to pay, and Ford Credit receives additional security from the dealer in the form of an assignment of proceeds or a security interest in all of the dealer’s assets. These arrangements are subject to increased monitoring and specified credit limits.
     Each dealer generally has the option to enter into a cash management agreement with Ford Credit under which the dealer may, subject to certain limitations, effectively prepay its wholesale obligations and thereby reduce its interest charges. If a dealer elects to make a payment under a cash management agreement, the dealer’s interest charges will be offset by the amount of interest that accrues on that payment. A dealer also may request a new advance of amounts previously paid under the cash management agreement. Any such request is treated as a new advance to the dealer and the amount payable by the dealer in respect of its receivables will increase by the amount of the new advance.
     Ford may periodically institute programs under which Ford may assume all or a portion of a dealer’s obligation to pay interest to Ford Credit with respect to Ford-manufactured or -distributed new vehicles. Any assumption by Ford of a dealer’s interest payment obligation under these programs would be at Ford’s sole discretion and would be only for interest that accrues for a limited period of time beginning from the date each new vehicle is delivered to the dealer. Notwithstanding Ford’s assumption of a dealer’s interest payment obligation, the advance made by Ford Credit on each Ford-manufactured or -distributed new vehicle would continue to accrue interest at the applicable rate specified in the floorplan financing agreement between the dealer and Ford Credit.
Insurance Coverage
     Under Ford Credit’s floorplan financing agreements, comprehensive coverage for the financed vehicles is included with the financing. Ford Credit has obtained this insurance from The American Road Insurance Company, an affiliated insurance company. The American Road Insurance Company is currently rated “B+” by A.M. Best. The insurance coverage is subject to deductibles of $250 per vehicle and $3,000 per occurrence.
     Dealers are required to obtain collision coverage for the financed vehicles at their own cost. Ford Credit offers the required collision coverage through The American Road Insurance Company, and approximately half of the dealers purchase this coverage from them. Ford Credit periodically reviews each dealer’s insurance coverage.
Relationship with Ford and Other Manufacturers
     Under the sales and service agreement between Ford and each Ford-franchised dealer, if the dealer terminates its Ford franchise, Ford commits to repurchase new vehicles in inventory at the wholesale price of the vehicles, less a specified margin. Ford only repurchases current year models that are new, undamaged and untitled. If the dealer terminates its Ford dealership voluntarily, Ford also agrees to repurchase the dealer’s vehicle parts inventory at specified percentages of the invoice price. These types of assistance are provided by Ford for the benefit of its dealers but they do not relieve the dealers of any of their obligations to Ford Credit. Many of these types of assistance are provided at the option of Ford, and Ford may terminate these programs at any time. If Ford is unable or elects not to provide assistance, Ford Credit could experience increased losses on its U.S. dealer floorplan portfolio.

     Some of the manufacturers and distributors other than Ford have similar commitments to repurchase unsold vehicles in the dealer’s inventory upon termination of the dealer franchise, whether voluntary or otherwise. If these manufacturers or distributors are unable or elect not to provide assistance, Ford Credit could experience increased losses on its U.S. dealer floorplan portfolio.
Dealer Monitoring
     Ford Credit periodically monitors the level of each floorplan credit line. However, new vehicle credit lines are treated as guidelines and not absolute limits, so Ford Credit typically permits dealers to exceed these credit lines for business reasons. For example, before a seasonal peak, a dealer may purchase more vehicles than its credit lines would otherwise permit. Alternatively, if a dealer has slow inventory turnover, it’s credit lines may be reduced until a portion of its vehicle inventory is liquidated. Also, notwithstanding a dealer’s credit line, Ford Credit may implement systematic procedures so that approval is required for any advances to the dealer. Ford Credit reviews exception reports for dealers that have exceeded their credit lines by a specified percentage on a weekly basis. Ford Credit purposely sets credit lines at a level lower than the anticipated peak level of usage. Ford Credit increases its dealer monitoring procedures whenever a dealer exceeds its credit line. Ford Credit may evaluate a dealer’s financial position and may place the dealer in the suspended category, as described above under “—Origination and Underwriting—Credit Underwriting Process; Dealer Risk Rating.”
     Ford Credit electronically monitors dealer payment activities and trends on a daily, weekly, monthly, quarterly and annual basis. This monitoring includes daily payment verifications and monthly analysis of payoffs, aged inventory, over credit line and delinquency reports. Dealers that exhibit adverse payment patterns or trends may be placed on monthly or quarterly early warning or watch reports, which result in higher levels of monitoring and review by the regional office or central office. If Ford Credit decides to require the payoff, or curtailment, of all or a portion of the principal amount relating to any vehicle, an on-line curtailment tool enables the branch to specify the amount or percentage of the curtailment and generates an invoice for the dealer.
     Ford Credit reviews dealer financial statements and audits dealer inventory and dealer sales records regularly to evaluate the dealer’s financial position and to verify that the dealer still holds the vehicles and is promptly paying each receivable following the sale or lease of the vehicle. Dealers submit financial statements monthly. Ford Credit performs a full credit review for each dealer at least annually, and more frequently reviews certain dealers based upon the dealer’s risk rating and total exposure. Under its current policies, Ford Credit conducts on-site audits of vehicle inventories at least once a year, and as often as once every four weeks depending on the dealer’s risk rating. The dealer receives no advance notice of any visit. In every audit, Ford Credit reviews the dealer’s sales records and conducts a physical inventory of the financed vehicles using handheld computers and vehicle identification number scanners, that allows it to immediately reconcile vehicle inventories with Ford Credit’s records of financed vehicles. Audits are intended to identify instances where a dealer has sold or leased a vehicle without repaying the related receivable within five days of the sale or lease. Dealer repayments are monitored daily to detect adverse deviations from typical payment patterns, in which case appropriate actions are taken, such as contacting the dealer, conducting an audit or classifying the dealer as “suspended” or “status.”
Dealer Status
     In some circumstances, Ford Credit will classify a dealer as “status.” These circumstances include the dealer’s failure to make principal or interest payments when due under the floorplan financing agreement or the occurrence of bankruptcy or similar events relating to the dealer. Ford Credit works with dealers to resolve the circumstances that led to the status classification.

     When the dealer account has been declared status, Ford Credit may take any of the following actions to mitigate loss exposure:
•	suspend the dealer’s credit lines,

•	place Ford Credit employees or hired security personnel at the dealership,

•	hold the vehicle keys and titles,

•	require certified funds for all sold vehicles, or

•	initiate legal actions to exercise rights under the financing agreements.
     If a loss appears imminent, Ford Credit performs an analysis of its security, attempts to liquidate all remaining collateral, enforces any third party guarantees and charges-off any remaining amounts as uncollectible. Liquidation of the dealer’s inventory may be accomplished in one or more of the following manners:
•	a voluntary liquidation in which the dealer reduces its inventory through ordinary course sales to retail customers,

•	a forced liquidation in which the dealer’s inventory is transferred to another dealer, returned to the manufacturer or auctioned, or

•	a voluntary surrender of the dealer’s inventory.
THE DEPOSITOR
     The depositor of receivables to each trust will be Ford Credit Floorplan Corporation or Ford Credit Floorplan LLC or both. The prospectus supplement will specify which of the two entities will be the depositor for the related trust or whether both entities will be depositors for the trust.
     Ford Credit Floorplan Corporation, or “FCF Corp,” is a wholly-owned subsidiary of Ford Credit. It was incorporated under the laws of the State of Delaware on February 13, 1991. Ford Credit Floorplan LLC, or “FCF LLC,” is a wholly-owned subsidiary of Ford Credit. It was organized under the laws of the State of Delaware on August 18, 1997.
     FCF Corp and FCF LLC were formed for limited purposes, including purchasing receivables and interests in other floorplan assets from Ford Credit and others, transferring these receivables and interests in other floorplan assets to the trusts and to other third parties and engaging in any activities incidental or necessary to accomplish these purposes. In addition to purchasing receivables and interests in other floorplan assets in connection with the issuance of the notes by the trusts, the depositor may purchase receivables and interests in other floorplan assets from Ford Credit and others in connection with other funding transactions.
     The depositor may designate one or more of its affiliates as a subsequent depositor of receivables or interests in other floorplan assets to the trust. So long as the conditions described under “Description of the Agreements—Subsequent Depositors” in this prospectus are met, the designation of a subsequent depositor will not be subject to your consent.

     The depositor will make representations about the receivables and the related designated accounts. If any representation proves to have been untrue when made and the breach has a material adverse effect on any receivable, the depositor must repurchase the receivable from the trust, unless it cures the breach in all material respects by the end of any applicable grace period. In addition, the depositor must enforce Ford Credit’s repurchase obligation described under “The Sponsor and Servicer—General Securitization Experience” in this prospectus.
     For more information about the representations and repurchase obligations, you should read “Description of the Agreements—Representations of Ford Credit and the Depositor” in this prospectus.
     The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust assets.
     The depositor will pay the administrator’s fees and indemnify the underwriters against certain civil liabilities as described under “Plan of Distribution” in this prospectus. If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.
THE ISSUING ENTITY
     Each trust will be a Delaware statutory trust formed under a trust agreement between the depositor and the owner trustee. The principal offices of each trust will be located in care of its owner trustee as specified in the prospectus supplement.
     Each trust will be structured to permit it to periodically issue notes in series. Each series of notes will consist of one or more classes, which may be issued at the same time or at different times. If your trust has other series or classes of notes outstanding at the time it issues your notes, the prospectus supplement for your series will list the main characteristics of those other series in an annex to the prospectus supplement.
The purposes of each trust will be to:
•	acquire and hold the receivables and other trust assets,

•	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on the notes, and

•	engage in any other related activities to accomplish these purposes.
     The trusts may not engage in any other activities and may not invest in any other securities or make loans to any person.
     The trust agreement for a trust may be amended:
•	without the consent of the related noteholders, if the depositor (1) provides an officer’s certificate that the amendment will not materially and adversely affect the interest of the noteholders and (2) delivers a required federal income tax opinion;

•	without the consent of the related noteholders, if the depositor (1) provides an officer’s certificate that the amendment is necessary to enable the trust to avoid the imposition of certain state or local taxes and (2) delivers confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of the then-current rating of any outstanding series or class; and

•	with the consent of the holders of a majority of the outstanding amount of the related notes (unless the amendment relates to the amount or timing of distributions or the percentage of noteholders required to consent to such an amendment, in which case all noteholders must consent), if the depositor delivers a required federal income tax opinion.
     A “required federal income tax opinion” means, with respect to a trust as to any action, an opinion of counsel to the effect that, for federal income tax purposes (1) the action will not cause the notes to fail to qualify as debt, and (2) the action will not cause that trust to be treated as an association (or publicly traded partnership) taxable as a corporation.
     No trust may dissolve, merge with or sell its assets to any other entity, impair the first priority lien of the indenture trustee in the trust assets or take any other action that would harm the noteholders, except as permitted by the transaction documents.
     The depositor and the servicer will indemnify each trust for liabilities and damages caused by any acts or omissions of such person in connection with the transfer and servicing agreement. The administrator will indemnify each trust for losses, liabilities, expenses or damages caused by any violation by the depositor or the trust of federal or state securities laws in connection with the offering and sale of the notes or any breach by the depositor of any of the provisions of the transfer and servicing agreement.
     Ford Credit will act as administrator of each trust under an administration agreement. The administrator will provide the notices on behalf of each trust and perform all administrative obligations of each trust under its transaction documents. These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of events of default, preparing and filing reports with the SEC, monitoring the trust’s obligations as to the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the transfer and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture. The servicer will pay, from its servicing compensation, the administrator’s fees and will reimburse the administrator for any of its liabilities and out-of-pocket expenses related to its performance under the administration agreement.
THE OWNER TRUSTEE AND THE DELAWARE TRUSTEE
     The identity of the owner trustee and the Delaware trustee, together the “co-trustees,” and a description of its experience as an owner trustee or Delaware trustee, as applicable, in securitization transactions will be included in the prospectus supplement.
     The owner trustee’s main duties will be:
•	creating the trust by filing a certificate of trust with the Delaware Secretary of State, along with the Delaware trustee,

•	maintaining an account for the benefit of the holders of the transferor interest, and

•	executing documents on behalf of the trust.
     The Delaware trustee’s duties are limited to:
•	creating the trust by filing a certificate of trust with the Delaware Secretary of State, along with the owner trustee,

•	accepting legal process served on the trust in the state of Delaware, and

•	executing and filing any certificates with the Delaware Secretary of State required pursuant to the Delaware Statutory Trust Statute.
     Neither co-trustee will be liable for any action, omission or error in judgment unless it constitutes willful misconduct or negligence or in the case of the inaccuracy of any representation contained in the trust agreement made by such co-trustee. Neither co-trustee will be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the holders of the transferor interest unless such holders have offered indemnity or security satisfactory to such co-trustee to protect it against the costs and liabilities that such co-trustee may incur.
     The depositor and the servicer will indemnify each co-trustee for all liabilities and damages arising out of any acts or omissions of the depositor or the servicer, as applicable, in connection with the transfer and servicing agreement or the acceptance or performance by such co-trustee of the trust duties contained in the transaction documents, unless such liability arises from the willful misconduct or negligence of such co-trustee. The administrator will indemnify each co-trustee for losses, liabilities, expenses or damages caused by any violation by the depositor or the trust of federal or state securities laws in connection with the offering and sale of the notes or any breach by the depositor of any of the provisions of the transfer and servicing agreement.
     The servicer will pay, from its servicing compensation, the fees of the co-trustees and will reimburse the co-trustees for expenses incurred in performing their duties. The fees of the co-trustees will be separately agreed between the depositor and each co-trustee.
     Either co-trustee may resign at any time by notifying the administrator. The administrator may remove either or both co-trustees if, at any time, either co-trustee ceases to be eligible in accordance with the trust agreement, either co-trustee fails to resign after written request from the administrator to resign, or either co-trustee is legally unable to act or becomes subject to a bankruptcy or similar event. Upon the resignation or removal of either co-trustee, the administrator will appoint a successor. No resignation or removal of either co-trustee will be effective until a successor owner trustee or Delaware trustee, as appropriate, is in place.
     The trust agreement will terminate upon the earlier of a date specified in the trust agreement, and at the option of the depositor, the day after all rights of all series of notes to receive payments from the trust has terminated. Upon termination of the trust agreement, any remaining trust assets will be distributed to the depositor and the trust will be terminated.
THE INDENTURE TRUSTEE
     The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

     The indenture trustee’s main duties will be:
•	holding the security interest in the receivables and other trust assets on behalf of the noteholders,

•	administering the trust’s bank accounts,

•	enforcing remedies following an event of default and acceleration of the notes,

•	acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes, and

•	acting as note paying agent to make payments from the trust’s bank accounts to the noteholders and others.
     If the indenture trustee knows of an amortization event, event of default or servicer default, it must provide written notice to all noteholders and the rating agencies within 30 days after it occurs or, if later, within 10 business days after the indenture trustee receives notice or obtains actual knowledge of such event. If the notes have been accelerated, the indenture trustee may institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the receivables.
     The indenture trustee’s standard of care changes depending on whether an event of default or amortization event has occurred. Prior to an event of default or an amortization event, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, negligence or bad faith by the indenture trustee. Following the occurrence and continuation of an event of default or an amortization event, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.
     For a description of the rights and duties of the indenture trustee after an event of default and upon acceleration of the notes, you should read “Description of Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
     The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act of 1939 have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.
     The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that repayment of such funds or adequate indemnity is not reasonably assured to it. The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to it from the costs and expenses that the indenture trustee may incur in complying with the request or direction.
     The depositor and the servicer will indemnify the indenture trustee for all liabilities and damages arising out of any acts or omissions of the depositor or the servicer, as applicable, in connection with the transfer and servicing agreement or the acceptance or performance by the indenture trustee of the trust duties contained in the transaction documents, unless caused by the willful misconduct or negligence of the indenture trustee. The administrator will indemnify the indenture trustee for losses, liabilities, expenses or damages caused by any violation by the depositor or the trust of federal or state securities laws in connection with the offering and sale of the notes or any breach by the depositor of any of the provisions of the transfer and servicing agreement.
     The servicer will pay, from its servicing compensation, the fees of the indenture trustee and will reimburse the indenture trustee for expenses incurred in performing its duties. The fees of the indenture trustee will be separately agreed between the depositor and the indenture trustee.
     Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any class of notes if a default occurs under the indenture and such class is subordinated to other classes. In these circumstances, separate successor indenture trustees will be appointed for each such class of notes and may provide for rights of senior noteholders to consent or direct actions by the indenture trustee that are different from those of subordinated noteholders.
     The indenture trustee may resign at any time by notifying the trust. Noteholders representing a majority of the outstanding amount of the notes may remove the indenture trustee at any time and for any reason by notifying the indenture trustee. The servicer must remove the indenture trustee if the indenture trustee fails to satisfy the requirements of the Trust Indenture Act, becomes subject to a bankruptcy or similar event or otherwise becomes legally unable to act. Upon the resignation or removal of the indenture trustee, the administrator will appoint a successor. No resignation or removal of the indenture trustee for any series of notes will become effective until a successor indenture trustee is in place.
USE OF PROCEEDS
     The net proceeds from the sale of each series of notes issued by a trust will be used by the depositor for that trust to purchase the receivables and any interests in other floorplan assets from Ford Credit and for any other purposes specified in the prospectus supplement. Ford Credit will use any proceeds that it receives for its general corporate purposes.
THE TRUST PORTFOLIO
Receivables in Designated Accounts
     The primary assets of each trust will be a revolving pool of receivables transferred to it by the depositor under the related transfer and servicing agreement. The revolving pool of receivables constituting each trust portfolio will be those arising in designated accounts selected from Ford Credit’s U.S. portfolio of dealer floorplan accounts. Only the receivables relating to designated accounts will be sold by Ford Credit to the depositor, and then transferred by the depositor to the related trust. The designated accounts themselves will not be sold or transferred to any trust. Ford Credit will continue to own the designated accounts and will remain obligated under the terms of the dealer financing agreement to make all related advances. When an account is designated for a trust, all eligible receivables in that account at that time will be transferred to the trust. Afterwards, all new eligible receivables arising in that designated account will be transferred automatically to the trust, unless the account becomes an ineligible account or the account is otherwise redesignated from the trust. The depositor also has the option to transfer ineligible receivables arising in designated accounts to the trust. Any dealer may have one or more accounts, depending on how many dealership locations the dealer has, the number of credit lines (e.g., new, used, car, light truck, heavy truck, commercial or fleet credit lines) or both. The depositor may choose to designate all or only a portion of the accounts relating to any dealer to a trust. The pool of receivables arising in the designated accounts for a trust and, if applicable, any interests in other floorplan assets owned by that trust are referred to as the “trust portfolio.”
     At the time a dealer’s floorplan financing account is designated for a trust, the account must meet specified eligibility criteria in order to be an eligible account. If an account subsequently fails to satisfy any of the eligibility criteria, it must be redesignated by the depositor. The criteria for eligible accounts may differ among the trusts. The criteria applicable to each trust are set forth under “Description of the Agreements—Eligible Accounts” in this prospectus, and the prospectus supplement for your notes will specify whether any additional eligibility criteria will be applicable for your trust’s designated accounts.
     The composition of the accounts designated for a trust may change over time. The transfer and servicing agreement will permit the depositor to transfer receivables arising under additional eligible accounts, and will require the depositor to transfer receivables arising under additional eligible accounts in certain situations. The transfer and servicing agreement also will permit the depositor to redesignate eligible accounts, the receivables of which will be removed from the trust in limited circumstances, and will require the depositor to redesignate ineligible accounts.
     For more information about the designation and redesignation of accounts, you should read “Description of the Agreements—Additional Designated Accounts” and “—Redesignation of Accounts” in this prospectus.
Other Floorplan Assets
     In addition to receivables arising in designated accounts, the trust portfolio may include "other floorplan assets,” such as:
•	participation interests in pooled participation receivables,

•	participation interests in purchased participation receivables,

•	syndicated receivables,

•	third-party financed in-transit receivables, and

•	third-party purchased receivables.
     Ford Credit may directly or indirectly deposit receivables arising in connection with various dealer floorplan financing arrangements originated by Ford Credit or one of its affiliates into pools of assets existing outside the trust. The receivables included in these pools are called "pooled participation receivables.” Typically, the ownership interest in one of these pools of assets will be in the form of an undivided participation interest issued under agreements similar to those governing the issuance of your notes. Any such participation interest will entitle its holder to various percentages of the collections generated from the related pool of assets. These participation interests may have their own credit enhancement or other enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the agreements governing the issuance of these interests and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of participation interests in pooled participation receivables and, therefore, the noteholders will be subject to those governing agreements.
     Ford Credit may participate in dealer floorplan financing arrangements originated by a third party by purchasing a participation interest under a separate participation agreement between Ford Credit and the third party. The receivables arising under these arrangements are called “purchased participation receivables.” In some cases, purchased participation receivables may be serviced by a person other than Ford Credit. The rights and remedies of the trust as the holder of participation interests in purchased participation receivables and, therefore, the noteholders will be subject to the participation agreements between the third party and Ford Credit. Participation interests in receivables that constitute pooled participation receivables or purchased participation receivables are referred to as “interests in other floorplan assets.”
     Ford Credit may be a member of a syndicate of lenders under a dealer floorplan financing arrangement. The receivables originated by Ford Credit under these arrangements are called "syndicated receivables.” Typically each syndicate lender, including Ford Credit, will make advances in connection with the related dealer’s purchase of specified vehicles. In some cases, syndicated receivables may be serviced by a person other than Ford Credit. The rights and remedies of the trust as the holder of syndicated receivables and, therefore, the noteholders will be subject to the agreements governing the syndicated financing arrangement.
     Ford Credit may acquire the right to receive payments from dealers in connection with their purchases of Ford-manufactured or distributed new vehicles and for which the financing source is other than Ford Credit. These rights are called “third-party financed in-transit receivables.” Third-party financed in-transit receivables will be assigned by Ford to Ford Credit and are payable generally upon delivery of the vehicles to the dealers. As a result, third-party financed in-transit receivables will not be exchanged for any new obligations and the payment of such receivables will be included as part of principal collections.
     Ford Credit may purchase receivables that are originated by a third-party under a dealer floorplan financing agreement. These receivables are called “third-party purchased receivables.”
     The prospectus supplement will specify whether any other floorplan assets are included in your trust. If the prospectus supplement does not specify that any other floorplan assets are included in your trust, your trust may nonetheless acquire them at a later date without your consent so long as each rating agency confirms that the acquisition will not cause it to reduce or withdraw its rating of any outstanding notes issued by your trust. If any other floorplan assets are added to your trust after your series was issued, the agreements governing the issuance of your notes may be amended to set forth any requirements and conditions that will apply to those other floorplan assets.
     Any other floorplan assets included in a trust will be transferred to it by the depositor under the transfer and servicing agreement. The depositor, in turn, may have acquired these assets from Ford Credit or one of its affiliates. As in the case of receivables arising under designated accounts, any other floorplan assets may be limited to related dealers located in specified states. After an interest in one of the other floorplan assets is included in the trust, the transfer and servicing agreement may permit or require the depositor to transfer additional interests in the same or similar types of other floorplan assets to the trust and may permit or require the depositor to remove from the trust interests in these other floorplan assets.
Additional Information Regarding the Trust Portfolio
     The prospectus supplement will contain additional information regarding the receivables and related accounts designated to your trust as of a specified statistical calculation date, including:
•	the number and total outstanding principal balance of the receivables,

•	the average outstanding balance of principal receivables per designated account,

•	the weighted average spread over the prime rate charged on the receivables,

•	the total outstanding balance of ineligible receivables,

•	the geographic concentration of the receivables, and

•	the distribution of account balances.
Static Pool Information
     If a trust was previously formed, Ford Credit will provide static pool information about the pool of receivables held by the trust in the prospectus supplement.
DESCRIPTION OF THE NOTES
     The notes of each trust will be issued in series. Each series will represent an obligation of the issuing trust only and not of any other trust. Although the following discussion summarizes the terms generally applicable to the notes of any series that any trust may issue, all references in this discussion to “notes,” “noteholders” and “series” relate only to those notes issued by a single trust. Accordingly, you should read this discussion and the provisions that it summarizes only in the context of that single trust.
General
     The notes will be secured by and paid from the assets of the trust. Each series will be allocated a portion of collections from the assets in the trust based on the applicable investor percentages for that series. The investor percentages for a series will be based on that series’ invested amount.
     Each series may consist of one or more classes. Some classes may be senior to other classes.
     Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including, for each class of a series:
•	the principal amount,

•	the interest rate or method for determining the interest rate,

•	the expected final payment date,

•	the final maturity date,

•	the rights to any series enhancement, and

•	the note ratings.
     Payments of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the record dates specified in the prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the prospectus supplement.

     During the revolving period, the invested amount of a series or class will remain constant except under limited circumstances described below under “—Investor Default Amount and Reallocated Principal Collections.” The pool balance of a trust, however, will vary each day as new principal receivables or principal interests in other floorplan assets are created and others are paid, charged off or otherwise adjusted. In addition, the pool balance will increase when receivables arising in additional accounts are added to the trust or interests in other floorplan assets are included and will decrease when receivables or interests in other floorplan assets are removed from the trust.
     The depositor initially will own the “transferor interest” for a trust, which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to enhancement providers. The holder of the transferor interest, subject to limitations, will have the right to the applicable transferor percentage of collections from the assets in the trust portfolio. The “transferor amount” for a trust will be that portion of the transferor interest that equals the excess of the adjusted pool balance, over the sum of the adjusted invested amounts of all series issued by that trust. As a result, the transferor amount will generally increase to reflect reductions in the invested amount when a series or class is amortizing and will also change as the pool balance changes. The transferor amount will also be reduced as the result of new issuances, as described below under “—New Issuances.”
     If the servicer adjusts the amount of any receivable because of a rebate to the dealer, billing error or certain other non-cash items, the pool balance and the transferor amount will be increased or decreased by the amount of the adjustment. If any decrease in the transferor amount would cause it to fall below the trust’s required transferor amount for the prior determination date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the next distribution date), the depositor will be required to deposit the deficiency into the excess funding account on the day of the adjustment. These deposits are referred to as “adjustment payments.”
     The “required transferor amount” for any trust on any date is the sum of:
(1)	the sum of the products for all series issued by that trust of (a) the excess of the required pool percentages for each of these series over 100%, times (b) their initial invested amounts, plus

(2)	if applicable, the sum of the required subordinated amounts for each series issued by that trust.
New Issuances
     The indenture provides that the depositor may cause the trust to issue a new series of notes under an indenture supplement without the consent of any noteholder of any other series previously issued by the trust. Each series may have different terms and enhancements than any other series. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or a similar prospectus or in transactions either registered under the Securities Act of 1933, or exempt from registration, directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.
     A new series may be issued only if the conditions provided in the indenture are satisfied. The depositor may cause the trust to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least two business days in advance of the date upon which the new issuance will occur.

     The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:
•	an indenture supplement specifying the principal terms of the new series,

•	a required federal income tax opinion,

•	an enhancement agreement for any enhancement required by the related indenture supplement executed by the depositor and the series enhancer,

•	confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class,

•	a certificate of an authorized officer of the depositor to the effect that such officer reasonably believes the new issuance will not have a “significant adverse effect” on any outstanding series or class, meaning that it will not cause an amortization event or an event of default to occur, or materially and adversely effect the amount or timing of payments to be made to the noteholders of any outstanding series or class, and

•	after giving effect to the new issuance, the net adjusted pool balance exceeds the required pool balance.
     To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.

Interest Payments
     Each class of notes will pay interest on the dates and at the interest rate specified in the prospectus supplement. Interest will be paid monthly, quarterly, semiannually or on other scheduled dates over the life of the notes. The interest rate on any class of notes may be a fixed or floating rate as specified in the prospectus supplement. If a class of notes bears interest at a floating or variable rate, the prospectus supplement will describe how that rate is calculated.
     Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement. Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months, but the prospectus supplement may specify a different day count basis.
     Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread as specified in the prospectus supplement. The trust will appoint a calculation agent to calculate the interest rate on each class of floating rate notes. The prospectus supplement will identify the calculation agent for any floating rate notes. All determinations of interest by the calculation agent, in the absence of manifest error, will be conclusive and binding on the noteholders. Interest on floating rate notes typically will be computed based on the actual number of days in an interest period and a year of 360 days, but the prospectus supplement may specify a different day count basis.
     For each series of notes and each related class, interest will accrue from its closing date on the applicable principal balance at the applicable interest rate. Interest on the notes generally will be paid to noteholders on the distribution dates specified in the prospectus supplement.
     Interest payments or deposits on any distribution date will be paid out of:
•	interest collections allocated to the invested amount during the preceding collection period or periods, except that if the notes are included in an interest reallocation group, interest collections that would otherwise be allocated to them will instead be combined with those of other series in the group and made available for all series in that interest reallocation group,

•	net investment earnings on any funds held in the trust’s bank accounts,

•	any excess interest collections from other series in the same excess interest sharing group, and

•	any series enhancement, including amounts available from any swap counterparty, to the extent described in the prospectus supplement,
     If interest payments will be made less frequently than monthly, an “interest funding account” may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.
Principal Payments
     The timing and priority of principal payments among series and classes may differ and will be described in the prospectus supplement. The amount of principal collections allocated to a series or class will depend on whether such series or class is in a revolving period or an accumulation or amortization period.
Revolving Period
     Generally, each series or class of notes will begin with a “revolving period” during which the related trust will not accumulate or pay principal for payment to the noteholders of that series or class. The revolving period for a series or class will end on the day before the start of an accumulation period or an amortization period for that series or class. Following its revolving period, each series or class will begin to accumulate principal or begin to distribute principal to noteholders. The prospectus supplement will describe the conditions under which an accumulation or amortization period will begin for your series or class.
Accumulation Periods
     Principal payments for any series or class of notes will be paid from principal collections received during the related collection period or periods as specified in the prospectus supplement and allocated to that series or class. Principal will accumulate in a principal funding account if your series or class of notes features a controlled accumulation period or an early accumulation period and one of these accumulation periods begins.
     A “controlled accumulation period” means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an expected final payment date. If applicable, the controlled accumulation period for a series or class will begin on the date specified in the related prospectus supplement and end on the earlier of:
•	the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full, and
•	the day before the start of an early amortization period or an early accumulation period for that series or class.

     An “early accumulation period” means the period during which principal is accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early accumulation period for a series or class will begin on the first day of the collection period in which an amortization event occurs, unless the servicer is required to make daily deposits of collections into the collection account, in which case the early accumulation period will begin on the day an amortization event occurs. The early accumulation period will end on the earliest of:
•	the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full,

•	the final maturity date for that series or class, and

•	the trust termination date.
     As described in the prospectus supplement, during a controlled accumulation period, on each distribution date an amount of principal, up to the amount specified, will be deposited in a principal funding account. If your series or class of notes features an early accumulation period, after an amortization event the amount of principal available to your series or class of notes will be deposited into the principal funding account, up to the amount specified in the prospectus supplement. This accumulated principal will be paid to those noteholders on the “expected final payment date” specified in the prospectus supplement, or earlier if an amortization period begins before your expected final payment date. Although your series or class of notes may feature an accumulation period, your series or class of notes might not make use of it.
     Funds on deposit in any principal funding account for a series or class of notes may be subject to a guaranteed rate agreement or guaranteed investment contract to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal balance of a series or class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty.
Amortization Periods
     If your series or class of notes features a controlled amortization period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. Your series or class of notes might also begin to pay principal to you if the prospectus supplement specifies that your series or class features an early amortization period and an amortization event occurs.
     A “controlled amortization period” means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. If applicable, the controlled amortization period for a series or class will begin on the date specified in the related prospectus supplement and ends on the earlier of:
•	the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full, and

•	the day before the start of an early amortization period or an early accumulation period for that series or class.
     An “early amortization period” means the period during which principal is paid in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early amortization period for a series or class will begin on the first day of the collection period in which an amortization event occurs, unless the servicer is required to make daily deposits of collections into the collection account, in which case the early amortization period will begin on the day an amortization event occurs. The early amortization period will end on the earliest of:
•	the end of the collection period preceding the distribution date on which the notes of that series or class will be paid in full,

•	the final maturity date for that series or class, and

•	the trust termination date.
     If your series has multiple classes, each class may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.
     There can be no assurance that principal will be available when expected, either to accumulate or to pay to you. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions. The prospectus supplement will provide historical payment rates, losses and other information relating to Ford Credit’s U.S. dealer floorplan portfolio and relating to your trust’s portfolio. There can be no assurance that the performance of your trust’s portfolio will be consistent with this historical performance of either that portfolio or Ford Credit’s U.S. dealer floorplan portfolio. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of an amortization event may substantially shorten the average life of your notes.
Amortization Events
     The revolving period will continue through the date specified in the prospectus supplement unless an amortization event occurs before that date. An “amortization event” for any series of notes will include any of the “series amortization events” that are applicable to that series described in the related prospectus supplement, together with the following “trust amortization events” which are applicable to all series issued by a trust:
(1)	a failure by the depositor to transfer to the trust receivables arising in additional eligible accounts or, if applicable, interests in other floorplan assets within ten business days after the date required to do so by the transfer and servicing agreement,

(2)	the occurrence of bankruptcy or similar events relating to the depositor, Ford Credit or Ford, unless written confirmation is received from each rating agency that, with respect to Ford Credit or Ford, it will not result in a reduction or withdrawal of its rating of any outstanding series or class, or

(3)	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940.
     The early amortization period or, if so specified in the prospectus supplement, the early accumulation period will begin on the first day of the collection period in which an amortization event occurs or, if the servicer is required to make daily deposits into the collection account, on the day an amortization event occurs. If, because of the occurrence of an amortization event, the early amortization period begins before a scheduled amortization or accumulation period or before an expected final payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.
     In addition, if the amortization event is the occurrence of a bankruptcy or similar event relating to the depositor or Ford Credit, on the day of that event the depositor will immediately cease to transfer principal receivables to the trust and promptly notify the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust before the bankruptcy event, as well as collections on those principal receivables and interest receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as described below under “—Application of Collections” in the prospectus supplement.
     If the only amortization event to occur is a bankruptcy of the depositor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust.
Credit Enhancement and Other Enhancement
     Credit enhancement and other enhancement for your series or class of notes, referred to as "series enhancement,” is designated to protect noteholders against losses on the receivables and delays and defaults in payments on the notes. Series enhancement for a series or class may be in the form of excess spread, subordination of a portion of the transferor interest, subordination of other series or classes of notes, a reserve fund or spread account, an accumulation period reserve account, a cash collateral account or guaranty, a letter of credit or other credit facility, a surety bond or insurance policy, a guaranteed investment contract or guaranteed rate agreement, an interest rate swap or cap or any combination of such enhancements. The prospectus supplement for each series will specify the form, amount, limitations and provider of any series enhancements available to that series or, if applicable, to particular classes of that series. Any provider of series enhancement is a “series enhancer” and will be identified in the related prospectus supplement.
Excess Spread
     For any distribution date with respect to a series or a class of notes, the amount by which interest collections during the related collection period exceeds certain fees and expenses of the trust, including interest payments on the notes and, if applicable, payments to the related swap counterparty, is referred to as “excess spread”. Any excess spread with regard to a series or class of notes on a distribution date, will be available on that distribution date to cover certain shortfalls for other series in the same excess interest sharing group as described in the related prospectus supplement.
Subordination of Transferor Interest
     A portion of the transferor interest, referred to as the “available subordinated amount,” may be subordinated to the noteholders’ interest of the related series. In this case, the prospectus supplement will describe the amount of the available subordinated amount for a series, whether the available subordinated amount for a series may be decreased and increased, the manner in which the available subordinated amount for a series may be used for the benefit of the noteholders of such series and whether the available subordinated amount for a series may be available to more than one series of notes. The sum of the available subordinated amounts for all series as of any date is referred to as the “trust available subordinated amount” for that date.

Subordination of Other Series or Classes
     A series or one or more classes of that series may be subordinated to other series or to the senior notes within that series. In that case, the prospectus supplement will set forth information concerning:
•	the extent to which the rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinated to the rights of the holders of other senior series or senior notes within that series,

•	if subordination will apply in all cases or only in the event of specified types of losses or shortfalls not covered by other series enhancement,

•	the manner, if any, in which the amount of subordination will change over time, and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of other senior series or senior notes of that series.
Reserve Fund or Spread Account
     A series or one or more classes of that series may have the benefit of a segregated trust account, referred to as “reserve fund“or a “spread account,” funded through an initial deposit and/or through periodic deposits of available cash from the trust assets. In that case, the prospectus supplement will set forth information concerning the funding of the reserve fund or spread account and the circumstances under which payments of interest and principal on the notes of the series or the related classes and other expenses and amounts of that series or classes will be made from the reserve fund or spread account.
Accumulation Period Reserve Account
     A series or one or more classes of that series may have the benefit of a segregated trust account, referred to as an “accumulation period reserve account,” funded by an initial cash deposit and/or through periodic deposits of available cash from the trust assets. In that case, the prospectus supplement will set forth information concerning the funding of the accumulation period reserve account and the circumstances under which payments of interest on the notes of that series or the related classes and other expenses or amounts of the series or classes during an accumulation period will be made from the accumulation period reserve account.
Cash Collateral Account or Guaranty
     A series or one or more classes of a series may have the benefit of an account, referred to as the “cash collateral account,” or a guaranty, referred to as the “cash collateral guaranty,” secured by the cash collateral account. In that case, the prospectus supplement will set forth information concerning the funding of the cash collateral account and the circumstances under which payments will be made from the cash collateral account or cash collateral guaranty.
Letter of Credit
     A series or one or more classes of that series may have the benefit of a letter of credit that may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to make payments under the letter of credit. In that case, the prospectus supplement will set forth information concerning the payment obligations of the issuer of the letter of credit and the maximum amount available at any time to be paid under a letter of credit.
Surety Bond or Insurance Policy
     A series or one or more classes of that series may have the benefit of a surety bond or an insurance policy provided by one or more insurance companies. In that case, the prospectus supplement will set forth information concerning the distributions of interest and principal and the payment of other expenses and amounts insured by the surety bond or insurance policy.
Guaranteed Investment Contract or Guaranteed Rate Agreement
     A series or one or more classes of that series may have the benefit of a guaranteed investment contract or guaranteed rate agreement under which in exchange for either a fixed one-time payment or a series of periodic payments the trust will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the prospectus supplement
Interest Rate Swap or Cap
     A series or one or more classes of that series may have the benefit of interest rate swap under which the trust makes payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on LIBOR from the swap counterparty, or an interest rate cap; under which the trust makes an upfront payment to a counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount.
Optional Redemption or “Clean Up Call” Option
     The depositor will have the option to redeem the notes of any series by purchasing your series’ portion of the trust assets at any time after the remaining outstanding principal balance of that series has been reduced to a certain percentage of the initial principal balance of the series. This option is referred to as the “clean up call” option, and may only be exercised by the depositor at the “redemption price” for that series of notes, which is the outstanding principal balance of the notes of that series plus accrued and unpaid interest through the day immediately preceding the redemption date.
Final Payment of Principal; Termination
     The notes of each series will be retired on the day on which the final payment of principal is made to the noteholders, whether as a result of optional redemption by the depositor or otherwise. Each prospectus supplement will specify the latest date on which principal and interest for the series of notes can be paid, or the “final maturity date.” The trust’s failure to pay the principal of any series of notes in full on the related final maturity date will be an event of default under the indenture. In this event, the indenture trustee or the holders of a specified percentage of the notes of that series will have the rights described below under “Description of the Indenture—Events of Default; Rights Upon Event of Default” in this prospectus.
     Unless the servicer and the holders of the transferor interest instruct the indenture trustee otherwise, the trust will terminate on the “trust termination date” specified in the related prospectus supplement. Upon the termination of the trust, the indenture trustee will convey the trust assets to the holders of the transferor interest.

Defeasance
     If so specified in the prospectus supplement relating to a series, the depositor may terminate its obligations in respect of that series or the trust by depositing with the indenture trustee, amounts sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an amortization event for any series. Before its exercise of its right to substitute money or eligible investments for receivables, the depositor will deliver to the indenture trustee:
•	a statement from a firm of nationally recognized independent public accountants, to the effect that the deposit is sufficient to make all the payments specified above,

•	an officers’ certificate stating that the depositor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, cause an event of default or an amortization event with respect to any series,

•	written confirmation from each rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class,

•	a legal opinion that the deposit and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, and

•	a required federal income tax opinion.
Reports to Noteholders
     Noteholders of each series issued by a trust will receive reports with information about the series and the trust. The indenture trustee, as “paying agent,” will forward to each noteholder of record the reports, prepared by the servicer, for its series on the distribution dates for that series. Unless and until definitive notes are issued, these reports will be sent to Cede & Co. which is the nominee of the DTC and the registered holder of the notes, as described below under "—Book Entry Registration.”
     For a description of the reports prepared by the servicer, you should read “Description of the Agreements—Reporting Obligations of the Servicer” in this prospectus.
     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the notes were outstanding, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.
Groups
     The notes of a series may be included in one or more groups of series that share or reallocate specified interest collections and/or principal collections. The prospectus supplement will identify whether your series will be included in one or more of the following groups. Other series issued in the future may also be included in any such group.
Excess Interest Sharing Groups
     If a series is included in an “excess interest sharing group,” interest collections allocated to that series in excess of the amount needed to make required deposits or distributions for that series (the “excess interest collections”) may be applied to cover shortfalls in required deposits and distributions for other series in the same excess interest sharing group. Similarly, such series may benefit from excess interest collections from other series in the same excess interest sharing group.
Interest Reallocation Groups
     If a series is included in an “interest reallocation group,” interest collections that would otherwise be allocated to each series in the interest reallocation group will instead be combined and will be available for required deposits and distributions to other series in the same interest reallocation group. Any issuance of a new series in an interest reallocation group may reduce or increase the amount of interest collections allocated to any other series in that group.
     For more information on the risks caused by the issuance of additional series, you should read “Risk Factors—Issuance of additional series by your trust could affect the timing and amounts of the payments on your notes” in this prospectus.
Principal Sharing Groups
     If a series is included in a “principal sharing group,” principal collections allocated to that series in excess of the amount needed to make required principal deposits or distributions for that series may be shared with other series in the same principal sharing group. If available principal allocated to a series is shared with another series, the invested amount of the series from which available principal was shared will not be reduced.
Trust Bank Accounts
     The indenture trustee will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series of a trust, a “collection account” and an “excess funding account,” each of which will be a qualified trust account.
     Funds in the collection account and the excess funding account will be assets of the trust and will be invested, at the direction of the servicer, in highly rated investments that mature on or before the day the funds are required to be available for distribution.
     The servicer will have no access to the funds in the trust bank accounts. Only the indenture trustee may withdraw funds from these accounts to pay trust obligations, including payments to the noteholders or to pay net investment earnings to the servicer. The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Investor Percentage, Transferor Percentage and Credit Enhancement Percentage
     The servicer will allocate all interest collections, all principal collections and all defaulted amounts among each series issued and outstanding, the transferor interest and, if the related prospectus supplement so states, any credit enhancement providers.
     All allocations will be made by reference to the investor percentages for each series, the transferor percentage and, where applicable, the “credit enhancement percentage” for each series. The related prospectus supplements will set forth how the investor percentages and credit enhancement percentages are calculated.
     The “investor percentage” for a series generally will be based on that series’ invested amount compared to the pool balance for the trust. The “invested amount” for a series or a class of notes is an amount equal to:
(1)	the initial principal balance of the notes of that series or class, minus

(2)	the amount of principal previously paid to the noteholders of that series or class, minus

(3)	the cumulative amount of unreimbursed reallocated principal collections for that series or class, minus

(4)	the cumulative amount of unreimbursed investor charge-offs for that series or class.
     If so specified in the prospectus supplement relating to any series of notes, under limited circumstances the invested amount may be further adjusted to the “adjusted invested amount,” which is an amount equal to that series’ invested amount, minus the amount then on deposit in that series’ principal funding account (other than net investment earnings).
     The “transferor percentage” for a trust is a percentage equal to:
(1)	100%, minus

(2)	the sum of the investor percentages for all series issued by that trust, minus

(3)	the sum of the credit enhancement percentages for all series issued by that trust, if applicable.
Application of Collections
     The servicer will deposit into the collection account a portion of the payments received on the receivables and, if applicable, interests in other floorplan assets in the trust portfolio during each calendar month, or “collection period. “ The amount of the required deposit will be specified in the indenture for such trust and will depend upon, among other things, whether the series in such trust are in their revolving periods or accumulation or amortization periods. So long as Ford Credit is the servicer, it will be able to make these deposits on a monthly basis if any of the following conditions is met:
(1)	Ford Credit’s short-term debt is rated at least A-1 by Standard & Poor’s, F1 by Fitch and P-1 by Moody’s,

(2)	Ford Credit maintains a letter of credit or other form of enhancement acceptable to the rating agencies to support Ford Credit’s obligation to deposit collections into the collection account, or

(3)	Ford Credit otherwise satisfies each rating agency’s requirements.
     In these circumstances, Ford Credit may use collections for its own benefit and will not be required to deposit the collections that it receives during any collection period until the distribution date occurring in the following calendar month. On that distribution date, Ford Credit will deposit into the collection account funds only to the extent that such funds are required for deposit into other trust accounts or for distribution to the noteholders and other parties pursuant to the terms any indenture supplement, the transfer and servicing agreement or any series enhancement agreement. If the collection account balance ever exceeds this amount, the servicer may withdraw the excess. The servicer may retain its servicing fee with respect to any series and will not be required to deposit such fee into the collection account.
     If Ford Credit is no longer the servicer or if none of the conditions specified above is satisfied, then the servicer will deposit collections into the collection account no later than two business days after processing in accordance with the terms specified in the indenture.
     The servicer will allocate collections as indicated below:
(1)	The transferor percentage of interest collections and principal collections will be:
(a)	paid to the holders of the transferor interest to the extent that these collections are not attributable to the trust available subordinated amount,

(b)	deposited into the excess funding account in order to maintain the net adjusted pool balance at the required pool balance, or

(c)	available for deposit into the collection account to the extent that these collections are attributable to the trust available subordinated amount for application and payment as set forth in the prospectus supplement, except that such amounts may be deposited into the excess funding account in order to maintain the net adjusted pool balance at the required pool balance.
(2)	The investor percentage of interest collections allocated to each series will be available for deposit into the collection account for application and payment as set forth in the prospectus supplement.

(3)	The investor percentage of principal collections allocated to each series that is in its revolving period will be:
(a)	available to make principal payments or deposits required by noteholders of one or more series in the same principal sharing group if those collections are required to be treated as shared principal collections,

(b)	deposited into the excess funding account in order to maintain the net adjusted pool balance at the required pool balance, or

(c)	paid to the holders of the transferor interest.

(4)	The investor percentage of principal collections allocated to each series that is in its controlled accumulation period, controlled amortization period or early accumulation period up to the amount, if any, specified in the prospectus supplement will be deposited into the collection account or a principal funding account, as applicable, for allocation and payment to noteholders as described in the prospectus supplement. However, if principal collections exceed the principal payments required to be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holders of the transferor interest, subject to the limitations described in clauses (1) and (3) above.

(5)	The investor percentage of principal collections allocated to each series that is in its early amortization period will be deposited into the collection account for application and payment as provided in the prospectus supplement.
     Principal payments may also be funded from proceeds from the issuance of notes in the same principal sharing group.
     "Interest collections” means, with respect to a trust, the sum of:
(1)	all collections of interest receivables owned by that trust and, if applicable, the non-principal portion of the trust’s interests in other floorplan assets, plus

(2)	all net investment earnings on amounts on deposit in the collection account and the excess funding account, plus

(3)	all amounts recovered, including any insurance proceeds, on defaulted receivables or on any interests in other floorplan assets that have defaulted.
     "Principal collections” means, with respect to a trust, the sum of:
(1)	all collections of principal receivables owned by that trust and, if applicable, the principal portion of the trust’s interests in other floorplan assets, plus

(2)	all amounts representing payments by related dealers under cash management agreements entered into by such dealers with Ford Credit as described under “The Sponsor and Servicer—Servicing and Dealer Relations—Payment Terms” in this prospectus, excluding, in all cases, all amounts recovered on defaulted receivables and on any interests in other floorplan assets that defaulted.
     Assignments by a trust to the depositor of the rights to receive payments from dealers upon delivery of purchased Ford-manufactured new vehicles in exchange for related advances made by Ford Credit under the related floorplan financing agreements will not be included as a part of principal collections and will be disregarded for purposes of determining the monthly principal payment rate of the receivables owned by any trust. As described in clause (3) above, if a dealer elects to make a payment under a cash management agreement, principal collections in the same amount will be remitted to the trust. The effect of any payment under a cash management agreement is to accelerate the trust’s receipt of principal collections relative to the rate at which principal collections would have been received in the absence of any such payments.
     "Interest receivables” are:

(1)	all amounts billed and payable by the dealer pursuant to the related floorplan financing agreement with Ford Credit that constitute (a) interest and (b) other non-principal and non-interest charges, including flat charges established by Ford Credit from time to time to cover miscellaneous costs, and

(2)	all adjustment fees payable by Ford to Ford Credit under the sale and assignment agreement.
     "Principal receivables” are the amounts, other than interest receivables, that are payable by the dealer under the sales and service agreement with Ford or under the related floorplan financing agreement with Ford Credit.
     In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the prospectus supplement.
     Collections deposited into the excess funding account on any date because the net adjusted pool balance is less than the required pool balance will be withdrawn from the excess funding date and paid to the holders of the transferor interest on any later date on which the net adjusted pool balance exceeds the required pool balance. The “required pool balance” means, for any trust as of any date, the sum of: (1) the sum of their required pool percentages, times their initial invested amounts, plus (2) the sum of the required subordinated amounts for each series issued by that trust.
     If an amortization period or accumulation period has begun, the amounts described in the preceding paragraph will be held for distribution to the noteholders on the dates specified in the prospectus supplement or accumulated for distribution on the expected final payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the prospectus supplement.
Investor Default Amount and Reallocated Principal Collections
     For each series of notes, on the determination date, the servicer will calculate the “investor default amount” for the preceding collection period, which will equal the investor percentage of defaulted amounts allocated to that series. An amount equal to the investor default amount for any collection period may be funded from interest collections allocable to that series and other amounts specified in the prospectus supplement, including credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holders of the transferor interest.
     For each series of notes, the series’ invested amount will be reduced by unfunded investor default amounts, called an “investor charge-off” and equal to the excess of the investor default amount for that series over the amount available to reimburse such investor default amount as described in the prospectus supplement. In addition, a series’ invested amount may decrease by the amount of any principal collections reallocated to pay interest on senior classes of notes and other amounts of such series. Reductions in a series’ invested amount due to investor charge-offs and any reallocated principal collections will be reimbursed on any subsequent distribution date to the extent that interest collections on deposit in the collection account exceed the interest owed on the notes, the investor default amount and any other fees specified in the prospectus supplement that are payable on that date. This reimbursement will increase the invested amount with respect to that series.

Book-Entry Registration
     The notes will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes Only in Limited Circumstances” in this prospectus. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V. which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.
     Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.
     Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.
     Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.
Definitive Notes Only in Limited Circumstances
     Notes will be issued in physical form to noteholders only if:
•	the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor is unable to reach an agreement with a qualified successor,

•	the administrator elects to terminate the book-entry system through DTC, or

•	after the occurrence of an event of default or a servicer default, note owners of a class representing at least a majority of the outstanding principal balance of that class of notes advise the indenture trustee and the DTC in writing that they elect to terminate the book-entry system through DTC for that class of notes.
     Payments of principal and interest on “definitive notes,” which are notes issued in fully registered, certificated form, will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.
     Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.
DESCRIPTION OF THE INDENTURE
     Each trust will be a party to a separate indenture with an indenture trustee, under which the trust will issue notes in one or more series, the terms of which will be specified in an indenture supplement to that indenture. The following summarizes the material terms of each indenture. We have filed forms of the indenture and the indenture supplement as exhibits to the registration statement filed with the Securities and Exchange Commission that includes this prospectus.
Events of Default; Rights Upon Event of Default
     With respect to the notes of any series, an “event of default” under the indenture will be any of the following:
(1)	failure to pay the principal of any note in full on its final maturity date,

(2)	failure to pay interest due on any notes within the time period specified in the prospectus supplement,

(3)	the occurrence of a bankruptcy or similar event relating to the trust,

(4)	failure by the trust to observe or perform any covenant or agreement made in the indenture and the failure continues or is not cured for a period of 60 days after written notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the outstanding principal balance of the affected series, or

(5)	any other events of default for a series described in the prospectus supplement.
     Failure to pay the full principal balance of a note on its expected final payment date will not constitute an event of default. An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.
     The holders of at least a majority of the outstanding principal balance of the notes of the affected series may waive any default before the declaration of the acceleration of the notes, except for a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of the noteholders of each affected note.
Acceleration of the Notes
     If an event of default occurs with respect to the notes because of the occurrence of bankruptcy or similar events relating to the trust, the notes will be accelerated automatically. If an event of default occurs with respect to the notes for any other reason, the indenture trustee or the holders of at least a majority of the outstanding principal balance of the notes of the affected series may accelerate the notes of that series and declare them to be immediately due and payable. Any acceleration of the notes may, under limited circumstances, be rescinded by the holders of at least a majority of the outstanding principal balance of the notes of that series.

     Upon any such acceleration of the notes, the revolving period, or other period of principal payment or accumulation, other than an early amortization period, for the affected series will terminate and an early amortization period will commence and principal collections and interest collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and other trust accounts for the accelerated notes will be applied immediately to pay principal of and interest on those notes.
Remedies Following Acceleration
     If the notes of a series have been accelerated following an event of default, and the indenture trustee has not received any directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may elect to continue to hold the portion of the trust assets securing those notes and apply collections on such trust assets to make payments on those notes.
     If an event of default has occurred and is continuing, the indenture trustee:
•	may institute proceedings in its own name for the collection of all amounts then payable on the accelerated notes,

•	may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the accelerated notes,

•	may, at its own election or at the direction of the holders of at least a majority of the outstanding principal balance of the accelerated notes of a series, foreclose on and cause the trust to sell the portion of the trust assets securing the accelerated notes, but only if the indenture trustee determines that the proceeds of the sale of such assets will be sufficient to pay the principal of and interest on the accelerated notes in full, or

•	must, at the direction of the holders of at least 66-2/3% of the outstanding principal balance of the notes of each class of the accelerated series, foreclose on and cause the trust to sell the portion of the trust assets securing the accelerated notes, regardless of the sufficiency of the proceeds from the sale of such assets to pay the principal of and interest on the accelerated notes in full.
     Following the foreclosure and sale of the portion of the trust assets securing the accelerated notes and the application of the proceeds of that sale and of the amounts then held in the collection account, the excess funding account and any trust accounts for that series and any amounts available from credit enhancement for that series, that series will no longer be entitled to any allocation of collections or other trust assets under the indenture or the indenture supplement, and those notes will no longer be outstanding.
Standard of Care of the Indenture Trustee Following an Event of Default
     If an event of default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.
     Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any noteholder if the indenture trustee reasonably believes it will not be adequately indemnified against any costs, expenses and liabilities it might incur in complying with that request. The holders of at least a majority of the outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, provided they offer reasonable security or indemnity to the indenture trustee against any costs, expenses and liabilities that the indenture trustee may incur in complying with the request.
     Upon acceleration of the notes of a series, the indenture trustee will have a lien on the trust assets for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the trust assets.
Limitation on Suits
     No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:
(1)	the noteholders of at least 25% of the outstanding principal balance of the affected series have requested the indenture trustee in writing to institute such legal proceeding,

(2)	the noteholders give the indenture trustee written notice of a continuing event of default,

(3)	the noteholders offer reasonable security or indemnity to the indenture trustee against any costs, expenses and liabilities that the indenture trustee may incur in complying with the request,

(4)	the indenture trustee fails to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

(5)	the holders of at least a majority of the outstanding principal balance of the notes of that series have not given the indenture trustee any inconsistent direction during the 60-day period.
A noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.
Notes Owned by Transaction Parties
     Notes owned by the trust, the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.
Modification of the Indenture
     The trust and the indenture trustee may enter into one or more supplemental indentures:
•	without the consent of any noteholders, to correct or enhance the description of any property subject to the lien of the indenture, to reflect the agreement of another person to assume the role of the trust, to surrender certain rights of the trust, to transfer or pledge property to the indenture trustee, to maintain qualification under the Trust Indenture Act (or any other statute), to permit the issuance of one or more new series of notes, to terminate a credit enhancement arrangement, in each case upon receipt of confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class,

•	without the consent of any noteholders and, to cure any ambiguity, to correct or supplement any inconsistent provision in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, upon receipt of an officer’s certificate of the depositor that, in the depositor’s reasonable belief, the action will not have a significant adverse effect,

•	without the consent of any noteholders, to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon receipt of: (1) confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, (2) an officer’s certificate of the depositor that, in the depositor’s reasonable belief, the action will not have a significant adverse effect, and (3) a required federal income tax opinion,

•	without the consent of any noteholders, to add, modify or eliminate any provisions to avoid the imposition of state or local income or franchise taxes on the trust’s property or its income, upon receipt of (1) an officer’s certificate of the depositor that the requirements under the indenture applicable to the proposed amendments have been met and (2) confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class,

•	with the consent of the holders of at least 66-2/3% of the outstanding principal balance of the notes of each adversely affected series, to change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, except as described in the next paragraph.

•	with the consent of each noteholder affected, to:
(1)	change the due date of any installment of principal of or interest on any note or the “note interest rate,”

(2)	reduce the principal balance or change the redemption price of a note, or change the place of payment or the currency in which any note is payable,

(3)	impair the right to institute suit for the enforcement of specified payment provisions of the indenture,

(4)	reduce the percentage of the outstanding principal balance of the notes of any series necessary to (a) direct the indenture trustee to liquidate the trust assets if proceeds would be insufficient to pay the principal balance and interest due on the notes, (b) amend certain sections of the indenture and (c) enter into certain supplemental indentures,

(4)	modify any provisions regarding the voting of notes held by the trust, the depositor, the servicer or any of their affiliates,

(5)	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes, or

(6)	terminate the lien on the collateral or deprive any noteholder of the security provided by the lien of the indenture.
Annual Compliance Statement
     The trust will be required to furnish to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.
List of Noteholders
     The noteholders of at least 10% of the outstanding principal balance of the notes of any series or three or more noteholders of any series may, by written request to the indenture trustee, obtain a copy of the list of noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or the notes.
Satisfaction and Discharge of the Indenture
     The indenture will be discharged with respect to the notes of any series upon, among other things, the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon irrevocable deposit by the trust with the indenture trustee of funds sufficient for the payment in full of all the notes not delivered to the indenture trustee for cancellation.
DESCRIPTION OF THE AGREEMENTS
     Each trust will be a party to one or more separate transfer and servicing agreements under which the depositor will transfer receivables and, if applicable, any interests in other floorplan assets to the trust. The depositor will enter into a receivables purchase agreement with Ford Credit, under which Ford Credit will sell receivables and, if applicable, interests in any other floorplan assets to the depositor. If a trust has more than one depositor, each depositor will enter into a separate transfer and servicing agreement with that trust and the servicer and a separate receivables purchase agreement with Ford Credit. In each transfer and servicing agreement, Ford Credit will agree to service the receivables and, if applicable, any interests in other floorplan assets for the related trust. The following summarizes the material terms of each transfer and servicing agreement and each receivables purchase agreement. We have filed forms of these agreements as exhibits to the registration statement filed with the Securities and Exchange Commission that includes this prospectus.
Sale and Transfer of Assets
Sale and Transfer of Receivables and Related Security
     Under each receivables purchase agreement, Ford Credit will sell to the related depositor on a daily basis all of its rights in:
•	receivables in the designated accounts as of the “series cut-off date” specified in the related prospectus supplement for the first series issued by the related trust and receivables in additional accounts as of the applicable “additional cut-off date” specified in the addition notice for such additional accounts,

•	receivables arising in the designated accounts after the series cut-off date or the additional cut-off date, as applicable,

•	all related security consisting of:
(1)	the security interests granted by the dealers in the related vehicles,

(2)	the junior security interests granted by some of the dealers in non-vehicle related security, such as vehicle parts inventory, equipment, fixtures, service accounts and, in some cases, real property and a personal guarantee, and

(3)	all related rights under the sale and assignment agreement between Ford and Ford Credit, and
•	the proceeds of all of the above.
     Under each transfer and servicing agreement, the depositor will transfer to the related trust on a daily basis all of its rights in the assets acquired from Ford Credit under the receivable purchase agreement described in the preceding paragraph, together with all of the depositor’s rights relating to the receivables under the receivables purchase agreement.
     Ford Credit, as servicer, will indicate in its computer records that the receivables and related security have been sold to the depositor, have been transferred in turn by that depositor to the related trust, and have been pledged by the trust to the indenture trustee under the indenture. Ford Credit will provide the depositor and the related owner trustee with one or more account schedules showing each designated account, identified by account number and by outstanding principal amount. At the time that the depositor designates any additional accounts for a trust as described below under “—Additional Designated Accounts” or redesignates any accounts as described below under “—Redesignation of Accounts,” the depositor will provide a new account schedule specifying the applicable additional accounts or redesignated accounts, as the case may be.
     As servicer, Ford Credit will retain records and agreements relating to the receivables transferred to each trust. The records and agreements relating to the accounts and receivables will not be segregated by Ford Credit from other documents and agreements relating to other accounts and receivables not relating to the trust and will not be stamped or marked to reflect the sale or transfer of the receivables to the depositor. However, the computer records of Ford Credit will be marked to evidence this sale. Ford Credit and the depositor, however, will file one or more UCC financing statements to perfect the trust’s interest in the receivables, the related security, the receivables purchase agreement and their proceeds. Neither the owner trustee nor the indenture trustee will be required to make periodic examinations of the receivables transferred to the trust or any records relating to them. However, the servicer will deliver to the indenture trustee once each year a certificate of an authorized officer of the servicer affirming, among other things, that no further action is necessary to maintain the trust’s perfected security interest in the receivables.
     In its other lending activities, Ford Credit may make capital loans, real estate loans or other advances to dealers or their parent holding companies or other affiliates that are also secured by a security interest in the vehicles and in any non-vehicle related security. Although the trust in each case will have a first-priority perfected security interest in the related vehicles, a default under any such loans made to a dealer’s parent holding company or other affiliates may result in a default in respect of such dealer’s receivables that have been transferred to the trust. At Ford Credit’s sole discretion, the security interests transferred to a trust in non-vehicle related security may be subordinate to a senior security interest that it or other lenders retain in the security. In each receivables purchase agreement, Ford Credit will agree not to assert its security interest in any vehicle until the trust has been paid in full on the receivables secured by the vehicle. However, Ford Credit, in its sole discretion, may enforce its remedies on the non-vehicle related security for its own benefit before any trust is permitted to do so. Because each trust will have a subordinate position in the non-vehicle related security, the trust may not realize any proceeds from any non-vehicle related security.
     For more information concerning the security interests in trust assets, you should read “Risk Factors—Bankruptcy of Ford Credit or the depositor could result in accelerated, reduced or delayed payments on your notes,” “The Sponsor and Servicer—Origination and Underwriting—Security Interests in Vehicles and Non-Vehicle Related Security” and “Some Important Legal Issues Relating to the Receivables” in this prospectus.
Sale and Transfer of Other Floorplan Assets
     If the prospectus supplement provides that any other floorplan assets are included in a trust, the depositor will transfer these interests to the trust under the transfer and servicing agreement. The depositor, in turn, may have acquired these interests from Ford Credit or one of its affiliates. Even if the prospectus supplement specifies that other floorplan assets are not included in a trust, that trust may nonetheless acquire them at a later date without your consent so long as each rating agency confirms that the addition of these interests will not cause it to reduce or withdraw its rating of any notes issued by the trust.
Representations of Ford Credit and the Depositor
     When a trust issues a series of notes, Ford Credit will represent to the depositor, and the depositor will represent to the trust that the receivables purchase agreement and the transfer and servicing agreement, as applicable, constitute a valid transfer and assignment of all rights in the receivables, the related security and, if applicable, interests in any other floorplan assets, and the depositor or the trust, as applicable, will have a first priority perfected ownership interest in those transferred assets, except as otherwise permitted under the transaction documents.
Ford Credit and the depositor will make representations as to the receivables and designated accounts transferred to the trust, including the following:

•	at the time of transfer, each receivable and its related security is transferred free and clear of any liens, except as otherwise permitted by the transaction documents, and Ford Credit or the depositor, as applicable, has obtained all governmental consents required to transfer that receivable and related security,

•	at the time of designation for the trust and as of each series cut-off date, each designated account is an eligible account, and

•	at the time of transfer, each receivable being transferred is (1) an eligible receivable or, (2) if the related prospectus supplement permits, an ineligible receivable arising in an eligible account, so long as the available subordinated amount for each series is increased as specified in the related prospectus supplement.
     If any representation is not true and correct when made and such breach has a material adverse effect on the related receivable or receivables, then the depositor will be required to accept reassignment of those receivables after the depositor discovers the breach or receives written notice of the breach and the end of a specified cure period, or such longer period agreed to by the indenture trustee and the servicer. The cure period is generally 30 days, unless the breach relates to the valid transfer and ownership interest in the receivables, in which case the cure period is 60 days, or the breach relates to impermissible liens or failure to obtain required governmental consents, in which case the cure period is five business days. If the breach relates to the eligibility of a designated account, the account will be redesignated and all the receivables arising in that account will be reassigned to the depositor.
     In accepting reassignment of an ineligible receivable, the depositor will direct the servicer to deduct the principal amount of the ineligible receivable from the pool balance. If the deduction would cause the transferor amount to fall below the required transferor amount for any series, the depositor must make a cash deposit, called the “transferor deposit amount,” to that trust’s excess funding account in an amount equal to the shortfall. If the depositor fails to pay the transferor deposit amount, the principal balance of the related receivables will be deducted from the pool balance only to the extent that the transferor amount is not reduced below the required transferor amount. Any principal balance not deducted will not be reassigned and will remain part of the trust. The reassignment of each ineligible receivable to the depositor and the deposit of any funds into the excess funding account are the only remedies for any breach of the representations and warranties concerning eligibility of receivables.
     If, as a result of a breach of a representation, the depositor is required to accept reassignment of the affected receivables, Ford Credit will repurchase the receivables for an amount equal to the amount the depositor is required to pay under the applicable transfer and servicing agreement. Ford Credit will indemnify the depositor against any and all losses, damages and expenses incurred by the depositor if the foregoing representations are materially false.
     The prospectus supplement may specify additional representations to be made by Ford Credit and the depositor when your notes are issued.
Certain Covenants
     In the receivables purchase agreement, Ford Credit will make the following covenants:
(1)	that it will perform its obligations under the agreements relating to the receivables and the accounts in conformity with its customary policies and procedures relating to dealer floorplan accounts,

(2)	that, except for the sale of receivables under the receivables purchase agreement and the interests created under the related transfer and servicing agreement, it will not sell or pledge any interest in the receivables to any other person,

(3)	to defend and indemnify the depositor for any loss, liability or expense incurred by the depositor in connection with a breach by Ford Credit of any of its representations or covenants contained in the receivables purchase agreement, and

(4)	not to realize upon any security interest in a vehicle that it may have in respect of advances or loans made in connection with the designated accounts other than the related receivable until the related trust has fully realized on its security interest in that receivable, as described above under “—Sale and Transfer of Assets—Sale and Transfer of Receivables and Related Security”.

Subsequent Depositors
     Under each transfer and servicing agreement, the depositor may designate one or more of its affiliates as a subsequent depositor so long as the subsequent depositor enters into a transfer and servicing agreement with the trust and the servicer and the designating depositor directs the owner trustee to make the appropriate entries in its books to reflect the subsequent depositor’s transferor interest. The transfer and servicing agreement permits the designation of these subsequent depositors and the issuance of subsequent transferor interests without noteholder consent upon receipt of:
•	a required federal income tax opinion, and

•	confirmation from each rating agency that the designation will not result in a reduction or withdrawal of its rating of any outstanding series or class.
Eligible Accounts
     An “eligible account” means a floorplan financing account established with a motor vehicle dealer under a floorplan financing agreement in the ordinary course of business and relating to car and truck inventory that, as of the date on which eligibility is determined:
•	is in existence and maintained and serviced by or on behalf of Ford Credit,

•	relates to a dealer showroom located in the geographical regions specified in the applicable transfer and servicing agreement,

•	is in favor of a dealer in which Ford or any of its affiliates does not have an equity investment exceeding 5% as determined by the servicer on a quarterly basis,

•	is in favor of a dealer that has not been classified by the servicer as “status” (or other comparable classification) by reason of (1) the dealer’s failure to make any principal or interest payments when due under the floorplan financing agreement or (2) the occurrence of bankruptcy or similar events relating to the dealer, and

•	is an account as to which no material amounts have been charged off as uncollectible at any time within the previous 24 months.
     Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if the depositor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer of such depositor to the effect that, in such officer’s reasonable belief, the amendment will not as of its date result in a significant adverse effect and the rating agencies confirm in writing that the amendment will not result in a reduction or withdrawal of the ratings of any outstanding series issued by the trust.
Eligible Receivables
     An “eligible receivable” means a receivable that:
•	was originated or acquired by Ford Credit in the ordinary course of business and was originated or acquired on or after the “eligible receivable origination cut-off date” specified in the related addition notice,

•	except for any adjustment fees payable by Ford, is secured by a perfected first priority interest in the related vehicle,

•	does not relate to fleet purchases,

•	relates to a car or truck,

•	is the subject of a valid transfer and assignment from the depositor to the trust of all the depositor’s rights and interest in the receivable, and all related security,

•	is created in compliance with all requirements of applicable law and pursuant to, as applicable, the sales and service agreement, the sale and assignment agreement or the floorplan financing agreement,

•	as to which Ford, Ford Credit and the depositor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them,

•	as to which the trust will at all times have good and marketable title to the receivable, free and clear of all liens arising before the transfer or arising at any time, other than the liens permitted under the transfer and servicing agreement,

•	except for any adjustment fees payable by Ford, will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

•	as to any adjustment fees payable by Ford, will at all times be the legal and assignable payment obligation of Ford, enforceable against Ford in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

•	is not subject to any right of rescission, setoff or any other defense,

•	as to which Ford, Ford Credit and the depositor have satisfied in all material respects all of their obligations relating to the receivable required to be satisfied by them,

•	as to which none of Ford, Ford Credit or the depositor has taken or failed to take any action that would materially impair the rights of the trust or the noteholders in the receivable, and

•	constitutes either a “general intangible,” an “account,” a “payment intangible” or “tangible chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.
Additional Designated Accounts
     The depositor for a trust will have the right to designate additional eligible accounts, the receivables relating to which will be transferred to the trust. In certain cases, the depositor will also be required to designate additional eligible accounts for a trust under the circumstances and in the amounts specified in the prospectus supplement. Upon designation of any additional accounts, the depositor will transfer to the trust the receivables arising in connection with such additional accounts, whether the receivables are then existing or subsequently created. The date on which the receivables arising in such additional account are first transferred to the trust is called the “addition date.”
     Each additional account will be selected from eligible accounts in Ford Credit’s portfolio of U.S. dealer floorplan accounts. However, it is possible that any additional accounts designated for your trust may not be of the same credit quality as those accounts initially designated for your trust. Additional accounts may have been originated using credit criteria different from those applied to the initial designated accounts or may have been acquired by Ford Credit from an institution with different credit criteria.
     Additional accounts may be designated for a trust subject to the satisfaction of the conditions set forth in the transfer and servicing agreement, including the following:
•	the depositor has delivered:
(1)	an “addition notice” specifying the additional cut-off date and the addition date,

(2)	an assignment of the related receivables and an account schedule listing the additional accounts,

(3)	all collections relating to the additional accounts since the additional cut-off date to the servicer, and

(4)	one or more opinions of counsel with respect to the transfer of the receivables arising in the additional accounts,
•	the depositor has represented that:
(1)	each additional account is an eligible account,

(2)	no selection procedures reasonably believed by the depositor to be adverse to the interests of the noteholders and any series enhancers were used in selecting the additional accounts,

(3)	the account schedule is true and correct in all material respects,

(4)	none of Ford Credit, the depositor or the servicer is insolvent or will be made insolvent by the transfer, and

(5)	the addition of the related receivables will not, in the depositor’s reasonable belief, cause an amortization event to occur, and
•	the depositor has delivered an officers’ certificate confirming that each of the above conditions has been satisfied.
     In addition, the depositor must obtain the written confirmation from each rating agency that the designation of such additional accounts will not result in a reduction or withdrawal of its ratings of any outstanding series or class if, as a result of such designation, either:
•	the aggregate number or aggregate amount of principal receivables of such additional accounts in any calendar quarter exceeds 10% of the number of all designated accounts or the pool balance, respectively, or

•	the aggregate number or the aggregate amount of principal receivables of such additional accounts in any twelve-month period commencing on July 1 of each year exceeds 20% of the number of all designated accounts or the pool balance, respectively.
Redesignation of Accounts
Eligible Accounts
     The transfer and servicing agreement permits the depositor to redesignate eligible accounts and remove from a trust all the receivables arising in those accounts. The redesignation of eligible accounts may occur for various reasons. For example, the depositor may determine that a trust contains more receivables than the depositor is obligated to retain in that trust and that the depositor does not desire to obtain additional financing through that trust at that time. Any removal of receivables through the redesignation of accounts will reduce the transferor amount for the trust. In addition, any redesignated accounts may be of higher or lower credit quality than the remaining accounts designated for the trust.
     The depositor’s right to redesignate eligible accounts and to remove all the related receivables from a trust is subject to the satisfaction of the conditions set forth in the transfer and servicing agreement, including the following:
•	the depositor has delivered:
(1)	a notice specifying the redesignation date,

(2)	a notice directing the servicer to select for redesignation eligible accounts whose principal receivables approximately equal the amount specified by the depositor in such notice for removal from the trust,

(3)	a redesignated account schedule, and

(4)	a required federal income tax opinion,
•	the depositor has represented that:
(1)	the redesignation will not, in the depositor’s reasonable belief, cause an amortization event to occur or cause the net adjusted pool balance to be less than the required pool balance,

(2)	the redesignated accounts were not chosen through a selection process that was materially adverse to the interests of the noteholders, any series enhancer or the holders of the transferor interest, and

(3)	the redesignated account schedule is true and correct in all material respects, and
•	the depositor has delivered an officers’ certificate confirming that each of the above conditions has been satisfied.
     Beginning on the date of redesignation, the depositor will cease to transfer to the trust any receivables arising in a redesignated eligible account, and the related receivables, including all amounts received by the trust in respect of such receivables, will be deemed removed from the trust for all purposes.

Ineligible Accounts
     On the first day of the collection period following the date on which the servicer’s records indicate that an account has become an ineligible account, the depositor will redesignate that account and will:
•	deliver a notice specifying the redesignation date (which may be incorporated in the monthly servicer report),

•	deliver a redesignated account schedule, and

•	represent that the redesignated account schedule is true and correct in all material respects.
     Beginning on the date of redesignation, the receivables arising in the ineligible redesignated account will be transferred to the depositor and the depositor will cease to transfer to the trust any receivables arising in such account. However, in the case of an ineligible account that is performance impaired, the related receivables that had previously been transferred to the trust may, at the sole option of the depositor:
•	remain in the trust, or

•	be transferred to the depositor to the extent they do not exceed 3.0% of the pool balance on a rolling 12-month basis.
     Collections on each such account after the date of redesignation generally will be allocated between those receivables that remain in the trust and those receivables that arise in the redesignated account on or after the redesignation date as follows:
•	principal collections will be allocated to the receivable that relates to the vehicle whose sale or lease generated such collections, and

•	interest collections will be allocated between the trust and the depositor on the basis of the ratio of the principal receivables owned by the trust arising in such account to the total amount of principal receivables arising in such account.
     In the case of ineligible accounts that are not performance impaired, the related receivables, including all amounts received by the trust in respect of such receivables, will be removed from the trust on the redesignation date.
Servicing Compensation and Payment of Expenses
     The servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering each trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances specified in the related prospectus supplement. Each series’ servicing fee is payable periodically from interest collections allocable to that series in the priority described in the prospectus supplement for that series. No trust or noteholder will be responsible for any servicing fee allocable to the transferor interest, unless such servicing fee is payable solely from amounts otherwise distributable to the holders of the transferor interest. The servicer may elect to lower the percentage used to calculate the servicing fee.

Collection and Other Servicing Procedures
     Under the transfer and servicing agreement, the servicer will service the receivables in accordance with the customary policies and procedures that it uses in servicing dealer floorplan receivables for its own account or for others. In servicing the receivables, the servicer will agree that it may only change the terms relating to the accounts designated for the trust if:
•	it will not have an adverse effect on the noteholders,

•	the change is made applicable to the comparable segment of the dealer floorplan accounts owned or serviced by the servicer, and

•	in the case of a reduction in the rate of interest charges, the reduction will not cause the interest earned on the receivables to be less than the sum of the interest payable on the notes and the servicing fee.
Servicer Covenants
     In the transfer and servicing agreement, the servicer will agree that it will:
•	satisfy all of its obligations in connection with the receivables and accounts, maintain in effect all qualifications required to service the receivables and accounts and comply in all material respects with all requirements of law in connection with servicing the receivables and the accounts, the failure to comply with which would have a material adverse effect on the noteholders, the holders of the transferor interest or any series enhancers,

•	not permit any rescission or cancellation of a receivable, except as ordered by a court or other government authority,

•	not do anything to impair the rights of the noteholders, the holders of the transferor interest or any series enhancers in the receivables,

•	not reschedule, revise or defer payments due on any receivable, except in accordance with its customary policies and procedures, and

•	except for the liens permitted by the transaction documents, not sell, transfer or pledge to any other person or permit the creation or existence of any lien on the receivables transferred to the trust.
     If the depositor or the servicer discovers, or receives written notice, that any of the servicer’s covenants set forth above has not been complied with in all material respects, and such noncompliance has a material adverse effect on the related receivable or receivables, then, unless cured, the servicer will purchase that receivable or all the receivables in that account, as applicable. The purchase will be made on the determination date after the end of the 30-day, or longer, cure period, and the servicer will deposit into the collection account an amount equal to the amount of the affected receivable or receivables plus accrued and unpaid interest. The "determination date” for any distribution date is the day two business days before that distribution date. This purchase by the servicer constitutes the sole remedy available to the noteholders in case of a breach by the servicer of its covenants.

Matters Regarding the Servicer and the Depositor
     The servicer may not resign except:
•	upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law, or

•	upon assumption of its obligations and duties by a successor in compliance with the requirements relating to the servicer’s consolidation, merger or sale of its assets to another person as described below.
     If the servicer ceases to act as servicer and a successor has not yet been appointed, the indenture trustee will act as servicer. If the indenture trustee is legally unable to act as servicer, it will petition an appropriate court to appoint a successor.
     The servicer may delegate certain of its duties with respect to the receivables and the accounts to any person who agrees to conduct these duties in accordance with its customary policies and procedures for servicing dealer floorplan accounts and the transfer and servicing agreement.
     The servicer will not be liable to the trust, the noteholders or any other person for any action or omission taken in good faith. However, the servicer will not be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities and that may expose it to any expense or liability.
     The depositor will be liable for all of its obligations, covenants and representations under the transfer and servicing agreement. The depositor will not be liable to the trust, the noteholders or any other person for any action or omission taken in good faith. However, the depositor will not be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties.
     The trust agreement provides that the depositor may transfer its interest in all or a portion of the transferor interest by exchanging its transferor interest for a certificated or uncertificated “supplemental interest” in the transferor interest. The terms of the supplemental interest will be set forth in a supplement to the trust agreement. Before a supplemental interest is issued, certain conditions set forth in the supplement to the trust agreement must be satisfied, including delivery of a required federal income tax opinion.
     The depositor or the servicer may consolidate with, merge into, or sell its assets to, another person in accordance with the transfer and servicing agreement, and the surviving person or successor by transfer will be the successor to the depositor or servicer, as the case may be, subject to various conditions, including:
•	execution of a supplement to the transfer and servicing agreement,

•	in the case of a succession relating to the depositor:
(1)	delivery to the owner trustee and the indenture trustee of (a) a certificate of an authorized officer of the depositor and an opinion of counsel, each addressing compliance with the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (b) a required federal income tax opinion, and

(2)	receipt of written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class.
•	in the case of a succession relating to the servicer:
(1)	delivery to the owner trustee and the indenture trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (b) a certificate of an authorized officer of the successor stating that it is eligible to act as servicer under the transfer and servicing agreement, and

(2)	delivery to each rating agency of a notice informing such rating agency of the succession.
Servicer Default
     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.
     A “servicer default” includes any of the following:
(1)	failure by the servicer to make any payment, transfer or deposit, or to give instructions or notice to the indenture trustee to make any payment, transfer or deposit, on the required date or within the applicable grace period not exceeding five business days,

(2)	failure by the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:
•	has a significant adverse effect, and

•	continues unremedied for a period of 60 days after notice to the servicer by the owner trustee or the indenture trustee, or to the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal balance of all of all the series affected, or the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement,

(3)	any representation made by the servicer in the transfer and servicing agreement, or in any certificate delivered as required by the transfer and servicing agreement, proves to have been materially incorrect when made and it:
•	has a significant adverse effect, and

•	continues unremedied for a period of 60 days after notice to the servicer by the owner trustee or the indenture trustee, or to the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal balance of all of all series affected,
(4)	the occurrence of bankruptcy or similar events relating to the servicer, or

(5)	any other event for a series described in the applicable prospectus supplement.
     A delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the servicer. Upon the occurrence of any of these events, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner and the servicer must provide the indenture trustee, the owner trustee, the depositor and any series enhancer with an officers’ certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.
     If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or the holders of at least a majority of the outstanding principal balance of all of the trust’s outstanding series may terminate the servicer and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint a successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer cannot cure the servicer default that gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the depositor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series in the related indenture supplement.
     If the servicer is in bankruptcy proceedings, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.
Reporting Obligations of the Servicer
     The servicer will prepare monthly and annual reports that will contain information about the related trust as specified in the related prospectus supplement. If a series has multiple classes, the servicer will provide information for each class, as specified in the prospectus supplement. The paying agent will forward to each noteholder of record these reports as described under "Description of the Notes—Reports to Noteholders” in this prospectus.
     Monthly Investor Report.
     The servicer will prepare a monthly investor report, containing information about payments to be made on the notes and the performance of the receivables, as described in the prospectus supplement. Information regarding any additional series of notes issued by the related trust will be included in the monthly investor report for the distribution date following the calendar month in which such additional series was issued. The monthly investor report generally will include:
•	the total amount distributed,

•	the amount of principal and interest for distribution,

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate,

•	interest collections and principal collections allocated to the series,

•	the amount of new principal receivables transferred to the related trust during the related collection period,

•	the “defaulted amount,” which is the principal amount of defaulted receivables owned by the trust, allocated to the series,

•	reductions of the invested amount of the series and any reimbursements of previous reductions of the invested amount,

•	the monthly servicing fee for the series,

•	the “pool balance,” which is the amount of the principal receivables and, if applicable, the principal portion of the trust’s interests in other floorplan assets, as of any determination date,

•	the “adjusted pool balance,” which is the sum of the pool balance as of any determination date, plus the amount then on deposit in the excess funding account (excluding net investment earnings)

•	the “net adjusted pool balance,” which is the adjusted pool balance as of any determination date minus the non-conforming receivable amount as of that date

•	the outstanding principal balance of the notes,

•	the invested amount and adjusted invested amount,

•	the amount of net swap payments paid to or received from, the swap counterparty, if any, during the related collection period, and

•	the amount available under any other series enhancement for the series or for each class of the series.
     A “defaulted receivable” means each receivable that: (1) has been charged off as uncollectible in accordance with the servicer’s customary policies and procedures, or (2) remains outstanding and owned by the trust after the expiration of six consecutive calendar months from the date on which the account giving rise to such receivable was redesignated pursuant to the transfer and servicing agreement after the account became performance impaired.

Annual Compliance Reports.
     The servicer will prepare a number of reports, statements or certificates for each trust. No later than 90 days after the end of the calendar year (or April 30 if the trust is no longer reporting under the Securities Exchange Act of 1934), the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies for each trust:
•	Compliance Certificate: a certificate stating that the servicer has fulfilled all of its obligations under the transfer and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•	Assessment of Compliance: an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•	Attestation Report: a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria described above, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board .
     For so long as the trust is required to report under the Securities Exchange Act of 1934, the servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K by 90 days after the end of the calendar year. The servicer will post these items to its website located at www.fordcredit.com/institutionalinvestments/index.jhtml. If not posted to the servicer’s website, a copy of any item may be obtained by any noteholder by request to the indenture trustee.
Amendments
     The transfer and servicing agreements and the receivables purchase agreements may be amended:
•	without the consent of any noteholders, if the depositor delivers (1) an officer’s certificate stating that, in such officer’s reasonable belief, the amendment will not have a significant adverse effect and (2) confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class,

•	without the consent of any noteholders, in order to cure any ambiguity, to correct or supplement any inconsistent provision upon receipt of an officer’s certificate of the depositor that, in such officer’s reasonable belief, the action will not have a significant adverse effect,

•	without the consent of any noteholders, to add, modify or eliminate any provisions to avoid the imposition of certain state or local income or franchise taxes if the depositor delivers (1) an officers’ certificate that the requirements under the transfer and servicing agreement applicable to the amendment have been met and (2) confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class,

•	without the consent of any noteholders, for the addition or a sale of receivables to the trust portfolio,

•	with the consent of the holders of at least 66-2/3% of the outstanding principal balance of the notes of each adversely affected series, to make any other change, except as described in the next paragraph; and

•	with the consent of each noteholder affected, to (1) reduce the amount or delay the timing of any payment or deposit, (2) change the manner of calculating the interests of a noteholder in the trust assets, and (3) reduce the percentage of the outstanding principal balance of the notes required to consent to any amendment.
Termination
     The receivables purchase agreement will terminate immediately after the related trust terminates. In addition, if Ford Credit becomes subject to any bankruptcy or similar proceeding and if such proceeding is not dismissed within 60 days, Ford Credit will immediately cease to sell or transfer receivables to the depositor and will promptly notify the depositor, the owner trustee and the indenture trustee of such event.
SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES
Sale and Transfer of Receivables
     Ford will sell the in-transit receivables to Ford Credit. Ford Credit will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to a trust. The depositor will represent on each closing date, that:
•	its transfer to the related trust constitutes a valid transfer and assignment to the trust of the receivables, and

•	under the UCC, the trust has:
(1)	a valid and enforceable first priority perfected ownership interest in the receivables, in existence at the time the receivables are sold and assigned to the trust or at the date of addition of any additional accounts, and

(2)	a valid and enforceable first priority perfected ownership interest in the receivables created thereafter, in existence at and after their creation.
     For a discussion of the trust’s rights arising from these representations not being satisfied, you should read “Description of the Agreements—Representations of Ford Credit and the Depositor” in this prospectus.
     Ford Credit and the depositor will represent that the receivables are “tangible chattel paper,” “accounts,” “payment intangibles” or “general intangibles” for purposes of the UCC. To the extent the receivables are deemed to be:
•	tangible chattel paper, accounts or payment intangibles and the transfer of the receivables by Ford Credit to the depositor or by the depositor to the trust is deemed to be a sale or to create a security interest, or

•	general intangibles and the transfer of the receivables by Ford Credit to the depositor or by the depositor to the trust is deemed to create a security interest, then the UCC will apply and, except in the case of the sale of payment intangibles, the transferee must file appropriate financing statements (or as an alternative in the case of tangible chattel paper, take possession thereof) in order to perfect its interest in the receivables. Each of Ford Credit, the depositor and the trust will file financing statements covering the applicable receivables under the UCC in order to perfect their respective interests in the receivables and they will file continuation statements as required to continue the perfection of their interests. However, the in-transit receivables will not be stamped to indicate the interest of Ford Credit, and the receivables on the whole will not be stamped to indicate the interest of the depositor or the trustee.
     Under the UCC and applicable federal law, there are limited circumstances in which prior or subsequent transferees of receivables could have an interest that has priority over the trust’s interest in the receivables. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables (i.e., the tangible chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the trust in the receivables. A tax or other government lien on property of Ford or Ford Credit or the depositor that arose before the time a receivable is conveyed to the trust may also have priority over the interest of the trust in that receivable. Ford will represent to Ford Credit, Ford Credit will represent to the depositor, and the depositor will represent to the trust, that the applicable receivables have been transferred free and clear of the lien of any third party. Ford, Ford Credit and the depositor will also covenant that they will not sell or pledge any receivable or, except as described under “Description of the Agreements—Matters Regarding the Servicer and the Depositor” in this prospectus, on the transferor interest other than to the trust. In addition, so long as Ford Credit is the servicer, collections on the receivables may, under certain circumstances, be commingled with Ford Credit’s own funds before each distribution date and, in the event of the bankruptcy of Ford Credit, the trust may not have a perfected interest in these collections.
Matters Relating to Bankruptcy
     Sale of the Receivables. The sale of the in-transit receivables by Ford to the Ford Credit and of the receivables by Ford Credit to the depositor are each is structured to minimize the possibility that a bankruptcy proceeding of Ford or Ford Credit will adversely affect the trust’s rights in the receivables. Ford and Ford Credit intend that the sale of the in-transit receivables by Ford to Ford Credit constitute a “true sale” and Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor constitute a “true sale.” In the sale and assignment agreement, Ford has represented that its sale of the in-transit receivables to Ford Credit is a valid sale. Similarly, in each receivables purchase agreement, Ford Credit will represent that its sale of the receivables to the depositor is a valid sale. The depositor will have no recourse to Ford or Ford Credit other than the limited obligation to repurchase receivables for breaches of representations. Additionally, all actions required under applicable law to perfect the depositor’s ownership interest in the receivables will be taken.
     Nonetheless, if Ford or Ford Credit were to become a debtor in a bankruptcy case and a creditor or a trustee in bankruptcy were to take the position that the sale of in-transit receivables from Ford to Ford Credit or the sale of the receivables from Ford Credit to the depositor should be recharacterized as a pledge of the in-transit receivables or the receivables, as applicable, to secure a borrowing, then delays in payments of collections on the receivables could occur. Moreover, if the bankruptcy court were to rule in favor of the trustee, debtor-in-possession or creditor, reductions in the amount of payments of collections on the receivables could result.

     On the closing date for your notes, the depositor will receive a legal opinion that in a bankruptcy of Ford or Ford Credit:
•	the in-transit receivables and the collections on the in-transit receivables would not be property of Ford’s bankruptcy estate under U.S. federal bankruptcy laws,

•	the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.
     This opinion will be subject to certain assumptions and qualifications and a bankruptcy court may not reach the same conclusion.
     Structure of Depositor; Risk of Substantive Consolidation. The depositor is organized as a special purpose entity and is restricted by its organizational documents, to activities designed to make it “bankruptcy-remote.” These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors. The organizational documents restrict the depositor from commencing a voluntary bankruptcy proceeding without the unanimous consent of its board of managers or directors, as applicable, including independent managers or directors, as applicable, who are specifically instructed to take into account the interests of creditors of the depositor and trusts created by the depositor in any vote to allow the depositor to file for bankruptcy. The organizational documents also contain covenants meant to preserve the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor. The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor’s assets with the assets of Ford Credit or its affiliates.
     In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the depositor in connection with any obligations under the notes or the transaction documents.
     On the closing date for your notes, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor-in-possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor and consolidate the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders. This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with the depositor’s organizational documents. A bankruptcy court may not reach the same conclusion. If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”
     If, in a bankruptcy of Ford Credit, the court was requested to order that Ford Credit should be consolidated with the depositor, delays in payments on the notes could result. If the bankruptcy court rule were to rule in favor of the request to consolidate Ford Credit and the depositor, reductions in such payments to the noteholders could result.

     Transfer of Receivables by the Depositor to the Trust; Perfection of Security Interests. The transfer of the receivables by the depositor to the trust is structured as a valid transfer. Unlike the sale by Ford Credit to the depositor, the depositor initially will retain an interest in the receivables it sells in the form of a transferor interest in the trust. Because of this retained interest, this sale may not constitute a “true sale” that removes the receivables from the bankruptcy estate of the depositor. The depositor will grant a back-up security interest in the receivables to the trust and will file UCC financing statements to perfect the trust’s ownership interest and security interest in the receivables. The trust agreement contains provisions similar to those in the depositor’s organizational documents designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to institute a bankruptcy proceeding against the trust.
     Assuming that the sale of the receivables by Ford Credit to the depositor is a “true sale,” the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced). The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file UCC financing statements to perfect and maintain the perfection of the security interest.
     Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer. No depositor intends to commence, and Ford Credit will agree that it will not cause any depositor to commence, a voluntary bankruptcy proceeding so long as the depositor is solvent.
     If Ford Credit or the depositor were to become a debtor in a bankruptcy case that caused an amortization event to occur:
•	the transfer of new receivables to that depositor would be prohibited under the receivables purchase agreement, and

•	only collections on receivables previously sold to the depositor and transferred to the trust would be available to pay interest and principal on the notes.
     The occurrence of bankruptcy or similar events with respect to the servicer will result in a servicer default which, in turn, will result in an amortization event. If no other servicer default other than the commencement of a bankruptcy or similar event exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the noteholders from appointing a successor servicer.
     Payments made by Ford Credit or the depositor to repurchase receivables pursuant to the transfer and servicing agreement may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy case in respect of Ford Credit.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General
     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. We cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.
     This discussion does not deal with all aspects of federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed only to prospective purchasers who:
•	purchase notes in the initial distribution of the notes,

•	are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•	hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.
     As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for United States federal income tax purposes:
•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a United States person.
     Moreover, in this discussion, the term “U.S. noteholder” includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this discussion the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.
     Prospective investors are encouraged to consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trusts
     At the time a series of notes is issued by a trust, tax counsel to the depositor identified in the prospectus supplement will opine that, assuming that the terms of the applicable trust agreement and related documents are complied with, a trust that issues one or more classes of notes to investors and the transferor interest of which is retained by the depositor and/or one of its affiliates will not be an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.
     Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be characterized as debt for United States federal income tax purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for United States federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.
Tax Characterization and Treatment of the Notes
     Characterization as Debt. For each series of notes, except for any series which is specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the notes will be treated as debt for United States federal income tax purposes. The depositor(s), the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.
     For a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for United States federal income tax purposes, you should read “—Tax Characterization of the Trusts” above.
     Treatment of Stated Interest. Based on tax counsel’s opinion that the notes will be treated as debt for United States federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.
     Original Issue Discount. If provided in the prospectus supplement that a class of notes it to be treated as issued with original issue discount, or “OID”, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues under a method taking into account an economic (constant yield) accrual of the discount. In general, a holder of a note with OID must include the OID in its income before the cash representing that income.
     Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note. Any gain or loss on sale will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.
     Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.
     Tax Consequences to Non-U.S. Noteholders. A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for United States federal income tax purposes) holding the notes on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust. To qualify for the exemption from taxation, the Withholding Agent must have received a statement from the individual or corporation that:
•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. noteholder, and

•	provides the beneficial owner’s name and address.
     A “Withholding Agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.
     A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for United States federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.
     A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder files IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or the substitute form).
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from United States federal income and withholding tax so long as:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.
STATE AND LOCAL TAX CONSEQUENCES
     Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective purchasers are encouraged to consult their tax advisors with respect to the state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.
ERISA CONSIDERATIONS
General Investment Considerations
     The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans (such as individual retirement accounts and Keogh plans) that are subject to ERISA and the Internal Revenue Code, referred to as “plans” and certain entities whose assets include assets of plans (including insurance company general accounts) and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. In accordance with ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:
•	whether the investment is permitted under the plan’s governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the plan’s funding objectives,

•	the tax effects of the investment,

•	whether under the general fiduciary standards of investment prudence and diversification an investment in notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•	whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.
     In addition, ERISA and the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.
     A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase or holding of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the notes offered by this prospectus and the prospectus supplement.
Prohibited Transactions
     Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust. A plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation issued by the U.S. Department of Labor are applicable.
     The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the notes are treated as debt for ERISA purposes, the purchase and holding of the notes by or on behalf of a Plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code if the trust or any of its affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under the Internal Revenue Code with respect to the Plan. In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to purchase a note. However, even if the conditions specified in one or more of the exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Any plan that purchases and holds notes of any class will be deemed to have represented that its purchase and holding of the notes does not and will not constitute a non-exempt prohibited transaction under ERISA or the Internal Revenue Code by reason of the applicability to such purchase and holding of a prohibited transaction class exemption issued by the U.S. Department of Labor.
Benefit Plans Not Subject to ERISA or the Internal Revenue Code
     Certain employee benefit plans, such as governmental plans and certain church plans (each as defined in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Accordingly, assets of such plans may be invested in the notes without regard to the factors described under “ERISA Considerations” in this prospectus and the prospectus supplement.

However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.
PLAN OF DISTRIBUTION
     The trust will issue each series of notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement. In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.
     The prospectus supplement (or supplemental prospectus supplement, as described below), will specify the price at which the related series or classes of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.
     After the initial public offering of the notes, the public offering prices and the concessions may be changed.
     The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date.
     The depositor and Ford Credit will indemnify the underwriters against certain civil liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.
     The trust may invest the funds in its trust bank accounts in obligations issued by the underwriters or their affiliates.
     In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:
•	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if commenced, may be discontinued at any time.
LEGAL OPINIONS
     Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters relating to the notes of the trust for the trust, the depositor and the servicer including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability. Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters for the underwriters.
WHERE YOU CAN FIND MORE INFORMATION
     Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC, as depositors of the trusts, have filed with the SEC a registration statement, Registration Nos. 333-132560 and 333-132560-01 under the Securities Act of 1933, for the notes offered by this prospectus. You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.
     You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC. You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.
     For the time period that each trust is required to report under the Securities Exchange Act of 1934, the servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC. The servicer will post the reports on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml as soon as reasonably practicable after such reports are filed with the SEC. If not posted to the servicer’s website, a copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.
INCORPORATION OF DOCUMENTS BY REFERENCE
     All documents filed by the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of the offering of the notes issued by the trust (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act) will be incorporated by reference in this prospectus. Any statement contained in this prospectus, whether directly or by incorporation, will be modified for purposes of this prospectus to the extent any subsequently filed document that is made a part of this prospectus, either directly or through incorporation, alters or replaces such statement.
     The depositor intends to post the final prospectus supplement and final principal transaction documents for each securitization transaction on its website at www.fordcredit.com/ institutionalinvestments/index.jhtml. The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference. Requests for such copies should be directed to:
Ford Motor Credit Company
c/o Ford Motor Company – World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

INDEX OF DEFINED TERMS FOR PROSPECTUS

accumulation period reserve account	38
addition date	57
additional cut-off date	51
adjusted invested amount	42
adjusted pool balance	64
adjustment fee	9
adjustment payments	31
amortization event	36
available subordinated amount	37
cash collateral account	38
cash collateral guaranty	38
clean up call	7,39
collection account	41
collection period	42
controlled accumulation period	34
controlled amortization period	35
co-trustees	24
credit enhancement percentage	42
defaulted amount	64
defaulted receivable	64
definitive notes	46
determination date	60
DTC	46
early accumulation period	35
early amortization period	36
eligible account	55
eligible receivable	55
eligible receivable origination cut-off date	55
ERISA	74
event of default	47
excess funding account	41
excess interest collections	41
excess interest sharing group	41
excess spread	37
expected final payment date	35
FCF Corp	22
FCF LLC	22
final maturity date	39
Ford	2
Ford Credit	2
interest collections	44
interest funding account	34
interest reallocation group	41
interest receivables	44
interests in other floorplan assets	29
in-transit period	9,17
invested amount	42
investor charge-off	45
investor default amount	45
investor percentage	42
IRS	70
LIBOR	33
net adjusted pool balance	64
new vehicles	16
non-U.S. noteholder	70
OID	71
other floorplan assets	28
owner trustee	2
parties in interest	74
plans	74
pool balance	64
pooled participation receivables	28
principal collections	44
principal receivables	45
principal sharing group	41
purchased participation receivables	29
redemption price	39
required federal income tax opinion	24
required pool balance	45
required transferor amount	31
reserve fund	38
revolving period	34
SEC	2
series amortization events	36
series cut-off date	51
series enhancement	37
series enhancer	37
servicer default	62
spread account	38
status	21
supplemental interest	61
syndicated receivables	29
third-party financed in-transit receivables	29
third-party purchased receivables	29
transferor amount	31
transferor deposit amount	54
transferor interest	31
transferor percentage	42
trust	2
trust amortization events	36
trust available subordinated amount	37
trust portfolio	28
trust termination date	39
U.S. noteholder	70
used vehicles	17

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on this date. Ford Credit is not offering the notes in any states where it is not permitted.

Ford Credit Floorplan Corporation
Ford Credit Floorplan LLC
Depositor
Ford Motor Credit Company
Sponsor and Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Ford Credit Floorplan Master
Owner Trust
—
Issuing Entity or Trust
$                     Class A [Fixed][Floating Rate]
Asset Backed Notes
$                    Class B [Fixed][Floating Rate]
Asset Backed Notes

PROSPECTUS SUPPLEMENT

[NAMES OF
UNDERWRITERS]

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the offering described in this registration statement.

Securities and Exchange Commission	$	*
Rating agency fees	$	*
Printing	$	*
Legal fees and expenses	$	*
Accountants’ fees	$	*
Fees and expenses of Indenture Trustee	$	*
Fees and expenses of Owner Trustee	$	*
Miscellaneous expenses	$	*

Total	$	*

*	To be filed by amendment.
Item 15. Indemnification of Directors and Officers.
     Section 18-108 of the Delaware Limited Liability Act, 6 Del. C. ss.18-101 et seq., provides as follows:
     18-108. Indemnification. — Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
     Article VII of the Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC provides as follows:
     Section 7.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, or any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in, or not contrary to, the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.
     Section 7.2. Liabilities: Indemnification. (a) Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Party"), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages") arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or willful violations of the express provisions hereof by such Indemnified Party. Each Indemnified Party may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.
     (b) Each Indemnified Party is required to give prompt notice to the Company of any action commenced against it with respect to which indemnification may be sought under this Section 7.2, but failure to do so will not relieve the Company from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability that it may otherwise have other than on account of this Section 7.2. In no event will the Company be liable for the fees and expenses of more than one counsel for all the Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances, unless (i) if the defendants in any such action include one or more Indemnified Parties and the Company, one or more of the Indemnified Parties have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the Company or to one or more of the other Indemnified Parties or (ii) the Company has not employed counsel reasonably acceptable to an Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the commencement of the action.
     (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its Creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful. Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

     (d) Subject to Section 7.2(g), expenses (including attorneys’ fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.
     (e) No Manager of the Company shall be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.
     (f) The indemnification and advancement of expenses provided by this Section 7.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.
     (g) Any amounts payable by the Company in accordance with this Section 7.2 shall be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company’s obligations under this Section 7.2 shall not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce under this Agreement if the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, be subordinate to the payment in full, including post-petition interest of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company.
     Section 7.3 Amendments: Indemnification. The indemnities contained in Section 7.2 shall survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VII shall not adversely affect any rights of such Indemnified Party pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.
     Section 145 of the General Corporation Law of Delaware provides as follows:
          145. Indemnification of officers, directors, employees and agents; insurance
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
     Article Six of the Amended and Restated Certificate of Incorporation of Ford Credit Floorplan Corporation provides as follows:
     (a) A director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	under Section 174 of the Delaware General Corporation Law or

(iv)	for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Six to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     (b) Any repeal or modification of paragraph (a) of this Article Six by the stockholders of the Corporation will not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
(c)(i)	Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article Six) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subparagraph (c)(i) is a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) or otherwise.

(ii)	If a claim which the Corporation is obligated to pay under subparagraph (c)(i) of this Article Six is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iii)	The provisions of this paragraph (c) of Article Six cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and is retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article Six should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions will not be affected.

(iv)	The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article Six is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(v)	The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(vi)	The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this paragraph (c) of Article Six with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.
     (c) Any amounts payable by the Corporation in accordance with section (c) of this Article Six will be paid solely to the extent of funds available therefor and actually received by the Corporation under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. Any claim that an indemnified party may have at any time against the Corporation that it may seek to enforce under this Restated Certificate will, if the Corporation becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or similar proceedings, be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities which are collateralized or secured by assets of the Corporation.
     Indemnification provisions of Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of Ford Credit Floorplan LLC and Ford Credit Floorplan Corporation who serve as such at the request of Ford Motor Company or Ford Motor Credit Company and provide as follows:
     5.1. Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	under Section 174 of the Delaware General Corporation Law or

(iv)	for any transaction from which the director derived an improper personal benefit.
     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     5.2 Effect of any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
     5.3. Indemnification and Insurance.
     5.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.
     5.3b Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     5.3c Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.
     5.3d Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     5.3e. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.
     Ford Credit Floorplan LLC is insured for liabilities it may incur pursuant to Article VII of its Limited Liability Company Agreement relating to the indemnification of its managers, officers and employees. In addition, managers and officers are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Floorplan ’s Limited Liability Company Agreement. The premium for both insurance coverages is paid by Ford Motor Company.
     Ford Credit Floorplan Corporation is insured for liabilities it may incur pursuant to Article Six of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors and officers are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Floorplan Corporation’s Certificate of Incorporation. The premium for both insurance coverages is paid by Ford Motor Company.
     Item 16. Exhibits and Financial Statements.
     (A) Exhibits:

1.1	—	Form of Underwriting Agreement for the Notes.*

1.2	—	Form of Indemnification Agreement.*

3.1	—	Amended and Restated Certificate of Formation of Ford Credit Floorplan .*

3.2	—	Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC.*

3.3	—	Restated Certificate of Incorporation of Ford Credit Floorplan Corporation. *

3.4	—	By-Laws of Ford Credit Floorplan Corporation. *

4.1	—	Form of Indenture between the Trust and the Indenture Trustee.*

4.2	—	Form of Indenture Supplement (including forms of Notes).*

4.3	—	Form of Trust Agreement between the Depositors, the Delaware Trustee and the Owner Trustee (including forms of Certificates).*

5.1	—	Opinion of Dewey Ballantine LLP with respect to legality.*

8.1	—	Opinion of Dewey Ballantine LLP with respect to federal income tax matters.*

10.1	—	Form of Interest Rate Swap between the Trust and the Swap Counterparty.*

23.1	—	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1).*

23.2	—	Consent of Dewey Ballantine LLP (included as part of Exhibit 8.1).*

24.1	—	Powers of Attorney.*

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (Incorporated by Reference to Exhibit 25 to the Co-Registrant’s Form 8-K filed on July 30, 2001, file no. 033-39027).

99.1	—	Form of Transfer and Servicing Agreement among the Depositor, the Servicer and the Trust.*

99.2	—	Form of Receivables Purchase Agreement between the Depositor and Ford Credit.*

99.3	—	Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*

*	Filed herewith.

Item 17. Undertakings.
For purposes of this section, “Securities Act” shall mean the Securities Act of 1933, as amended.
(a) Rule 415 Offering
     Each undersigned co-registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 of the Securities Act or Form F-3 of the Securities Act and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the co-registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 of the Securities Act or Form S-3 of the Securities Act, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB of the Securities Act.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
If the co-registrants are relying on Rule 430B of the Securities Act:
(A) Each prospectus filed by the co-registrants pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the co-registrants under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned co-registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned co-registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned co-registrants relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned co-registrants or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned co-registrants or its securities provided by or on behalf of the undersigned co-registrants; and
     (iv) Any other communication that is an offer in the offering made by the undersigned co-registrants to the purchaser.
(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.
     Each undersigned co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the co-registrants’ annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Request for Acceleration of Effective Date.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) Filings in Reliance on Rule 430A.
     If the co-registrants are relying on Rule 430A under the Securities Act, each undersigned co-registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the co-registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings
     Each undersigned co-registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
(f) Filings Regarding Asset-Backed Securities Incorporating By Reference Subsequent Exchange Act Documents by Third Parties.
     Each undersigned co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.
     Each undersigned co-registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, each undersigned co-registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including that the security rating requirement of Transaction Requirement B.5 will be met by the time of sale, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on May 8, 2006.

FORD CREDIT FLOORPLAN CORPORATION

By:	/s/ David M. Brandi*

(David M. Brandi, Chairman of the Board of
Directors of Ford Credit Floorplan
Corporation)

FORD CREDIT FLOORPLAN LLC

By:	/s/ David M. Brandi*

(David M. Brandi, Chairman of the Board of
Managers of Ford Credit Floorplan LLC)
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors of FORD CREDIT FLOORPLAN CORPORATION in the capacities and on the date indicated.

Signature	Title	Date

/s/ David M. Brandi* (David M. Brandi)	Chairman of the Board of Directors and President and Treasurer (principal executive officer and principal financial officer)	May 8, 2006

/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Director and Controller (principal accounting officer)	May 8, 2006

/s/ Susan J. Thomas* (Susan J. Thomas)	Director	May 8, 2006

*By:	/s/ Joseph P. Topolski
(Joseph P. Topolski, Attorney in Fact)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following managers of FORD CREDIT FLOORPLAN LLC in the capacities and on the date indicated.

Signature	Title	Date

/s/ David M. Brandi* (David M. Brandi)	Chairman of the Board of Managers and President and Treasurer (principal executive officer and principal financial officer)	May 8, 2006

/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Manager and Controller (principal accounting officer)	May 8, 2006

/s/ Susan J. Thomas* (Susan J. Thomas)	Manager	May 8, 2006

*By:	/s/ Joseph P. Topolski
(Joseph P. Topolski, Attorney in Fact)

EXHIBIT INDEX

Exhibit		Description
1.1	—	Form of Underwriting Agreement for the Notes.*

1.2	—	Form of Indemnification Agreement.*

3.1	—	Amended and Restated Certificate of Formation of Ford Credit Floorplan LLC.*

3.2	—	Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC.*

3.3	—	Restated Certificate of Incorporation of Ford Credit Floorplan Corporation. *

3.4	—	By-Laws of Ford Credit Floorplan Corporation. *

4.1	—	Form of Indenture between the Trust and the Indenture Trustee.*

4.2	—	Form of Indenture Supplement (including forms of Notes).*

4.3	—	Form of Trust Agreement between the Depositors, the Delaware Trustee and the Owner Trustee (including forms of Certificates).*

5.1	—	Opinion of Dewey Ballantine LLP with respect to legality.*

8.1	—	Opinion of Dewey Ballantine LLP with respect to federal income tax matters.*

10.1	—	Form of Interest Rate Swap between the Trust and the Swap Counterparty.*

23.1	—	Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1).*

23.2	—	Consent of Dewey Ballantine LLP (included as part of Exhibit 8.1).*

24.1	—	Powers of Attorney.*

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (Incorporated by Reference to Exhibit 25 to the Co-Registrant’s Form 8-K filed on July 30, 2001, file no. 033-39027).

99.1	—	Form of Transfer and Servicing Agreement among the Depositor, the Servicer and the Trust.*

99.2	—	Form of Receivables Purchase Agreement between the Depositor and Ford Credit.*

99.3	—	Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*

*	Filed herewith.